     As filed with the Securities and Exchange Commission on February 11, 1997
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ------------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                   under the
                             SECURITIES ACT OF 1933

                          WESTERN COUNTRY CLUBS, INC.
                 (Name of small business issuer in its charter)

    Colorado                              5813                     84-1131343
    --------                              ----                     ----------
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)   Identification Number)

                          Western Country Clubs, Inc.
                             5218 Classen Boulevard
                            Oklahoma City, OK  73118
                                 (405) 848-0996
                 (Address and telephone number of principal
             executive offices and principal place of business)

                       ------------------------------

                               James E. Blacketer
                          Western Country Clubs, Inc.
                             5218 Classen Boulevard
                            Oklahoma City, OK  73118
                                 (405) 848-0996

          (Name, address and telephone number of agent for service)

                        Copies of all communications to:

A. Thomas Tenenbaum, Esq.                 Robert E. Altenbach, Esq.
D. Elizabeth Wills, Esq.                  Johnson & Montgomery
Brenman Bromberg & Tenenbaum, P.C.        One Buckhead Plaza
Mellon Financial Center                   3060 Peachtree Rd., N.W., Suite 400
1775 Sherman Street, Suite 1001           Atlanta, Georgia 30305
Denver, Colorado 80203                    (404) 262-1000
(303) 894-0234                            (404) 262-1222 FAX
(303) 839-1633 FAX


    APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE


================================================================================================
                                                                      Proposed
    Title of each                                        Proposed      maximum
      class of                            Amount         maximum      aggregate      Amount of
    securities to                           to be        offering     offering     registration
    be registered                        registered       price (1)    price (1)        fee
------------------------------------------------------------------------------------------------
 Series A Preferred Stock (2)                460,000   $     12.00  $ 5,520,000   $     1,673
------------------------------------------------------------------------------------------------
 Common Stock Underlying  Convertible      2,300,000   $         0  $         0             0
 Preferred Stock
------------------------------------------------------------------------------------------------
 Series A Warrants to Purchase Common      1,150,000   $      .125  $   143,750            44
 Stock (2)
------------------------------------------------------------------------------------------------
 Common Stock Underlying Class A
 Warrants                                  1,150,000   $      6.00  $ 6,900,000         2,091
 to Purchase Common Stock (3)
------------------------------------------------------------------------------------------------
 Common Stock (4)                            350,000   $      4.00  $ 1,400,000           424
------------------------------------------------------------------------------------------------
 Representative's Purchase Option                  1   $       100  $       100           Nil
------------------------------------------------------------------------------------------------
 Series A Preferred Common Stock              40,000   $         0  $         0             0
 included in Representative's Purchase
 Option
------------------------------------------------------------------------------------------------
 Representative's Warrants to Purchase
 Common Stock included in                    100,000   $         0  $         0             0
 Representative's Purchase Option
------------------------------------------------------------------------------------------------
 Common Stock Underlying
 Representative's Warrants to Purchase       100,000   $       .15       15,000             5
 Common Stock (3)
------------------------------------------------------------------------------------------------
 Total:                                                             $13,978,850   $     4,237
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(a) and (g).

(2) Includes 60,000 Shares of Preferred Stock and 150,000 Warrants that may be issued upon exercise of the Underwriters' over-allotment option.

(3) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants.

(4)      Shares registered on behalf of Selling Securityholders.


                        ------------------------------

                             CROSS REFERENCE SHEET

FORM SB-2
ITEM NO.                                                    SECTIONS IN PROSPECTUS
--------                                                    ----------------------
1        Front of Registration Statement and Outside
         Front Cover of Prospectus . . . . . . . . . .      Cover Page

2        Inside Front and Outside Back Cover Pages of
         Prospectus  . . . . . . . . . . . . . . . . .      Inside Front Cover Pages (i)(ii);
                                                            Table of Contents

3        Summary Information and Risk Factors  . . . .      Prospectus Summary; Risk Factors

4        Use of Proceeds . . . . . . . . . . . . . . .      Prospectus Summary; Use of Proceeds

5        Determination of Offering Price . . . . . . .      Cover Page; Underwriting

6        Dilution  . . . . . . . . . . . . . . . . . .      Not Applicable

7        Selling Security Holders  . . . . . . . . . .      Not Applicable

8        Plan of Distribution  . . . . . . . . . . . .      Prospectus Summary; Underwriting

9        Legal Proceedings . . . . . . . . . . . . . .      Not Applicable

10       Directors, Executive Officers, Promoters and
         Control Persons . . . . . . . . . . . . . . .      Management - Directors and Executive Officers

11       Security Ownership of Certain Beneficial
         Owners and Management . . . . . . . . . . . .      Principal Shareholders

12       Description of Securities . . . . . . . . . .      Description of Securities; Dividend Policy

13       Interest of Named Experts and Counsel . . . .      Experts

14       Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities     Statement as to Indemnification

15       Organization within Last Five Years . . . . .      The Company; Certain Relationships and Related
                                                            Transactions

16       Description of Business . . . . . . . . . . .      Prospectus Summary; Risk Factors; The Company

17       Management's Discussion and Analysis or Plan
         of Operation  . . . . . . . . . . . . . . . .      Management's Discussion and Analysis or Plan
                                                            of Operation

18       Description of Property . . . . . . . . . . .      The Company


19       Certain Relationships and Related
         Transactions. . . . . . . . . . . . . . . . .      Certain Relationships and Related Transactions

20        Market for Common Equity and Related
          Stockholder Matters . . . . . . . . . . . . .      Risk Factors

21        Executive Compensation  . . . . . . . . . . .      Management - Executive Compensation

22        Financial Statements  . . . . . . . . . . . .      Index to Financial Statements

23        Changes In and Disagreements With Accountants
          on Accounting and Financial Disclosure  . . .      Experts

24        Indemnification of Directors and Officers . .      Executive Compensation - Limitations on
                                                             Directors and Officers Liability

25        Other Expenses of Issuance and Distribution .      Other Expenses of Issuance and Distribution

26        Recent Sales of Unregistered Securities . . .      Recent Sales of Unregistered Securities

27        Exhibits  . . . . . . . . . . . . . . . . . .      Exhibits

28        Undertakings  . . . . . . . . . . . . . . . .      Undertakings

                                                           SUBJECT TO COMPLETION
                                                           FEBRUARY 11, 1997

PROSPECTUS

                          WESTERN COUNTRY CLUBS, INC.

         400,000 SHARES OF SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE
                             PREFERRED STOCK AND
               1,000,000 CLASS A COMMON STOCK PURCHASE WARRANTS

         This Prospectus relates to the offering (the "Offering") by Western Country Clubs, Inc. (the "Company") of 400,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock ("Series A Preferred Stock") and 1,000,000 Redeemable Series A Common Stock Purchase Warrants (the "Warrants"). The Series A Preferred Stock and Warrants may be purchased separately and will be transferable separately upon issuance.

         The initial public offering price of the Series A Preferred Stock and the Warrants and the initial exercise price and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and Argent Securities, Inc. (the "Representative"), as representative of the participating underwriters (the "Underwriters"). It is anticipated that the offering price of the Series A Preferred Stock will be $12.00 per share and the offering price of the Warrants will be $.125.

         Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $________(115% of the bid price of the Company's Common Stocks quoted on NASDAQ on the effective date) per share, subject to adjustment in certain events, at any time prior to _________, 199_. The Warrants are subject to redemption by the Company at $.125 per Warrant, at any time commencing ______, 1998 (twelve months from the date of this Prospectus) and prior to their expiration, on 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share (as defined on page __) of the Company's Common Stock has been as least $________(150% of the bid price for the Company's Common Stock on the effective date) for a period of at least five consecutive trading days ending within 10 days prior to the date upon which the notice of redemption is given. The Warrants will be exercisable until the close of the business day preceding the date fixed for redemption, if any. See Description of Securities - Series A Preferred Stock and - Class A Warrants.

         Prior to this offering, there has been no public market for the Series A Preferred Stock or Warrants. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "WCCI." On February 3, 1997, the closing high bid price for the Common Stock on NASDAQ was $1.50.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE RISK FACTORS.

         After completion of this Offering, the Company will amend this Prospectus to permit certain of its security holders to publicly offer and sell Common Stock. See Shares Eligible for Future Sale.

                        ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------------------

=====================================================================================================
                                                       Price to      Underwriting    Proceeds to the
                                                        Public        Discount (1)     Company (2)
-----------------------------------------------------------------------------------------------------
 Per Share . . . . . . . . . . . . . . . . . . .    $        12.00   $         1.20   $        10.80
-----------------------------------------------------------------------------------------------------
 Per Warrant . . . . . . . . . . . . . . . . . . .  $         .125   $        .0125   $        .1125
----------------------------------------------------------------------------------------------------
      TOTAL  . . . . . . . . . . . . . . . . . .    $    4,925,000   $      492,500   $    4,432,500
=====================================================================================================

                                                    Footnotes on following page.

                            ARGENT SECURITIES, INC.

         THE DATE OF THIS PROSPECTUS IS ______________________, 1997.

-----------------------

(1) The Company has also agreed to pay the Representative a non-accountable expense allowance equal to 3% of the total Price to Public for the Series A Preferred Stock and Warrants and to issue to the Representative and its designees for a nominal consideration warrants to purchase one share of the Company's Common Stock for each ten shares of Common Stock into which the Series A Preferred Stock are convertible. The warrants will be exercisable at a price equal to 120% of the Price to Public. The warrants to be issued to the Representative and the shares of Common Stock underlying such warrants have been registered under the Securities Act of 1933, as amended ("Securities Act"), by means of the Registration Statement of which this Prospectus is a part. Subject to certain limitations, upon exercise of each Warrant, which occurs after one year from the date of this Prospectus, the Company has also agreed to pay the Representative a commission equal to 10% of the exercise price of the Warrants. The Representative has a two year right of first refusal with respect to future public or private offerings for cash by the Company or any of its subsidiaries. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. See Underwriting.
(2) Before deducting expenses of the Offering payable by the Company estimated at $230,000, which excludes the non- accountable expense allowance described in Note (1) above, and assumes no exercise of the Underwriters' over- allotment option. See Use of Proceeds.
(3) The Company has granted to the Underwriters a 45-day option to purchase up to 60,000 additional shares of Series A Preferred Stock and 150,000 additional Warrants from the Company at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be $5,663,750, $566,375, and $5,097,375, respectively. See Underwriting.

         It is expected that the delivery of the Common Stock and Warrants will be made at the offices of the Representative on or about __________________ __, 1997.

The following language appears in red on the left side of the cover page. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN A STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THE SECURITIES OFFERED IN THIS OFFERING BY THE UNDERWRITERS ARE SUBJECT TO PRIOR SALE. THE UNDERWRITERS RESERVE THE RIGHT TO WITHDRAW, CANCEL OR MODIFY SUCH OFFER (WHICH MAY BE DONE ONLY BY FILING AN AMENDMENT TO THE REGISTRATION STATEMENT) AND TO REJECT ORDERS IN WHOLE OR IN PART FOR THE PURCHASE OF ANY OF THE COMPANY'S SECURITIES AND TO CANCEL ANY SALE EVEN AFTER THE PURCHASE PRICE HAS BEEN PAID IF SUCH SALE, IN THE OPINION OF THE UNDERWRITERS, WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD").

IN CONNECTION WITH THIS OFFERING, THE REPRESENTATIVE MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SHARES OF COMMON STOCK AND THE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

UNTIL ______________, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                               TABLE OF CONTENTS

     Summary . . . . . . . . . . . . . . . . .   3       Principal Shareholders . . . . . . . . . . . .  47
     The Offering  . . . . . . . . . . . . . .   3       Certain Relationships and Related
     Risk Factors . . . . . . . . . . . . . .    6       Transaction . . . . . . . . . . . . . . . . . . 49
     Use of Proceeds . . . . . . . . . . . . .  14       Description of Securities . . . . . . . . . . . 51
     Selected Financial Information  . . . . .  16       Underwriting  . . . . . . . . . . . . . . . . . 55
     Management's Discussion and                         Legal Matters . . . . . . . . . . . . . . . . . 57
     Analysis or Plan of Operations  . . . . .  17       Experts . . . . . . . . . . . . . . . . . . . . 57
     Unaudited Pro Forma Financial                       Shares Eligible for Future Sale . . . . . . . . 58
     Information. . . . . . . . . . . . . . . . 22       Additional Information  . . . . . . . . . . . . 59
     The Company . . . . . . . . . . . . . . .  29       Financial Statements
     Management  . . . . . . . . . . . . . . .  40
     Executive Compensation  . . . . . . . . .  44


                                    SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in Risk Factors.

THE COMPANY

         The Company currently operates four "country-western" theme nightclubs located in Indianapolis, Indiana; St. Louis, Missouri; Wichita, Kansas; and Tucson, Arizona (collectively, the "Clubs"). The Clubs located in Indianapolis, Indiana (the "Indy Club"), St. Louis, Missouri (the "St. Louis Club") and in Wichita, Kansas (the "Wichita Club") operate under the name InCahoots. The Tucson, Arizona club (the "Tucson Club") incorporates both country-western entertainment under the name Stampede and a beach club area under the name Acapulco Joe's. Each Club combines live entertainment, dancing, bar and food in a country-western atmosphere.

         The Company's principal corporate offices are presently located at 5218 Classen Boulevard, Oklahoma City, OK 73118 and its telephone number is
(405) 848-0996.

                                  THE OFFERING

Securities Offered  . . . . . . . . . . .   400,000 shares of Series A Preferred Stock and 1,000,000 Warrants.  Each
                                            share of Series A Preferred Stock is convertible into Common Stock at the rate of three to five shares, carries a cumulative 10% dividend rate and is redeemable by the Company under certain circumstances. Each Warrant entitles the holder thereof to purchase one share of Common Stock.  The Common Stock and the Warrants are separately tradeable and transferable.  See Description of Securities and Underwriting.

Offering Prices . . . . . . . . . . . . .   $12.00 per share of Series A Preferred Stock and $.125 per Warrant.

Common Stock Outstanding(1) . . . . . . .   3,634,721 shares

Series A Preferred Stock to
be Outstanding after the Offering . . . .   400,000 shares (460,000 shares if the over-allotment
                                            option is exercised)

Warrants to be Outstanding
after the Offering  . . . . . . . . . .     1,000,000 Warrants (1,150,000 if the over-allotment option is exercised)

Exercise Price of Warrants  . . . . . . .   $___(115% of the bid price of the Company's Common Stock on the effective date of this Registration Statement) per share, subject to adjustment in certain circumstances.  See Description of Securities - Warrants.

Expiration Date of Warrants . . . . . . .   _______, 2000 (three years after the date of this Prospectus.)

Redemption of  Warrants  .  . . . . . . .   Redeemable by the Company at any time after 12 months from the date of this
                                            Prospectus at a price of $.__  and prior to their expiration, upon not less than 30 days' prior written notice to the holders of Warrants, provided that the closing bid price per share of the Common Stock on the NASDAQ SmallCap
                                            Market  has been  at  least $____ (150% of the closing bid price of the
                                            Company's Common Stock on the effective date of this Registration Statement)
                                            for a period of five consecutive trading days ending on the tenth day prior to the date on which the Company gives notice of redemption.  See
                                            Description of Securities - Warrants.

Estimated net proceeds
to the Company(2) . . . . . . . . . . . .   $4,054,750

Use of Proceeds . . . . . . . . . . . . .   The Company intends to use the net proceeds of this Offering to retire existing debt, remodel its existing clubs, develop and acquire additional clubs and to increase working capital.  See Use of Proceeds and The Company.

Risk Factors  . . . . . . . . . . . . . .   An investment in the securities offered by this Prospectus involves a high degree of risk.  See Risk Factors and Dilution.

NASDAQ Symbols(3) . . . . . . . . . . . .   Common Stock:  WCCI
                                            Series A Preferred Stock:  WCCIP (Proposed)
                                            Warrants:  WCCIW (Proposed)

-----------------------

(1) Does not include: (i) up to 2,000,000 shares of Common Stock (2,300,000 shares if the over-allotment option is exercised) into which the shares of Series A Preferred Stock may be converted; (ii) up to 1,000,000 shares of Common Stock issuable upon exercise of the Warrants to be sold by the Company in this Offering (1,150,000 shares if the over-allotment option is exercised); and (iii) up to 300,000 shares of Common Stock issuable upon the exercise of the Representative's Purchase Option and the shares of Common Stock issuable upon exercise of the Warrants included in the Representative's Purchase Option.
(2) After deduction of the Underwriting Discount and expense allowance and additional offering expenses estimated at $230,000. Does not include any proceeds from the sale of the shares of Series A Preferred Stock or Warrants included in the over-allotment option.
(3) The continuation of quotations on NASDAQ is subject to certain conditions. The failure to meet these conditions may prevent the Company's securities from continuing to be quoted on NASDAQ. Failure to maintain continued quotations on NASDAQ may have an adverse effect on the market for the Company's securities. See Risk Factors.

OTHER SECURITIES BEING REGISTERED

         As a result of agreements of the Company, the Registration Statement of which this Prospectus is a part has registered for resale by certain persons an additional 350,000 shares of Common Stock. Each such person has agreed that they will not publicly offer, sell or otherwise dispose of, any of such shares of the Company's Common Stock for a period of six months after the date of this Prospectus. After the completion of this Offering, the Company will amend its Registration Statement and this Prospectus to permit such persons to publicly offer and sell such Common Stock. See Shares Eligible for Future Sale - Registered Securities.

                                  RISK FACTORS

         The securities offered hereby are speculative in nature and involve a high degree of risk. The shares of Series A Preferred Stock and Warrants should be purchased only by persons who can afford to lose their entire investment. Therefore, prior to making any purchase, each prospective investor should consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this Prospectus, including the information contained in the financial statements.

RISK OF DECLINING REVENUES AND PROFITS

         The Company's operations began in April 1993 when the Indy Club opened. The St. Louis Club opened in May 1994 and the Company purchased the Tucson Club in November 1994. The Company acquired the Wichita Club in 1996. Historically, the Clubs have shown significant declines in revenues and profitability. There can be no assurance that new management will be able to reverse this trend. The Company's operating and overhead expenses can be expected to increase significantly as more Clubs are acquired and operated. The Company's ability to achieve profits will depend on the revenues from the Clubs. There can be no assurance that the Company will be able to acquire or construct additional nightclubs, or that such additional clubs will increase the profitability of the Company. See The Company.

LACK OF SIGNIFICANT OPERATING HISTORY

         The Company is subject to many of the risks common to enterprises with a limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources and limited customers and revenues. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development and expansion of new businesses. See The Company.

PROPOSED EXPANSION;  NEED FOR ADDITIONAL FINANCING

         The Company intends to grow through the acquisition or construction of additional clubs. The Company anticipates that its existing capital resources, including the net proceeds from the Offering, will be adequate to satisfy its cash requirements for the next 12 months. Thereafter, the Company will be required to seek additional financing or curtail its expansion activities. The Company has no current commitments or arrangements for additional financing and there can be no assurance that additional financing will be available on acceptable terms, if at all. The Company currently is considering locations in Louisville, Kentucky; Houston, Texas; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Tampa Bay, Florida. The Company, however, does not have any commitments for any additional nightclubs, and there can be no assurance that new management will be successful in securing appropriate locations, facilities and financing for any additional clubs. Accordingly, new management will have wide discretion in the application of proceeds from this Offering. See Management's Discussion and Analysis or Plan of Operations and The Company.

NO ASSURANCE THAT ADDITIONAL CLUBS WILL BE SUCCESSFUL

         Although the Company intends to open, operate and manage additional nightclubs, the future success of the Company will be dependent on, among other things, market acceptance for the "country-western" nightclubs concept, the availability of suitable nightclub sites, negotiation of acceptable lease terms, timely development, construction or renovation of nightclubs, the hiring of skilled management and other personnel, the general ability to successfully manage growth (including monitoring nightclubs, controlling costs, and maintaining effective quality controls) and the availability of adequate financing. See The Company.

CHANGE IN MANAGEMENT

         The Company is substantially dependent upon the personal efforts and abilities of its senior management. Current management is new to the Company's operations, having replaced prior management following a change of control in late 1996. New management's ability to improve existing operations, to acquire new nightclubs and to achieve and maintain the Company's competitive position depends, in large part, on its ability to implement its policies. Although the Company's management has substantial experience in the nightclub industry, the Company's operations may be affected by management's lack of familiarity with historical operations, and the effect of new management's policies may not be immediately apparent. The loss of any of the Company's senior management personnel could adversely affect the Company. See Management.

GOVERNMENT REGULATION

         The nightclub business is subject to extensive federal, state and local governmental regulations, including regulations relating to alcoholic beverages control, public health and safety, zoning and fire codes. The failure to obtain or retain food, liquor or other licenses would adversely affect the operations of the nightclubs. Licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing, and inventory control, handling and storage. The Company and the nightclubs may be subject in certain states to "dram-shop" statutes, which generally provide that a person injured by an intoxicated person has the right to recover damages from an establishment which wrongfully served alcoholic beverages to the intoxicated person. See The Company - Government Regulation.

COMPETITION

         The nightclub industry is highly competitive with respect to price, service, theme, entertainment and location. There are numerous well established competitors in the areas in which the Clubs operate or intend to operate, possessing substantially greater financial, marketing, personnel and other resources than the Company. There can be no assurance that these well-established competitors will not locate additional nightclubs in close proximity to any of the Company's present Clubs or to proposed locations of future clubs. In addition, the nightclub business is often affected by changes in consumer tastes, spending habits, national, regional or local economic conditions, population and traffic patterns. These changes could adversely affect the Clubs, and therefore the Company. Furthermore, factors such as inflation, labor and benefits costs and the availability of experienced managers and hourly employees affect the service business in general and the Clubs in particular. See The Company - Competition.

DIVIDENDS

         While payment of dividends on the Company's Common Stock is in the discretion of the Board of Directors, there can be no assurance that dividends can or will ever be paid. Payments of dividends are contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions, and other factors which cannot now be predicted. The Company has never paid dividends and expects that future earnings, if any, will be used to finance growth. See Description of Securities - Dividend Policy.

COMPETING TRADEMARK USAGE; UNCERTAINTY OF TRADEMARK PROTECTION.

         The Company's trademarks, InCahoots and Stampede, are used by other competitors in other markets, including Southern California, Texas and Oklahoma. These competing uses may require the Company to negotiate license agreements with the competitors before using the InCahoots trademark in these markets and, in the absence of license agreements, will preclude the Company from using the trademarks in the markets. The Company may find it necessary to use other names for its nightclubs to enter these markets. Management does not believe that such limitations would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance, however, that these limitations will not cause the Company to pay license fees or avoid otherwise desirable markets and the limitations may complicate the Company's marketing efforts and result in claims of trademark infringement. The Company relies and will continue to rely on a combination of trade secret, copyright and trademark laws, non-disclosure and other arrangements to protect its proprietary rights. Despite the Company's efforts to protect its rights, unauthorized parties may attempt to use the Company's trademarks or to copy or obtain and use information that the Company regards as proprietary. There can be no assurance that the steps taken by the Company to protect its trademarks or proprietary information will prevent the misappropriation and the unauthorized use of the Company's trademarks or proprietary information and such protections may not preclude competitors from
developing confusingly similar marks.   See Business - Trademarks.

FLUCTUATIONS IN OPERATING RESULTS

         The Company's operations may fluctuate significantly as a result of the variations in patronage at the Clubs. Patronage is affected by, among other things, holiday seasons, weather and fluctuations in population (e.g. in a college town, the students often leave for the summer). See Management's Discussion and Analysis or Plan of Operations.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

         The Company's Articles of Incorporation provide that its directors shall not be liable for monetary damages to the Company's shareholders except as required by law. In addition, the Company's Bylaws provide indemnification to the Company's officers and directors to the fullest extent permitted by the Colorado Business Corporation Act. To the extent that shareholders are unable to prevail in actions for monetary damages against the Company's directors, their rights in this regard are limited in comparison to those where a corporation has elected not to include such a provision in its Articles of Incorporation. In addition, to the extent that the Company's officers and directors may seek indemnification from the Company, it may suffer a financial loss as a result of its obligation to pay such amounts (which may prove to be significant) to its officers or directors.

AUTHORIZED STOCK AVAILABLE FOR ISSUANCE BY THE COMPANY

         After the sale of the shares of Series A Preferred Stock and Warrants being offered hereby, the Company will have 3,634,721 shares of Common Stock outstanding, out of a total of 25,000,000 shares of Common Stock authorized for issuance, and 400,000 (460,000 if the over-allotment is exercised) shares of Series A Preferred Stock outstanding, out of a total of 10,000,000 shares of Preferred Stock authorized for future issuance under the Company's Articles of Incorporation. Each share of Series A Preferred Stock is convertible at the option of the holder into from three to five shares of Common Stock (a total of from 1,200,000 to 2,000,000 shares). The remaining shares of Common Stock and Preferred Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's shareholders. If issued below the then book value for the Company's Common Stock, the issuance of additional equity securities would be dilutive to the then shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. See Dilution and Description of Securities.

CONTROL BY PRESENT SHAREHOLDERS

         After giving effect to the sale of 400,000 shares of Series A Preferred Stock to be issued in this Offering, the present shareholders will control 100% of the outstanding shares of Common Stock of the Company, without giving effect to the exercise of the Series A Preferred Stock, the Warrants, other outstanding options and warrants or the Underwriters' over-allotment option. The Company's officers, directors and their affiliates will own approximately 32% of the outstanding Common Stock of the Company and will be able to substantially influence all matters requiring approval by the shareholders of the Company, including the election of directors. The Company does not provide for cumulative voting in the election of directors; hence, purchasers of the securities offered hereby should not expect to be able to elect any directors to the Company's Board of Directors.

SERIES A PREFERRED STOCK HAS NO VOTING RIGHTS

         The voting power of the Company is held by the holders of Common Stock. The holders of the Series A Preferred Stock being sold in this Offering may be invited to meetings of the Company's shareholders but will not be entitled to vote on matters for which a vote of shareholders is taken. Accordingly, actions may be taken by the shareholders without the consent of the holders of the Series A Preferred Stock even if those actions will affect the holders of the Series A Preferred Stock.

DETERMINATION OF OFFERING AND EXERCISE PRICES

         The offering prices of the shares of Series A Preferred Stock and Warrants and the exercise price of the Warrants were determined by negotiation between the Company and the Representative. In determining the prices, the Company and the Representative considered (among other things) estimates of the business potential of the Company, the management of the Company, the Company's plans for the expansion of its business base, the general condition of the securities markets and the amount of retained equity to the present shareholders. Prospective investors should not consider the offering prices of the shares of Series A Preferred Stock or the Warrants or the exercise price of the Warrants as necessarily indicative of the actual value of the shares of Series A Preferred Stock or Warrants. The offering prices of the shares of Series A Preferred Stock and Warrants and the exercise price of the Warrants do not bear any direct relationship to the Company's assets, book value, net worth or business potential, or to any other traditionally recognized criteria of value.

RESTRICTIONS ON EXERCISE OF WARRANTS; POSSIBLE REDEMPTION OF WARRANTS

         Investors purchasing shares of Series A Preferred Stock and Warrants in this Offering will not be able to exercise the Warrants unless at the time of exercise a post-effective amendment to this Registration Statement is current or a new registration statement registering the Common Stock issuable upon exercise of the Warrants is effective and such shares have been registered and/or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. The Company does not intend to advise holders of the Warrants of their inability to exercise the Warrants other than in response to a specific written inquiry to the Company. The value of the Warrants may be greatly reduced if a current registration statement covering the shares of Common Stock underlying the Warrants is not effective or if such Common Stock is not registered or exempt from registration in the states in which the holders of the Warrants reside. The Warrants are subject to redemption by the Company on 30 days prior written notice at $____ per share provided that the closing bid price for the Company's Common Stock has been at least $____(150% of the closing bid price of the Company's Common Stock on the date of effectiveness of this Registration Statement) for at least five consecutive trading days ending within ten days prior to the date of the notice of redemption. If the Warrants are redeemed, Warrantholders will lose their right to exercise the Warrants except during such 30 day redemption period. See Description of Securities - Warrants.

SHARES ELIGIBLE FOR FUTURE SALE

         Of the 3,634,721 shares of the Company's Common Stock presently issued and outstanding, approximately 2,234,600 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended. Of this amount, 350,000 shares have been registered for sale under the Registration Statement of which this Prospectus is a part, and will be eligible for sale commencing six months after the date of this Prospectus. Sales of substantial amounts of shares by shareholders after such six month period pursuant to this Prospectus or sales made pursuant to Rule 144 or otherwise could adversely affect the market price of the Company's securities and make it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate. The Company is unable to predict the effect that sales made after such six month period or Rule 144 or otherwise may have on the then prevailing market price of the Common Stock. Nonetheless, the possibility exists that the sale of these shares may have a depressive effect on the prices of the Company's Common Stock, Series A Preferred Stock and Warrants. See Description of Securities.

NO PRIOR PUBLIC MARKET FOR SERIES A PREFERRED STOCK AND WARRANTS; POSSIBLE VOLATILITY OF PRICE OF SHARES OF COMMON STOCK


         The prices of securities of publicly traded corporations tend to fluctuate widely. It can be expected, therefore, that if and when trading commences in the Company's Series A Preferred Stock and Warrants, there may be wide fluctuations in price. There has been no prior public market for the Series A Preferred Stock or Warrants and despite the present listing of the Company's Common Stock on NASDAQ, there is no assurance that a market will develop in the Series A Preferred Stock and/or Warrants or be sustained. The lack of a current market for the Series A Preferred Stock and Warrants, fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market prices for the Series A Preferred Stock and the Warrants. See Underwriting.

NASDAQ MAINTENANCE REQUIREMENTS AND EFFECTS OF POSSIBLE DELISTING

         Although the Company's Series A Preferred Stock and Warrants have been approved for initial listing on the NASDAQ Small-Cap Market upon notice of issuance of such securities, the Company must continue to meet certain maintenance requirements in order for such securities to continue to be listed on NASDAQ. Further, the Company must meet such maintenance requirements for the Company to be able to list the Company's Common Stock and Warrants on NASDAQ at such time as they are separately tradeable and transferable. NASDAQ recently announced that it intended to propose new entry and maintenance requirements for companies traded on the NASDAQ Small-Cap Market, including increased financial standards and requiring the companies to have at least two independent directors and an audit committee, a majority of which are independent directors. There can be no assurance that the Company will be able to meet such new proposals if such new proposals are adopted. If the Company's securities are delisted from NASDAQ, this could restrict investors' interest in the Company's securities and could materially and adversely affect the trading market and prices for such securities. In addition, if the Company's securities are delisted from NASDAQ, and if the Company's net tangible assets do not exceed $2 million, and if the Company's Common Stock and/or Series A Preferred Stock is trading for less than $5.00 per share, then the Company's Common Stock, Series A Preferred Stock and Warrants would each be considered a "penny stock" under federal securities law. Additional regulatory requirements apply to trading by broker-dealers of penny stocks which could result in the loss of effective trading markets, if any, for the Company's Common Stock, Series A Preferred Stock and Warrants.

REPRESENTATIVE'S PURCHASE OPTION

         Upon successful completion of this Offering, the Company will sell to the Representative and its designees, for a nominal cost, an option to purchase up to 40,000 shares of Series A Preferred Stock and Warrants to purchase 100,000 shares of Common Stock. The Representative's Purchase Option will be exercisable for a four year period, commencing 12 months from the date of this Prospectus and ending 48 months thereafter, at an exercise price equal to 120% of the public offering price of the shares of Common Stock. The Representative will be given the opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution of the interest of stockholders. Furthermore, the Company will give certain registration rights with regard to the Common Stock issuable upon exercise of the warrants and such registration could result in substantial expense to the Company. See Underwriting.

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the Company's future economic performance.
The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) the ability of the Company to locate additional locations for its nightclubs and obtain liquor licenses related thereto, (ii) the ability of the Company to generate interest in, attract and retain customers for its clubs, (iii) the ability of the Company to generate sufficient revenue to operate and expand on its base of nightclubs, (iv) the ability of the Company to recruit and retain quality management and (v) the ability of the Company to acquire additional profitable operating clubs.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company's Clubs will continue to produce sufficient revenues, that there will be no material adverse competitive change in condition in the Company's business, that patronage at the Company's

Clubs will significantly increase, that the Company's forecasts accurately anticipate market demand, and that there will be no material adverse change in the Company's operations, business or governmental regulation affecting the Company or its business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the Risk Factors section of this Prospectus, there are a number of other risks inherent in the Company's business and operations which could cause the Company's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also materially adversely affect the Company's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved See Management's Discussion and Analysis of Financial Condition or Plan of Operations, Use of Proceeds and The Company.

                                USE OF PROCEEDS

         Assuming an offering price of $12.00 per share of Series A Preferred Stock and 1,000,000 Warrants at $.125 per Warrant, the net proceeds to the Company after deduction of the underwriting discount (10%) and estimated expenses of the offering, including the Representative's nonaccountable expense allowance, will be approximately $4,054,750. The net proceeds are anticipated to be used as follows:

         Repayment of debt(1)                             $  520,000
         Remodeling and expansion of
                 existing clubs                              250,000
         Development and/or acquisition
                 of additional clubs                       2,854,750
         Working capital                                     430,000
                                                          ----------
                                                          $4,054,750
                                                          ==========

--------------

(1) Represents (i) note payable to a bank in the amount of $275,742, due February 19, 1997, bearing interest at 6.36% per annum; (ii) a note payable to a former Director, in the amount of $100,000, due on demand, bearing interest at a rate of 12% per annum; (iii) note payable by the Wichita Club to a mortgage company in the amount of $73,501, bearing interest at a rate of 18% per annum, due November, 1997; (iv) notes payable to the shareholders of the Wichita Club in the aggregate amount of $10,000, bearing interest at 18% per annum, due July, 1997, including accrued interest; and (v) notes payable to limited partners of the Wichita Club, in the aggregate amount of $42,000, bearing interest at 10% per annum, originally due in March, 1995, and subsequently extended, including accrued interest.

         The allocation of the net proceeds from this Offering set forth above represents the Company's best estimate based on its present plans and certain assumptions regarding general economic and industry conditions and the Company's anticipated future revenues and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds from working capital to other of the above-described categories. The Company anticipates, based on its current proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for the next 12 months, although the Company may incur operating losses and significant capital expenses during that
period.   The Company's cash requirements beyond the 12 month period will depend on many factors, including (but not limited to) the Company's cash flow from operations, the length of time it may take for the Company to select additional locations for nightclubs and build and open such new clubs, the market acceptance of its Clubs, and the response of competitors who may open similar theme nightclubs in locations in which the Company's Clubs are located. To the extent that the funds generated by this Offering are insufficient to fund the Company's activities in the short or long term, the Company may need to raise additional debt or equity through public or private financings. The Company has no commitment for any such financing, and there can be no assurance that any additional financing will be available to the Company, when needed, and on reasonable terms. See Risk Factors.

         If the over-allotment option is exercised (of which there can be no assurance), the Company will receive additional net proceeds of approximately $642,713. Any proceeds received from the exercise of the over-allotment option will be added to working capital.

         The amounts set forth above merely indicate the proposed use of proceeds, and the actual expenditures may vary substantially from the estimates. None of the items set forth in the foregoing table should be considered as a firm commitment by the Company.

         To the extent that the net proceeds are not used immediately, the Company will invest such net proceeds in short-term government securities.

                         SELECTED FINANCIAL INFORMATION

         The following selected financial data should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus. The consolidated statement of operations data for the years ended December 31, 1995 and 1994, are derived from and should be read in conjunction with the consolidated financial statements of the Company and notes thereto audited by Causey, Demgen & Moore Inc. independent auditors.

         The selected financial data as of and for the nine months ended September 30, 1995 and 1996, are derived from the unaudited financial statements of the Company, which, in the opinion of the Company reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for the nine months ended September 30, 1995 and 1996, which are not necessarily indicative of the results for a full year.

Statement of Operational Data:

                                                                                  Nine Months
                                                  Years Ended December 31,     Ended September 30,
                                                ---------------------------    -------------------
                                                                                    (Unaudited)
                                                                                    ---------
                                                    1995          1994          1996           1995
                                                    ----          ----          ----           ----
Revenues                                        $ 8,508,058    $ 6,305,935   $ 5,511,470    $ 6,398,138

Operating expenses                              $ 8,166,747    $ 6,065,344   $ 5,588,965    $ 5,898,899
Net income (loss) before
extraordinary items                             $  (211,233)   $    50,573   $   (67,542)   $   244,651
Net income (loss) per common share
  before extraordinary items                    $      (.07)   $       .02   $      (.02)   $       .08
Weighted average common
  shares outstanding:                             3,161,000      3,182,000     3,136,000      3,184,000

Balance Sheet Data:                              Dec. 31, 1995       September 30, 1996      September 30, 1996
                                              -------------------    ------------------      ------------------
                                                                        (Unaudited)           (As Adjusted(1))
Working capital (deficit)                       $     (640,215)       $      (89,739)      $    3,666,783
Total assets                                    $    6,009,143        $    5,628,923       $    9,735,536
Long-term liabilities                           $      705,074        $      499,492       $      514,299
Stockholders' equity                            $    3,568,628        $    3,971,673       $    8,113,454

-------------------

(1) Adjusted to give effect to (i) the sale by the Company of the 400,000 shares of Series A Preferred Stock at an assumed offering price of $12.00 per share and of the 1,000,000 Warrants and application of $4,054,750 of the net proceeds and (ii) the acquisition of 100% of the Common Stock of EWI in exchange for 400,000 shares of the Company's Common Stock and the assumption of notes payable of $150,000.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the financial statements and accompanying notes thereto and the other sections contained in the Prospectus.

OVERVIEW

         The Company began operations in 1993 with the Indy Club. It opened the St. Louis Club in April 1994, acquired the Tuscon Club in November 1994, and acquired the Wichita Club in December 1996. The Company's financial results are significantly affected by the number of Clubs operating during a given period, by the relatively small number of Clubs and the proportionately greater effect of a single Club upon Company-wide performance, and by the volatility of Club- level financial performance in the early stages of a Club's operations. For these reasons, period-to-period comparisons of the Company's financial results may not be a reliable indicator of future performance.

         A change in control (and resulting changes in senior management) in late 1996 will also significantly affect the Company's financial results as a result of substantial differences in management strategies. See The Company - Plan of Operations.

LIQUIDITY AND CAPITAL RESOURCES

         During the nine months ended September 30, 1996, the Company generated $603,308 in cash flows from operations compared to $875,654 from operations for the nine months ended September 30, 1995. The decrease in cash flows for the nine months ended September 30, 1996, is primarily due to the decrease in revenues experienced by the Company during the period. Total revenues for the quarter ended September 30, 1996 were $1,615,456, down $77,161 from the total revenue of $1,692,617 reported for the quarter ended September 30, 1995. The impact of the decrease in revenue results in a net loss of ($37,186) for the quarter ended September 30, 1996, as compared to net income of $1,483 reported for the quarter ended September 30, 1995.

         As of September 30, 1996, the Company had cash of $186,509, which was generated from operating activities and financial activities and prior period partner contributions. Cash for the nine months ended September 30, 1996, decreased $37,330 from cash of $223,839 reported at December 31, 1995. Net cash provided from operations of $603,308 was primarily generated from depreciation and amortization expense of $465,496, and Common Stock issued for services of $165,000 for the nine months ended September 30, 1996. Other cash flow operating items made up the remainder. Proceeds from the sale of Common Stock of $238,000 resulted from the Company's sale of 95,200 shares of common stock during the nine months ended September 30, 1996. Further the Company borrowed $100,000 from the Company's former president during the nine months ended September 30, 1996. The $100,000 was repaid prior to September 30,

1996. Repayment of notes payable of $1,099,522 included: $393,000 repaid to International Entertainment Consultants, Inc. a Company owned by a relative of the Company's former president; $100,000 to Lowrie Management, a company owned by the Company's president; $152,868 to Colonial Bank on monies borrowed for the Company; $31,432 to Dulaney Bank holder of the first mortgage on the Indy Club; $22,222 to Expo Bowl holder on the second mortgage for the Indy Club and $300,000 to extinguish the covenant not to compete related to the purchase of the Tucson Club. See Consolidated Statement of Cash Flows.

         The Company has and is aggressively looking toward expanding its operations in the future. Potential club locations are being considered in both the Midwestern and Southwestern sections of the country. This growth strategy will dictate how funds will be spent through the next quarter and the year beyond. Additional nightclubs may be financed through the formation of limited partnerships, internal funding, bank financing or private and/or public equity or debt offerings, or a combination of the foregoing. The Company may also purchase existing clubs through transactions involving the issuance of the Company's stock and/or cash. During the quarter ended June 30, 1995, the Company acquired a 50% interest in a partnership, Cowboys Concert Hall/Atlanta, Ltd. (the "Atlanta Partnership"). On June 30, 1995, the Company made a substantial loan to the Atlanta Partnership so that the Atlanta Partnership could acquire a country western nightclub in Atlanta, Georgia (the "Atlanta Club"). However, the Company has now written off its investment in the Atlanta Partnership. During the quarter ended December 31, 1994, the Company purchased the Tucson Club, an existing country western club. The Tucson Club was purchased with the proceeds from the public offering of May 9, 1994, for $1,000,000 in cash and a $700,000 non-compete agreement.

         Pre-opening expenses for the Tucson Club were incurred during the renovation of the facility from July 18 through September 27, 1995, and are reported as an asset. This asset is being written off against income during the first year of operations and was fully amortized in the quarter ended September 30, 1996. Pre-opening expenses for the Indy and St. Louis Clubs were incurred prior to the start of club operations and were reported as an asset. This asset was written off against income during the first year of operations, and was fully amortized in the quarter ended June 30, 1995.

         Property and equipment is primarily made up of assets required to open and operate the Tucson, Indy and St. Louis Clubs, and include additions and improvements made during the Tucson Club renovation in the quarter ended September 30, 1995. Leasehold improvements total $2,605,709; equipment, furniture and fixtures $980,633; land and buildings $860,900 and parking lot improvements of $119,989. The improvements were financed with long-term borrowings, partnership capital and proceeds from the Company's public offering.

         Property and equipment, detailed by club is as follows:

 Facility             Leasehold             Equipment, Furniture         Land, Buildings and
 --------             ---------             --------------------         -------------------
                     Improvements                 and Fixtures                 Parking Lot
                     ------------                 ------------                 -----------
 Home Office          $      3,500                 $   10,325

 Indianapolis         $    605,435                 $  318,863                  $  980,889

 Tucson               $    677,754                 $  365,657

 St. Louis            $  1,319,020                 $  285,788
                      ------------                 ----------                  ----------

                      $  2,605,709                 $  980,633                  $  980,889
                      ============                 ==========                  ==========

         The Company has recorded a deferred tax asset of $290,000 at September 30, 1996, representing temporary differences of approximately $748,000 between book income and taxable income. The reversal of existing temporary differences would allow approximately $42,000 of deferred taxes to be recovered as a carryback against prior years taxes paid. Realization of the remaining $248,000 deferred tax asset is dependant upon the Company generating sufficient taxable income to offset the additional future tax deductions. Average annual taxable income necessary for the next 15 years to realize the deferred tax asset amounts to approximately $83,000. Although realization of the deferred tax asset is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized because the pro forma net income before provision for income taxes would have been $308,266 for the year ended December 31, 1995, if the Company had not owned a 50% interest in the Atlanta Club for nine months during 1995.

MATERIAL CHANGES IN THE RESULTS OF OPERATIONS

         The Company's revenue stream started in April 1993 with the opening of the Indy Club, its first country western club. Total revenues from operations from the Indy Club amounted to $460,972 for the three months ended September 30, 1996. This represents a 13.5% decrease in revenue from operations of $532,888 for the three months ended September 30, 1995. The Company's second country western club, the St. Louis Club, opened May 18, 1994, and its third country western club, the Tucson Club, was purchased and commenced Company operations on November 1, 1994. Total revenues from operations for the St. Louis and Tucson Clubs amounted to $798,435 and $355,245, respectively, for the three months ended September 30, 1996. This represents a 11.5% decrease in revenue from operations of $902,344 for the St. Louis Club and a 63.7% increase in revenue from operations of $216,967 for the Tucson Club for the three months
ended September 30, 1995.   During the three months ended September 30, 1995,
the Tucson Club was closed for renovations from July 18 to September 27, or 66 days of the quarter.

         Total revenues from operations from the Indy Club amounted to $1,471,276 for the nine months ended September 30, 1996. This represents a 18.9% decrease in revenue from operations of $1,813,109 for the nine months ended September 30, 1995. Total revenues from operations for the St. Louis and Tucson Clubs amounted to $2,630,015 and $1,399,396, respectively, for the nine months ended September 30, 1996. This represents an 9.7% decrease in revenue from operations of $2,912,995 for the St. Louis Club and a 9.3% decrease in revenue from operations of $1,543,378 for the Tucson Club from the nine months ended September 30, 1995.

         The 1996 average monthly revenue generated by the Indy Club was $163,475; average monthly revenue generated from operations for 1995 was $187,460; the average monthly revenue from operations in 1994 was $275,104 and the average monthly revenue for the eight and one-half months of operations in 1993 was $356,627. Average monthly revenues were higher in 1993 because the Company initiated an extensive nine week advertising and promotion program for the Indy Club, which was highly successful prior to the start of club operations. Average monthly revenues were higher in 1994 verses those for 1995 and 1996 because club management has been unable to increase overall general attendance at a time when country western popularity was declining in Indianapolis. The Company's St. Louis Club generated revenues form operations of $3,843,062 for 1995 and $2,400,548 for seven and one-half months of operation ended December 31, 1994. Average monthly revenues for the nine months ended September 30, 1996, were $292,224 and for 1995 and 1994 $320,255 and $320,073 respectively. The Company's Tucson Club generated revenues from operations of $2,257,848 for 1995 and $538,947 for the two months of operations in November and December 1994. Average monthly revenue for the nine months ended September 30, 1996, were $155,488 and for 1995, $188,154 and for the two months of operations in 1994 $269,473.

         The quarter's consolidated revenue of $1,615,456 represents beverage and food sales, admission fees and other income. Of the consolidated revenue for the quarter, 28.5% represents revenue from the Indy Club. The St. Louis and Tucson Clubs generated revenues of 49.4% and 22% respectively, for the three months ended September 30, 1996. Total revenue for the three months ended September 30, 1996, decreased $77,161 or 4.6% from total revenue reported for the quarter ended September 30, 1995.

         The nine month period consolidated revenue of $5,511,470 represents beverage and food sales, admission fees, and other income. Of the consolidated revenue for the nine month period, 26.7% represents revenue from the Indy Club. The St. Louis and Tucson Clubs generated revenues of 47.7% and 25.4%, respectively, for the nine months ended September 30, 1996. Total revenue for the nine months ended September 30, 1996, decreased $886,668 or 13.9% from total revenue reported for the nine months ended September 30, 1995.

         The Company's consolidated net loss before provision for taxes and minority interest and extraordinary item of $(154,297) for the three months ended September 30, 1996, represents a decrease from the net income before provision for taxes, minority interest and extraordinary item of $71,282 for the three months ended September 30, 1995. The Company believes that the net loss of $(37,186) for the three months ended September 30, 1996 as compared to the net income of $45 for the nine months ended September 30, 1996 is due primarily non-recurring compensation expense of $112,500 in the quarter ended September 30, 1996, resulting from stock and stock option transactions involving Troy H. Lowrie, the then President and Chief Executive Officer of the Company, and two consultants, as well as the seasonality of the Company's business as the summer months traditionally are slower months for the nightclub business.

         The Company's consolidated net income before provision for income taxes, minority interest and extraordinary item of $(77,495) for the nine months ended September 30, 1996, represents a decrease of 115.5% from the net income before provision for taxes, minority interest and extraordinary item of $499,239 for the nine months ended September 30, 1995.

         For the twelve months ended December 31, 1995, the Company's consolidated income before taxes, minority interest and equity in partnership increased to $341,311 as compared to $240,591 for the twelve months ended in December 31, 1994, and a loss of $(236,374) for the period ended December 31, 1993. The increase in income in 1995 was primarily due to the Company's St. Louis and Tucson Clubs operating for the full twelve months of that year.

         The decrease in cost of products and services and general and administrative expenses for the three months and nine months ended September 30, 1996, represent reductions in the cost of operations effected by management as a result of the decreases in revenues for the period. While the Company experienced an increase in general and administrative and depreciated expenses for the twelve months ended December 31, 1995, those expenses represent facility and promotion costs for the St. Louis Club and similar costs for the Tucson Club for the full twelve months of 1995. For the twelve months ended December 31, 1994, general and administrative and depreciation costs incurred by the Company were much lower. The Company incurred facility and promotion costs for the St. Louis Club for only seven and one-half months of the period and similar costs for the Tucson Club for two months of the period.

         The decrease in depreciation and amortization expenses for the three and nine months ended September 30, 1996, represents a reduction in amortization of pre-opening expenses for the St Louis and Indy Clubs which were written off against income during the first year of operations and fully amortized in the quarter ended June 30, 1995.

         Other partners' and shareholders' interests in net income of consolidated subsidiaries represents income attributable to limited partners interests in WCC I, Ltd., and are treated as a reduction to income for the Company's consolidated statement. Decreases in the amount for the quarter ended September 30, 1996, are related to the decrease in revenues experienced by the Company. The Company originally had a 49% interest in the profits of WCC I, Ltd. and had accounted for its interest in this partnership on a consolidated basis. On October 7, 1994, the Company consummated an offer to acquire an additional 31% interest in the profits of WCC I, Ltd. As a result of the acquisition, the Company presently has an 80% interest in WCC I, Ltd. Other partners and shareholders interests in net income of consolidated subsidiaries represents the income attributable to those remaining limited partners, whose holdings represent 20% of WCC I, Ltd.

                        UNAUDITED PRO FORMA INFORMATION

         Entertainment Wichita, Inc. ("EWI") is the general partner of In Cahoots, Limited Partnership ("In Cahoots"). Through September 30, 1996, EWI owned a 1% interest in the profits and losses of In Cahoots. On October 1, 1996, limited partners of In Cahoots owning an aggregate 79% limited partnership interest, exchanged these partnership interests for an aggregate of 36,800 shares of common stock of EWI and the assumption of $150,000 of debt related to a previous acquisition of limited partnership interests by another party.

         Western Country Clubs, Inc. (the "Company"), EWI and WCCI Acquisition Corporation ("Merger Sub") have entered into an Agreement and Plan of Merger whereby EWI would become a 100% owned subsidiary of the Company by merger with Merger Sub. On December 16, 1996, the Company issued 400,000 shares of its common stock and assumed $150,000 of notes owed to former limited partners of In Cahoots in exchange for all of the outstanding common shares of EWI.

         The following unaudited pro forma consolidated balance sheet as of September 30, 1996, gives effect to the above transactions as though they were consummated on September 30, 1996. The financial statements shown as EWI on the attached pro forma balance sheet are the pro forma consolidated financial statements of EWI and In Cahoots. The statements of operations assume the above transactions had occurred at the beginning of the periods presented.

         The exchange of partnership interests of In Cahoots for shares of common stock of EWI and the assumption of certain notes payable has been treated as a reverse acquisition of EWI by the Partnership using purchase accounting and the acquisition of minority interests resulting in the recognition of goodwill in the amount of $62,945.

         The Agreement and Plan of Merger has also been treated as a transaction between entities under common control and therefore the consolidated assets and liabilities of EWI are carried over at historical cost.

                         WESTERN COUNTRY CLUBS, INC.

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             SEPTEMBER 30, 1996


                                                                            EWI              PRO FORMA
                                                        WESTERN          PRO FORMA         ADJUSTMENTS        PRO FORMA
                                                      ----------         ---------         ------------ -     --------
                  ASSETS
                  ------
Current assets:
 Cash                                                 $  186,509         $   46,036        $                  $   232,545
 Accounts receivable                                     104,771             45,828                               150,599
 Notes receivable - Cowboys                              100,000                  -                               100,000
 Inventories                                              84,599             29,773                               114,372
 Prepaid expenses                                         99,777              6,633                               106,410
 Pre-opening expenses                                     13,068                  -                                13,068
 Deferred income taxes                                   154,000                  -                               154,000
 Refundable income taxes                                 109,975                  -                               109,975
                                                      ----------         ----------        --------------     -----------
  Total current assets                                   852,699            128,270                               980,969


Property and equipment:
 Land and improvements                                   224,989                  -                               224,989
 Building and improvements                               755,900             73,297                               829,197
 Leasehold improvements                                2,605,709            176,536                             2,782,245
 Furniture, fixtures and
  equipment                                              980,633            263,699                             1,244,332
                                                      ----------         ----------        --------------     -----------

                                                       4,567,231            513,532                             5,080,763

Less accumulated depreci-
 ation and amortization                               (1,037,694)          (132,884)                           (1,170,578)
                                                      ----------         ----------        --------------     -----------
                                                       3,529,537            380,648                             3,910,185
Other assets:
 Deferred income taxes                                   136,000                  -                               136,000
 Goodwill, net of amortization                           507,184             62,945                               570,129
 Covenant not to compete, net of
 amortization                                            480,476                  -                               480,476

 Deposits and other                                      123,027                  -                               123,027
                                                      ----------         ----------        --------------     -----------

  Total other assets                                   1,246,687             62,945                             1,309,632
                                                      ----------         ----------        --------------     -----------

                                                      $5,628,923         $  571,863        $                  $ 6,200,786
                                                      ==========         ==========        ==============     ===========

                          WESTERN COUNTRY CLUBS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996


                                                                            EWI           PRO FORMA
                                                         WESTERN         PRO FORMA       ADJUSTMENTS      PRO FORMA
                                                      ----------         ---------       -----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Accounts payable                                     $  116,420         $   48,639       $               $  165,059
 Notes payable                                           300,035            200,000                          500,035
 Income taxes payable                                     94,400                239                           94,639
 Accrued expenses                                        353,500             82,328                          435,828
 Current portion of long-
  term debt                                               78,083             95,292                          173,375
                                                      ----------         ----------       ----------      ----------
                                                         942,438            426,498                        1,368,936

Long-term debt                                           499,492             14,807                          514,299

Equity interest of other partners
in consolidated subsidiaries                             215,320             43,527                          258,847

Stockholders' equity:
  Preferred stock, $.10 par value;
   10,000,000 shares authorized,
   none issued and outstanding
  Common stock, $.01 par value; 25,000,000
   shares authorized, 3,119,921 (Western),
   400,000 (EWI) and 3,519,921
   (Pro Forma) shares issued and outstanding              31,199             85,379          (81,379)         35,199
 Additional paid-in capital                            4,183,986                  -           83,031       4,267,017
 Retained earnings (deficit)                            (243,512)             1,652           (1,652)       (243,512)
                                                      ----------         ----------       ----------      ----------

                                                       3,971,673             87,031               -        4,058,704
                                                      ----------         ----------       ----------      ----------

                                                      $5,628,923         $  571,863       $       -       $6,200,786
                                                      ==========         ==========       ===========     ==========

                          WESTERN COUNTRY CLUBS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                         WESTERN            EWI             PRO FORMA
                                                      HISTORICAL         PRO FORMA         ADJUSTMENTS        PRO FORMA
                                                      ----------         ---------         -----------        ----------
Revenues:
  Beverage and food sales                             $5,878,502         $1,616,741        $                  $ 7,495,243
  Admission fees                                       1,986,847            735,881                             2,722,728
  Other revenue                                          642,709             67,133                               709,842
                                                      ----------         ----------                           -----------

     Total revenues                                    8,508,058          2,419,755                            10,927,813


Costs and expenses:
  Cost of products and services                        2,349,097            811,945                             3,161,042
  Depreciation and amortization                          642,812             65,212                               708,024
  Interest                                               137,059             46,002                               183,061
  General and administrative
   expense                                             4,909,189          1,104,554                             6,013,743

  Consulting fees - related parties                       11,400            127,005                               138,405
  Rent - related parties                                       -            157,011                               157,011
  Merger expenses                                        117,190                  -                               117,190
                                                      ----------  --     ----------        -----------        -----------

     Total costs and expenses                          8,166,747          2,311,729                            10,478,476
                                                      ----------         ----------        -----------        -----------

Income before taxes, minority
  interest and equity in loss of
  partnership                                            341,311            108,026                               449,337

Provision (benefit) for income
  taxes:
     Current                                             183,660             31,400                               215,060
     Deferred                                            (50,000)             9,300                               (40,700)
                                                      ----------         ----------        -----------        -----------

     Total provision for income
      taxes                                              133,660             40,700                               174,360
                                                      ----------         ----------        -----------        -----------

Income before minority interest and
  equity in loss of partnership                          207,651             67,326                               274,977

Other partners' and shareholders'
  interests in net income of consoli-
  dated subsidiaries, net of income tax
  benefit                                                (20,587)           (13,460)                              (34,047)

Equity in loss of partnership, net of
  income tax benefit                                    (123,676)                 -                              (123,676)

Write off of investment in partnership,
  net of income tax benefit                             (274,621)                 -                              (274,621)
                                                      ----------  --     ----------        -----------        -----------

Net income (loss)                                     $ (211,233)        $   53,866        $                  $  (157,367)
                                                      ==========         ==========        ===========        ===========

Net income (loss) per common
  share                                               $     (.07)        $      .13                           $      (.04)
                                                      ==========         ==========                           ===========

Weighted average common
  shares outstanding                                   3,161,000            400,000                             3,561,000
                                                      ==========         ==========                           ===========

                          WESTERN COUNTRY CLUBS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                        WESTERN               EWI           PRO FORMA
                                                      HISTORICAL           PRO FORMA       ADJUSTMENTS       PRO FORMA
                                                      ----------         -------------     -----------      ----------
Revenues:
  Beverage and food sales                             $3,544,385          $  957,951       $                $4,502,336
  Admission fees and other revenue                     1,967,085             492,570                         2,459,655
                                                      ----------          ----------       -------------    ----------

   Total revenues                                      5,511,470           1,450,521                         6,961,991

Costs and expenses:
  Cost of products and services                        1,623,473             445,184                         2,068,657
  Depreciation and amortization                          465,496              38,363                           503,859
  Interest                                               109,425              25,681                           135,106
  Management fees - related party                              -              73,685                            73,685
  Rent - related party                                         -             112,500                           112,500
  General and administrative
   expense                                             3,390,571             690,256                         4,080,827
                                                      ----------          ----------       -------------    ----------

     Total costs and
       expenses                                        5,588,965           1,385,669                         6,974,634
                                                      ----------          ----------       -------------    ----------

Income (loss) before taxes, minority
  interest and extraordinary item                        (77,495)             64,852                           (12,643)

Provision (benefit) for income
  taxes                                                  (26,481)             24,190                            (2,291)
                                                      ----------          ----------       -------------    ----------

Income (loss) before minority interest                   (51,014)             40,662                           (10,352)

Other partners' interest in net
  income of consolidated subsidiaries,
  net of income tax provision                             16,528               8,132                            24,660
                                                      ----------          ----------       -------------    ----------

Income (loss) before extraordinary
  item                                                   (67,542)             32,530                           (35,012)

Extraordinary item:
  Gain on extinguishment of debt,
   net of income tax provision                            67,587                   -                            67,587
                                                      ----------          ----------       -------------    ----------

Net income                                            $       45          $   32,530       $                $   32,575
                                                      ==========          ==========       =============    ==========

Net income (loss) per share before
  extraordinary item                                  $    (.02)          $      .08                        $     (.01)

Extraordinary gain                                          .02                    -                               .02
                                                      ----------          ----------       -------------    ----------

Net income per common share                           $       *           $      .08                        $      .01
                                                      ==========          ==========       =============    ==========

Weighted average common
  shares outstanding                                   3,136,000             400,000                         3,536,000
                                                      ==========          ==========       =============    ==========

*  less than .01 per share

                          WESTERN COUNTRY CLUBS, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                               SEPTEMBER 30, 1996

The pro forma adjustments assume 400,000 shares of common stock of Western were issued in exchange for the currently outstanding shares of common stock of EWI at the beginning of the periods presented.

The following is a summary of the adjustments required based upon the above assumptions.

                                                                          September
                                                                          30, 1996
                                                                           Amount
                                                                          ---------
1.      To record issuance of 400,000
           shares of Western's common stock
           for the common stock of EWI

                 Common stock                                              $(81,379)
                 Additional paid-in capital                                  83,031
                 Retained earnings                                           (1,652)

                                  THE COMPANY

         The Company currently operates four "country-western" theme nightclubs located in Indianapolis, Indiana (the "Indy Club"); St. Louis, Missouri (the "St. Louis Club"); Wichita, Kansas (the "Wichita Club"); and Tucson, Arizona (the "Tucson Club"). The Indy Club, the St. Louis Club and the Wichita Club operate under the name InCahoots. The Tucson Club operates under the name Stampede and includes a bar with a "beach club" format, called Acapulco Joe's. Each Club combines live entertainment, dancing, bar and food in a country-western atmosphere.

         The Company intends to expand its network of clubs, either through acquisition of existing clubs or by building clubs. Potential future locations include Houston, Texas; Louisville, Kentucky; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Tampa Bay, Florida. Decisions as to potential club locations are highly influenced by site availability and price, zoning, competition and demographic factors.

         Gross revenues by club for each of the past three fiscal years are as follows:

                                                        Fiscal Year Ended
                                                        -----------------

                                         1993                  1994              1995
                                         ----                  ----              ----
The Indy Club(1)                       $3,031,329           $3,301,252         $2,249,516

The St. Louis Club(2)                  $   -0-              $2,400,548         $3,843,062

The Tucson Club(3)                     $3,517,604           $3,125,288         $2,257,848

The Wichita Club(4)                    $   -0-              $2,811,776         $2,419,755

---------------

(1) Opened in April, 1993. During 1993, the Company accounted for the Indy Club by the equity method and therefore recognized its share of the Indy Club net income of $272,381 as revenues on the Company's financials.
(2) Opened as a non-alcoholic establishment on April 22, 1994, and began marketing alcoholic beverages on May 19, 1994 upon receipt of a liquor license.
(3)      Purchased by the Company on November 1, 1994.
(4) The Wichita Club was opened in February, 1994, and the Company acquired an 80% general partner interest in the Wichita Club on December 16, 1996.

THE INDY CLUB

         The Indy Club, the first of the Company's clubs, operates under the name InCahoots. The Indy Club consists of approximately 34,300 square feet of entertainment facilities, including several bars, a state-of-the-art sound and light system (which supports live and taped music), a Taco Bell food service facility and two in-club stores which sell western wear and souvenirs. National name entertainment, such as Blackhawk, Lori Morgan, Tracy Lawrence, Tracy Byrd,

Little Texas and Bryan White, are featured at the Indy Club on a regular basis, usually scheduled during the middle of the week to attract audiences on what would otherwise be the club's less popular days. In addition, regional name entertainers are scheduled Tuesday through Saturday evenings. A modest cover charge is required to enter the Indy Club, and a customer's average expenditure, exclusive of food and souvenirs, is approximately $12.00.

         The Homestead Store ("Homestead") leases approximately 500 square feet of the Indy Club for $300 per month pursuant to an oral arrangement with the Company. Homestead sells wardrobe items on a commission basis. The Logo Boutique, which is owned by the Indy Club, also sells proprietary wardrobe items.

         Effective February 28 1997, the Company will assume the food concession previously operated by Taco Bell Corp. ("Taco Bell"). Under an Operating Agreement, dated March 17, 1993, Taco Bell sells Taco Bell food products and drinks in the Indy Club. The initial term of the Operating Agreement expired on April 17, 1994. Taco Bell has verbally exercised its option to renew the Operating Agreement for an additional four year term. During the first year of the agreement, Taco Bell paid three percent (3%) of monthly gross sales up to $8,333 per month, or six percent (6%) of monthly gross sales above $8,333 per month from operations. Under the renewal term, Taco Bell is required to pay six percent (6%) of gross sales. Gross sales is defined as all sales made by Taco Bell, less sales tax and customer returns, meals to employees and promotional items sold at cost. Taco Bell is responsible for obtaining all appropriate and necessary licenses and permits for the operation and sale of Taco Bell products in the Indy Club.

         The Company owns 80% of Western Country Club, I, Ltd., ("WCC I, Ltd."), a Colorado limited partnership, which has held the Indy Club's liquor license since April, 1994. Prior to April, 1994, Indy Club's liquor license was held by Texas of Indy, Inc. ("Texas of Indy"), an Indiana corporation formed in October, 1992 for the purpose of holding the Indy Club's liquor license. On July 1, 1994, WCC I, Ltd exercised an option to purchase all of Texas of Indy's assets in consideration of the consolidation of all loans from WCC I, Ltd. to Texas of Indy as of June 30, 1994. A Consulting Agreement between Texas of Indy and WCC I, Ltd., which required the payment of a consulting fee of $100,000 per month from Texas of Indy to WCC I, Ltd., was modified to $50,000 per month for three months and then cancelled concurrently with the purchase of Texas of Indy's assets by WCC I, Ltd.

         The Indy Club was financed by WCC I, Ltd., which loaned Texas of Indy $568,200 in January, 1993, which amount represented the funds contributed to WCC I, Ltd. by its limited partners. An additional $300,000 was contributed by WCC I, Ltd. in March, 1993, which WCC I, Ltd. borrowed from the Dulaney National Bank, Marshall, Illinois. See Certain Relationships and Related Transactions.

         The Company is the general partner of and owns an 80% interest in WCC I, Ltd., for which the Company initially contributed a nominal amount of cash, its know-how and expertise in conceiving, constructing and operating nightclubs, and its oversight of the construction and renovation of the Indy Club. In February 1994, the Company exercised an option to acquire an additional 19% interest in WCC I, Ltd. from one of the limited partners of WCC I, Ltd. for $200,000 plus 25,000 shares of the Company's unregistered Common Stock. The Company acquired an additional 31% interest in WCC I, Ltd., effective September 30, 1994, for $57,600 and 73,600 shares of unregistered Common Stock pursuant to an offer directed to limited partners of WCC I, Ltd. to exchange their limited partnership interests in WCC I, Ltd. for cash or stock, at the limited partner's option.

 THE ST. LOUIS CLUB

         The St. Louis Club is located on the I-70 corridor between St. Louis, Missouri and Kansas City, Kansas. The design of the St. Louis Club is similar to that of the Indy Club and operates under the name In Cahoots. The Club consists of approximately 50,000 square feet, and is the largest of the Company's Clubs. Sundance Silver & Hide, which sells wardrobe items, including hats and boots, occupies approximately 800 square feet of the Club, for which it pays $1,200 per month pursuant to an oral agreement with the Company. The Homestead Store, which sells Western Indian artifacts, clothing and jewelry, occupies approximately 600 square feet of the Club, for which it pays $300 plus 10% of sales per month pursuant to an oral agreement with the Company. The Austin Eatery, a walk-up restaurant selling hamburgers and prime rib, occupies approximately 2,000 square feet of the club pursuant to an oral arrangement. The Company retains 5% of all food and beverage sales and pays the Austin Eatery 95% of sales.

         The St. Louis Club opened for retail business as a non-alcoholic club on April 22, 1994. It, began marketing alcoholic beverages on May 19, 1994 upon receipt of a liquor license from the Supervisor of Liquor Control of the State of Missouri. The customer's average expenditure, exclusive of food and souvenirs, is approximately $12.00.

         Construction, renovation and furnishing of the St. Louis Club was funded by Western Country Club III, Ltd. ("WCC III, Ltd."), a Colorado limited partnership formed in 1994 for the purpose of providing funding for the St. Louis Club, of which the Company served as general partner. WCC III, Ltd. initially contributed a total of $850,000 to the Club's construction, but, due to cost overruns, had to contribute an additional $400,000, which it borrowed from the Company. Subsequently, WCC III, Ltd. had to borrow an additional $465,865 from the Company for construction and operations.

         Under the Limited Partnership Agreement, limited partners were to receive 70% of cash distributions from the St. Louis Club until limited partners had received a total of $850,000 in cash distributions, and 50% thereafter. Because of loan repayments, however, no distributions had been made to any partners as of September 30, 1994. Effective September 30, 1994, the Company purchased all of the assets of WCC III, Ltd. in exchange for 158,664 shares of its unregistered Common Stock.

THE TUCSON CLUB

         The Tucson club consists of approximately 42,688 square feet located on approximately 3.69 acres, which includes parking. The Tucson Club has a capacity of 2,300 persons. Short-order food is provided on premises by the Club. There are five small shops in the Club, which sell hats, boots, old time photos, T-shirts and souvenirs. Each shop pays a minimal monthly rental pursuant to an oral arrangement with the Club.

         New management has recently completed remodeling the Tucson Club and implementing new accounting systems. The Tucson Club now consists of two separate entertainment areas. One is a country-western area which has been named Stampede. The other has a "beach club" theme, and has been named
Acapulco Joe's.   Acapulco Joe's is an eclectic, resort style beach bar that appeals to clientele for after-work relaxation, and to young, casual patrons for later night and weekend fun. The beach bar ambiance is achieved through an eclectic mix of recycled products, from used wood planking and rustic bar faces to used bucket seats and washtub tables, and beach-related (i.e. sharks and murals) wall decor. The staff is casually dressed and the menu is humorously presented Tex-Mex, featuring fajitas, nachos and burgers. The "happy hour" music is a unique blend of country, reggae, and album oriented rock from the 1960s and 1970s. Late night, the dance floor features a tongue-in-cheek light show (consisting of fiesta lights and a mirror ball), and customers dance on the dance floor, on the surfboard dance rails and tops of the bars to a blend of Top 40, recycled dance music and country-western favorites.

         The Tucson Club operated under the name Wild Wild West until mid-July, 1995, when the Club was closed for remodeling in accordance with the A Little Bit of Texas format. The Tucson Club operated under the name of A Little Bit of Texas until September, 1996. Management believes that these concepts will attract more customers and be more profitable than the prior formats.

         The Company purchased the Wild Wild West nightclub from Wild Wild West, Inc. and Buckaroos, Inc. on November 1, 1994 for $1,000,000 in cash and $700,000 payable to certain individuals in consideration of covenants not to compete through October 31, 1997. Subsequently, in 1995, the term of the covenants not to compete was extended from three to fifteen years. The $700,000, which was secured by the Wild Wild West's liquor license, furniture, fixtures and equipment, was payable as follows: $250,000 on or before November 1, 1995; $250,000 on or before November 1, 1996 and $200,000 on or before November 1, 1997. The Company used funds reserved from its May 1994 public offering to fund the initial payment of $1,000,000. The November 1995 payment was made and on September 26, 1996, the Company settled the remaining balance of $450,000 for one payment of $300,000. The funds used to pay the $300,000 were borrowed from a bank in Denver, Colorado. The Wild Wild West had been in operation for over four years at the time of its purchase by the Company.

THE WICHITA CLUB

         On December 16, 1996, the Company acquired Entertainment Wichita, Inc. ("EWI"), the general partner and 80% owner of InCahoots, Limited Partnership, a Kansas limited partnership, in exchange for 400,000 shares of the Company's Common Stock and assumption of $150,000 in debt through a merger transaction. EWI was owned 45.5% by Shane Investments, L.C. ("Shane Investments"), a corporation which is solely owned and controlled by Joe Robert Love, Jr., the adult son of Joe R. Love, a Director of the Company. Shane Investments received 250,500 shares of the Company's Common Stock upon completion of the transaction in December 1996.

         The Company's Board of Directors engaged American Business Capital Corporation ("ABCC") to act as its financial advisor in connection with the merger. The Company's Board of Directors instructed ABCC, in its role as financial advisor, to evaluate the fairness, from a financial point of view, to the holders of the Company's Common Stock of the issuance of the 400,000 shares in connection with the merger. ABCC advised the Company's Board, in its written opinion dated December 9, 1996, that the issuance of the 400,000 shares in connection with the merger is fair, from a financial point of view, to the holders of the Company's Common Stock. In rendering its opinion, ABCC, among other factors, considered the historical financial statements of both the Company and EWI, projections of future income from operations of both entities and the increase in the market capitalization which might be expected as a result of the merger.

         The Wichita Club is designed to appeal to rodeo cowboys as well as the casual country-western music lover. It is a blend of high tech, state-of-the-art, and "good old country boy" entertainment. The high tech presentation includes giant 20 foot video screens, double CD players, a roll up lighted American flag, neon touch lighting and the capability to include a live band's sound throughout the house speaker system. A comfortable ambiance is achieved through rustic wooden floors, old west photographs, antique back bars, and huge hand painted mural of past and present Country and Western entertainers. The showcase of the Club is the circular, race track style dance floor, complete with a bar in the center allowing for more dancing room.

         The Wichita Club opened in February 1994, and has been voted the top country-western club in Wichita since opening. The Club consists of approximately 30,000 square feet, has a maximum occupancy of 1600 persons and has parking for 900 cars.

PLAN OF OPERATIONS

         The Company's senior management changed in late 1996 introducing substantial changes in the Company's plan of operations and management strategies. The Company's prior strategies focused heavily on cost reduction as the preferred means of improving profitability. Such strategies resulted in lean Club-level management and loss of experienced personnel, low levels of physical facility maintenance and reinvestment, and reduced levels of advertising, promotion and entertainment expense. Current management has replaced much of the Club-level management, added experienced Club- level management, instituted management training procedures, implemented a cost management system which includes daily unit-level accounting and reporting, improved the sound, light and video systems, increased radio buys within the local markets, and implemented new advertising and in-store promotions. These changes reflect current management's belief that long-term strategies involving greater investment in personnel and physical facilities, although perhaps more costly in the short-term, will produce a superior financial performance.

ENTERTAINMENT

         The Company seeks to book nationally known entertainers as well as regionally-known entertainers and/or bands which do not yet have national recognition. The Company believes it will have a better chance to book nationally known entertainers after two or three more clubs are opened and operating, as entertainers can then be offered three or four appearances, instead of just one or two appearances. The Company believes its ability to offer several scheduled performances to an entertainer will result in a lower price for all performances than if booked on a one-performance-at- a-time basis.

EXPANSION STRATEGY

         The Company intends to grow primarily through owning and operating additional nightclubs. Additional nightclubs may be financed through the formation of limited partnerships, internal funding, bank financing or private and/or public equity offerings, or a combination of the foregoing. The Company may also purchase existing clubs through transactions involving the issuance of the Company's stock and/or cash. Future locations under consideration by the Company include Houston, Texas; Louisville, Kentucky; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Tampa Bay, Florida.

 INVESTMENT OF LIMITED PARTNERSHIP

         The Company is also a limited partner of Cowboys Concert Hall/Atlanta, Ltd, a Texas limited partnership (the"Atlanta Partnership") formed June 29, 1995 to own and operate a country-western nightclub in Atlanta under the name of Cowboys (the "Atlanta Club"). The general partner of the Atlanta Partnership is Cowboys Concert Hall/Atlanta I, Inc. ("CCHAI"), a wholly owned subsidiary of Cowboys Concert Hall - Arlington, Inc., a Texas corporation
("Cowboys").   The Company and Cowboys each contributed $500 to the capital of the Atlanta Partnership, and the Company is entitled to receive 50% of net income or loss and cash distributions. The Company also loaned the Atlanta Partnership $638,822. The loan is evidenced by a three year promissory note, payable June 29, 1998, which bears interest at the rate of 10% per annum, payable quarterly. Due to continuing losses, the Company wrote off its interest in the Atlanta Partnership effective December 31, 1995.

         On September 16, 1996, the Atlanta Partnership filed a Voluntary Petition in Bankruptcy under Chapter 11 in the United States Bankruptcy Court, Northern District of Georgia, Atlanta Division (96-74391). The Petition lists assets of $300,000 and liabilities of $2,146,064, including $638,822 owed to the Company. The Company was not consulted in connection with the decision to file the Petition, and has been informed by counsel for the Atlanta Partnership that it was filed to forestall foreclosure on the Atlanta Club by the Internal Revenue Service.

         The Atlanta Club consists of 49,000 square feet with three different levels for seating, general entertainment, dining and dancing. The Club's maximum occupancy is 4,000 people.

GOVERNMENT REGULATION

         The Company's business is subject to extensive federal, state and local government regulations, including regulations relating to alcoholic beverage control, public health and safety, zoning and fire codes. In addition, each nightclub restaurant must have food service licenses from local health authorities. The failure to obtain or retain food, liquor or other licenses would adversely affect the operations of the Company's nightclubs.

         Alcoholic beverage control regulations require each of the nightclubs to apply to a state authority, and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Alcoholic beverage control regulations relate to numerous aspects of the daily operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. Any difficulties, delays or failures in obtaining such licenses, permits or approvals could delay or prevent the opening of a nightclub in a particular area.

         Licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing, and inventory control, handling and storage. Although each nightclub is operated in accordance with procedures designed to assure compliance with all applicable codes and regulations, liquor licenses are renewed by agencies of local governments, which are subject to political pressures and community attitudes toward establishments which sell liquor. There can be no assurance that even if a liquor license is obtained that it will continue to be renewed. Failure of a nightclub to obtain or retain a liquor license would adversely affect its operations.

         The Company may be subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from the establishment which wrongfully served alcoholic beverages to the intoxicated person. A judgment against the Company under a dram-shop statute in excess of its insurance coverage and any reserve provided by the Company could have a material adverse effect on the Company. Arizona, Indiana and Missouri do not presently have dram-shop statutes. There can be no assurance that states in which the Company has clubs or proposes to locate clubs will not in the future adopt such legislation.

         The development and construction of additional nightclubs will be subject to compliance with applicable zoning, land use and environmental regulations. Management believes that federal and state environmental regulations have not had a material effect on the Company's operations, but more stringent and varied requirements of local governmental bodies with respect to zoning, land use and environmental factors could delay construction of new nightclubs and add to their cost.

         The Company is also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various state laws governing such matters as minimum wages, overtime, tip credits and other working conditions. A significant number of the Company's hourly personnel are paid at rates relating to the federal minimum wage and, accordingly, increases in the minimum wage or decrease in the allowable tip credit will increase the Company's labor cost. The Company may also incur labor cost increases as a result of certain mandatory medical and parental leave benefits legislation enacted by the United States Congress.

         The Americans With Disabilities Act prohibits discrimination in employment and public accommodations, such as restaurants and nightclubs, on the basis of disability. Under the Act, the Company is required to provide service to, or make usable accommodations for the employment and service of, disabled persons.

COMPETITION

         The nightclub business is highly competitive. Most of the companies which own and/or operate nightclubs are substantially larger than the Company, and have greater resources, operating histories and experience. They include many national, regional and local chains with more locations and larger advertising budgets. Nightclub and theme entertainment businesses are also affected by changing customer tastes, local and national economic conditions affecting spending habits, population shifts and traffic patterns. Quality of service, attractiveness of facilities, operating and popularity of entertainment and price are also important factors.

         The popularity of the concept of "country and western" nightclubs has spawned a number of companies and nightclubs seeking to capitalize on that phenomenon. The "beach club" concept has also been highly successful in certain parts of the country. There can be no assurance that the market for nightclubs with the same or similar themes will not be saturated in any particular area.

TRADEMARKS

         The Company uses the trademarks of InCahoots, Stampede and Alcapulco Joe's in the operation of its business. These marks are used by others in the operation of business throughout the country, including other nightclub operators. Because of these uses, the Company believes that it cannot, nor can its competitors, register these marks with the United States Patent and Trademark office to obtain exclusive, nationwide rights to the marks. The Company believes, however, that it has enforceable common law rights to its marks for use in the immediate trade areas in which the Clubs operate, and it has encountered no claims of trademark infringement. As the Company implements its expansion strategy, it may encounter claims of trademark infringement requiring the Company to negotiate license agreements with the prior user or to use other non-infringing trademarks for nightclubs in the affected areas. See Risk Factors - Competing Trademark Usage; Uncertainty of Trademark Protection.

         The Company also believes that, in the food service industry, its service marks and "look" ("trade dress"), as well as its advertising and promotional design and artwork, can be adequately protected by common law, and that is has enforceable rights to this proprietary information.

EMPLOYEES AND CONSULTANTS

         The Company presently has five full time employees in the corporate office, including James E. Blacketer, President and a Director of the Company, Ted W. Strickland, Chief Financial Officer and Treasurer, Dominic W. Grimmett, Vice President of Operations and two part time employees exclusive of club employees. The Company has approximately 250 employees in the Clubs. See Management.

PROPERTIES

         The Company's principal offices are located at 5218 Classen, Oklahoma City, Oklahoma 73118. The Company's offices occupy approximately 2,000 square feet in an office complex, for which it pays $1,500 on a month-to-month basis. In March, 1997, the Company plans to move to a slightly larger office space.

         The Indy Club occupies a 34,306 square foot building which is adjacent to approximately 3.4 acres of land which is used for parking by the Indy Club's customers. On January 31, 1994, WCC I, Ltd. exercised an option to purchase the building for $750,000. WCC I, Ltd. borrowed $600,000 at prime plus 3% from the Dulaney National Bank, which is due February 1, 2004, and the seller financed the remaining $150,000 at 10% interest. Monthly payments of $3,187 and $7,546 are payable to the seller and to the Dulaney National Bank, respectively. Troy H. Lowrie has personally guaranteed repayment of the note to the seller. The note to the Dulaney National Bank is secured by the building and the furniture, equipment and fixtures therein, and by rental payments from the tenants of the Indy Club. WCC I, Ltd. also owns the 3.4 acres of parking adjacent to the building. It purchased the adjacent land for $105,000 on February 24, 1993.

         On August 26, 1993, the Company entered into a lease for nightclub space in St. Louis, Missouri. The lease, which expires in August 2003, is for a 10 acre parcel of land, a 106,744 square foot building located thereon, and existing parking facilities. The rental for the first five years is $22,238 per month, and $26,686 per month for the second five years. The Company has the right to extend the lease for two five year periods at increased rental rates. The lease has been guaranteed by International Entertainment Consultants, Inc., a privately held company for which Mr. Lowrie served as an officer and director, and was a shareholder, until November, 1993, when Mr. Lowrie resigned and sold his shares to his sister.

         On November 1, 1994, in connection with its acquisition of the Wild Wild West Club in Tucson, Arizona, the Company accepted an assignment of the lease covering the nightclub's building and entered into a lease with the sellers for the parking lot. The building lease terminates in February, 2001, and presently requires monthly rental payments of $20,000, which escalates up to approximately $24,200 over the term of the lease. The Company has two five-year options to extend the lease at escalating rates. The lease on the parking lot is for a four year term, ending October 31, 1998, and requires monthly rental payments of $2,000, which escalates to $3,000 per month commencing with the third year of the lease.

         The Wichita Club is leased from Boots, Inc., which is a 20% limited partner in the InCahoots Limited Partnership, a Kansas limited partnership, but otherwise unaffiliated with the Company. The lease is for a ten year term, terminating in the year 2003, with an option to extend the term for two periods of five years each, and requires monthly payments of $12,500 or 6% of "gross sales," whichever is greater. "Gross sales" is defined as that amount which is shown on the sales tax return furnished to the Kansas Department of Revenue.

         WCC I, Ltd. carries general liability insurance in the amount of $1,000,000 for the Indy Club, and building and property insurance coverage in the amount of $1,200,000 and $300,000, respectively. The Company has obtained general liability insurance for the St. Louis Club in the amount of $1,000,000, and $310,000 in property liability coverage. The Company has general liability insurance for the Tucson Club in the amount of $1,000,000 and property insurance coverage in the amount of $700,000.

         The Wichita Club carries $1,000,000 general liability insurance and building and property insurance coverage in the amount of $1,200,000.

         The Company maintains $1,000,000 in liquor liability insurance coverage on each Club.

MARKET FOR COMMON STOCK

         The Company's Common Stock was approved for listing on the Nasdaq SmallCap Market(SM), effective May 18, 1994 under the symbol "WCCI." Prior to listing on Nasdaq, the Company's Common Stock had briefly traded in the pink sheets.

         The range of high and low bid quotations for the Company's Common Stock since its listing on Nasdaq were obtained from the National Quotation Bureau and are provided below. The volume of trading in the Company's Common Stock has been limited and the bid and ask prices as reported may not be indicative of the value of the Common Stock or the existence of an active trading market. These over-the-counter market quotations reflect inter-dealer prices without retail markup, markdown or commissions and may not necessarily represent actual transactions.

1994 Fiscal Year                                           High Bid        Low Bid
----------------                                           --------        -------
Second Quarter (from May 18, 1994)  . . . . . . . . . . .  $   6.75        $  6.00
Third Quarter   . . . . . . . . . . . . . . . . . . . . .  $   6.125       $  5.875
Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .  $   6.00        $  5.875

1995 Fiscal Year
----------------
First Quarter   . . . . . . . . . . . . . . . . . . . . .  $   6.00        $  5.50
Second Quarter  . . . . . . . . . . . . . . . . . . . . .  $   6.8125      $  5.875
Third Quarter   . . . . . . . . . . . . . . . . . . . . .  $   6.125       $  5.50
Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .  $   6.125       $  5.125

1996 Fiscal Year
----------------
First Quarter   . . . . . . . . . . . . . . . . . . . . .  $   5.875       $  3.75
Second Quarter  . . . . . . . . . . . . . . . . . . . . .  $   5.25        $  3.50
Third Quarter . . . . . . . . . . . . . . . . . . . . . .  $   4.625       $  3.25
Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .  $   3.75        $  2.00

1997 Fiscal Year
----------------
First Quarter (through February 3, 1997)  . . . . . . . .  $   2.25        $  1.50

         On February 3, 1997, the last reported bid and asked prices for the Common Stock were $1.50 and $2.00, respectively.

         The number of record holders of the Common Stock on February 3, 1997 was 84.

                                   MANAGEMENT

         The following table sets forth the names and positions of the director, executive officers and key employees of the Company:


                                                                             Officer
Name                       Age       Position                           or Director Since
----                       ----      --------                           -----------------
 James E. Blacketer         54     President and a Director                   1996

 Dominic W. Grimmett        41     Vice President of Operations               1996
                                   and Secretary

 Ted W. Strickland          44     Chief Financial Officer, Treasurer and     1996
                                           Director
 Joe R. Love                58     Director                                   1996


         The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.

         The Company has no audit, nominating or compensation committee.

         JAMES E. BLACKETER is a 1964 graduate of Oklahoma City University with a Bachelor of Arts degree in marketing. Mr. Blacketer has over 30 years of experience in the restaurant and night club business. During the last five years Mr. Blacketer has served as a consultant to several different entities
in the night club business.   During 1991 and 1992 he served as a consultant to
several different partnerships which opened two Yucatan Liquor Stands (in Oklahoma City and Tulsa), and to Go Western, Ltd., an Oklahoma limited partnership which opened the country and western night club InCahoots in Oklahoma City. Since 1993, Mr. Blacketer has served as a consultant to Red River Grill, Inc., d/b/a Red River Management ("Red River Grill"), an owner and operator of country and western night clubs. As a consultant for Red River Grill, he opened two InCahoots night clubs in Wichita, Kansas and Tulsa, Oklahoma (previously a Yucatan Liquor Stand) in early 1994. Red River Grill is owned and operated by the adult sons of Mr. Blacketer.

         DOMINIC W. GRIMMETT began his 20 year career in the restaurant and night club business. In 1978, he was employed by Gilbert/Robinson, Inc. (Houlihan's Old Place, Biba's), receiving his initial restaurant management training in Kansas City, Missouri. Mr. Grimmett joined the management teams at the Firehouse Restaurant (Assistant Manager, Kansas City, Missouri), then at Tyler Rose (General Manager, Houston, Texas) before being hired by Southwest Business Management of Houston in 1981. As General Manager of Operations through 1986, Grimmett had supervisory control of three night clubs (Animal House, Suckers, Ragtops) and two restaurants (Greenstreet, Chiquita's) where he developed menus, concepts, decor and construction plans. During 1987 and 1988, Mr. Grimmett became Director of Operations for the nationally recognized

Champion Sport, Inc., of Washington, D.C. With a staff of 60 managers and 600 employees, he opened ten Champion Sports Bars in one year. In 1989, Mr. Grimmett became Director of Operations for Garner Food Services, where he opened three Applebee's Restaurants for a new franchise in Houston. In 1990, Mr. Grimmett became a Vice President of the Mac Corporation of Kansas City, Missouri where he assisted in reorganizing a Chapter 11 pizza chain, Pyramid Pizza. From 1990 to 1993, Mr. Grimmett was employed by Go Western, Ltd., an Oklahoma limited partnership which owned and operated night clubs, including InCahoots in Oklahoma City, and which provided consulting services to other night clubs including two Yucatan Liquor Stands, located in Tulsa and Oklahoma City. Since 1993, Mr. Grimmett has served as Director of Operations for Red River Grill where he implemented the marketing strategies and promotions for certain of the InCahoots night clubs, including the hiring and training of its management and staff.

         TED W. STRICKLAND received a Bachelor of Science degree in Accounting from Oklahoma State University in 1974 and is a Certified Public Accountant . Mr. Strickland was employed by KPMG Peat Marwick for seven years, serving as a Senior Tax Specialist/Staff Accountant in the Oklahoma City, Oklahoma office from 1974 to 1978; a supervisor in the Professional Development Department and as the National Recruiter Training Coordinator in the New York City office from 1978 to 1979; and a Senior Tax Manager in the Dallas, Texas office from 1979 to 1981. Mr. Strickland was a co-owner, Chairman and Chief Executive Officer of Strickland Clothiers, Inc., a retail clothing business located in Oklahoma City, Oklahoma from 1981 to 1995. From August 1995 to May 1996 Mr. Strickland was Chief Financial Officer, Secretary and Treasurer of Unico, Inc., a publicly-owned marketing services company located in Oklahoma City, Oklahoma.

         JOE R. LOVE graduated from the University of Oklahoma in 1960 with a degree in Finance. Since 1990 he has served as Chairman of C.H. Financial Corporation, Oklahoma City, Oklahoma, a financial services company. Mr. Love has served as a director of First Cash, Inc., Arlington, Texas, a public company which owns a national chain of pawn shops, since 1991. Mr. Love also has served since 1989 as a director of Tatonka Energy Corporation, formerly Sooner Energy Corporation, Dallas, Texas, a public company engaged in oil and gas exploration and production.

        There are no family relationships among any of the Company's officers and directors.

         No officer, director, significant employee, promoter or control person of the Company has been involved in any event of the type described in Item 401(d) of Regulation S-B during the past five years.

CHANGE IN CONTROL

         Troy H. Lowrie, the former President, and a director and a principal shareholder of the Company, entered into a Stock Purchase Agreement dated as of September 20, 1996 (the "Agreement") with Red River Concepts, Inc. a Delaware corporation ("Red River") and its designees, and the Company under which Mr. Lowrie agreed to sell to Red River 1,300,000 shares of Common Stock (the "Lowrie Shares") of the Company which he owned, upon the terms and conditions set forth in the Agreement. Shane Investments, L.C., a corporation owned and controlled by Joe Robert Love, Jr., the adult son of Joe
R. Love, is the sole shareholder of Red River.

         Pursuant to the first closing under the Agreement which occurred on October 10, 1996 (the "First Closing"), Mr. Lowrie sold: (i) two hundred thousand (200,000) Lowrie Shares (the "Initial Shares") for $1.00 per share or $200,000 in cash to certain designees of Red River; and (ii) eight hundred thousand (800,000) Lowrie Shares (the "Second Shares") for $1.00 per share or $800,000 paid with a one-year promissory note in the principal amount of $800,000 (the "Note") to Red River. The Note bears interest at the prime rate of First Interstate Bank of Denver, N.A., to be paid at the earlier of June 1, 1997, or the effective date of this offering, and at maturity, is secured by the Second Shares, is guaranteed by Red River and is personally guaranteed by James E. Blacketer and Joe R. Love. The Agreement provides that if any of the Second Shares are sold by Red River prior to the due date of the Note, Red River will apply all of the proceeds thereof to the payment of the Note, such proceeds to be applied first to any unpaid interest and the balance to principal to the extent required to retire the Note, and Mr. Lowrie will release the shares to the extent they have been fully paid for. The failure of Red River to purchase the Third Shares (as defined below) at the second closing (the "Second Closing") constitutes a default under the Note.
         At the Second Closing under the Agreement, Mr. Lowrie will sell to Red River three hundred thousand (300,000) Shares (the "Third Shares") at $1.00 per share or $300,000 payable in cash. The Second Closing is scheduled to occur on or before April 15, 1997.

         In connection with the First Closing, Mr. Lowrie and Red River entered into a Voting Trust Agreement with respect to the Second and Third Shares under which Red River granted to Mr. Lowrie the right to vote the Second and Third Shares on all matters submitted to the shareholders of the Company, but only upon the occurrence of an event of default under the Note and during the pendency thereof.

         Under the Agreement, Mr. Lowrie and the Company agreed to cause James
E. Blacketer and Joe R. Love to be appointed as Directors of the Company, as well as a person to be selected by Red River at a future date, which person shall be subject to the approval of the existing Board of Directors. Mr. Blacketer and Mr. Love became Directors of the Company on November 5, 1996, and the former board members, other than Mr. Lowrie, resigned.

         Effective with the First Closing, James E. Blacketer was appointed President, Dominic W. Grimmett was appointed Vice President of Operations and Ted W. Strickland was appointed Chief Financial Officer and Treasurer. Under the Agreement, Mr. Lowrie has agreed to remain as a Director of the Company for up to one year in order to assist with the transition of the Company to new management.

         Under the Agreement, Red River agreed to use its best efforts to arrange a suitable secondary offering for the Company.

         Prior to the purchase of the shares from Mr. Lowrie, none of Red River, its designees, nor any of their affiliates, owned any voting securities of the Company. As a result of the foregoing purchases of shares from Troy H. Lowrie, Red River owns 800,000 shares or 22% of the Company's outstanding shares, Roger D. and Davina S. Lockhart, two of the designees of Red River, own 150,000 shares or 4% of the Company's outstanding shares, and the two other designees own collectively 50,000 shares or 1% of the Company's outstanding shares. As a result of their ownership of Red River, Joe R. Love and James E. Blacketer are each deemed to beneficially own 800,000 of the shares owned by Red River or 22% of the shares outstanding.

         Under agreement dated February 4, 1997, Mr. Lowrie resigned as a director of the Company and agreed to divest himself of all beneficial ownership in the Company by May 15, 1997. In exchange, the Company agreed to hold Mr. Lowrie harmless from loss on certain promissory notes and guarantees made in favor of the Company and to indemnify him against certain claims until February 4, 1999.

         The Company knows of no other arrangements, the operation of which may, at a subsequent date, result in a change of control of the Company.

                             EXECUTIVE COMPENSATION

         Effective December 1, 1993, pursuant to an oral agreement with the Company, Troy H. Lowrie became a salaried employee of the Company, earning $3,000 plus 5% of each Club 's monthly net income in excess of $50,000. Effective January 1, 1995, Mr. Lowrie's salary arrangements were modified to eliminate his override on the Clubs' net income.

         Effective October 10, 1996, James E. Blacketer became Chief Executive Officer at $100,000 per year, Ted W. Strickland became a salaried officer at $70,000 per year and Dominic W. Grimmett became a salaried officer at $75,000 per year. There are no written employment agreements with Messrs. Blacketer, Strickland or Grimmett; all compensation arrangements are oral.

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation paid to the Company's CEO and the other executive officers of the Company who received in excess of $100,000 of salary and bonus from the Company during the year ended December 31, 1996:

                              Annual Compensation ($$)   Long Term Compensation
                              ------------------------   ------------------------
                                                                Awards
                                                                ------
                                                        Restricted
  Name and                                               Stock        Options     Other
  Position                  Year     Salary     Bonus    Awards       & SARs    Compensation
------------------          ----     ------     -----    -------      --------  ------------
($$)                        ($$)      ($$)      (##)     ($$)
James E. Blacketer,         1996   $   12,000   -0-        -0-        -0-        -0-
President

Troy H, Lowrie,             1996   $    3,000   -0-        -0-        10,000     $ 35,000(1)
former President            1995   $   36,000   -0-        -0-        -0-        -0-
                            1994   $   50,416   -0-        -0-        -0-        -0-

--------------

(1) Represents proceeds from the sale of 10,000 shares of the Company's stock issued as compensation during 1996.


OPTION GRANTS

         There were no options to purchase shares of Common Stock issued to Executive Officers of the Company during the fiscal year ended December 31, 1995 and 1996.

         In December 1993, the Company granted a five year stock option to purchase 250,000 shares of the Company's Common Stock at $1.00 per share to a former employee of the Company in connection with her employment by the Company. The exercise price of the option was subsequently modified to $2.50. The option expires December 16, 1998. In July, 1996, 20,000 of such options were exercised and the balance were transferred to a consultant to the Company. The shares issuable upon exercise of the options are not registered and are restricted. The consultant also acquired from a third party options to purchase 10,000 shares of the Company's Common Stock, the shares issuable upon exercise of which are also not registered and restricted. In view of the substantial value of the services performed by the consultant and to provide incentive to him to continue providing such services, in July 1996 the Company issued the consultant 145,000 options to acquire registered and unrestricted shares of Common Stock at $3.50 per share for three (3) years; and 45,000 registered and unrestricted shares of Common Stock in exchange for the 240,000 options to purchase unregistered and restricted stock at $2.50 per share.

         In February 1994, in connection with borrowing $250,000 from two individuals, the Company granted two five year options to purchase a total of 17,000 shares of the Company's Common Stock at $2.50 per share. These options expire February 15, 1999.

         In July 1994, the Company granted Ladenburg Thalmann & Co., Inc. ("Ladenburg") a warrant to purchase 60,000 shares at $6.00 per share, exercisable through June 1999, in consideration of Ladenburg's agreement to render financial consulting services to the Company through June 30, 1995. In lieu of exercising the warrant at $6.00 per share, the Warrant provides that Ladenburg may surrender the warrant and pay $.01 per share acquired. The number of shares which may be acquired under the alternative provision is equal to the product of (x) the excess of the market price of the Company's Common Stock on the date of surrender over the per share warrant price ($6.00) and (y) the number of shares subject to issuance on exercise of the warrant divided by the market price of the Company's Common Stock on that date.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

         The Company's Articles of Incorporation limit the liability of directors to shareholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions as provided in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Articles of Incorporation and Bylaws provide for the indemnification of directors and officers of the Company to the maximum extent permitted by law, including Section 7-109-102 of the Colorado Business Corporation Act, against all liability and expense (including attorneys' fees) incurred by reason of the fact that the officer or director served in such capacity for the Company, or in a certain capacity for another entity at the
request of the Company.   Section 7-109-102 of the Colorado Business
Corporation Act provides generally for indemnification of directors against liability incurred as a result of actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The Company has entered into employment agreements with certain of its employees which provide for indemnification in addition to the indemnification provided for above. These agreements, among other things, indemnify and hold harmless the employees against all claims, actions, costs, expenses, damages and liabilities arising out of or in connection with activities of the Company or its employees or other agents within the scope of the employment agreements or as a result of being an officer or director of the Company. Excluded is indemnification for matters resulting from gross negligence or willful misconduct of the employee. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date hereof, the ownership of the Company's Common Stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock.

Name and Address of                     Amount and Nature of                   Percent of Class
Shareholder                             Beneficial Ownership (1)      Before Offering      After Offering
------------------------                ---------------------        ----------------      --------------
James E. Blacketer                             875,000(2)                   24.1%                  24%
1236 Westchester
Oklahoma City, OK  73114

Joe R. Love                                    800,000(3)                    22%                   22%
1601 N. W. Expressway, Suite 1910
Oklahoma City, OK  73118

Joe Robert Love, Jr.                           800,000(4)                    22%                   22%
2200 N. Lamar, #250
Dallas, TX  75202

Dominic W. Grimmett                              25,000                      1%                    1%
5804 Country Club Drive
Edmond, OK  73003

Ted W. Strickland                                 -0-                       -0-%                  -0-%
1209 Larchmont Lane
Oklahoma City, OK  73116

Red River Concepts, Inc.                       800,000(5)                    22%                   22%
1601 N.W. Expressway, Suite 1910
Oklahoma City, OK  73118

Shane Investments, L.C.                       1,050,500(6)                  28.9%                  28%
2200 N Lamar, #250
Dallas, TX  75202

Troy H. Lowrie                                 466,800(7)                   12.8%                 12.8%
7058 Ammons Street
Arvada, Colorado  80004

All Directors and Officers                      900,000                     24.8%                 24.8%
as a Group (4 persons)

------------------

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Reflects 75,000 shares owned indirectly and beneficial ownership of 800,000 shares owned directly by Red River Concepts, Inc., a company of which Mr. Blacketer serves as an officer and a director.
(3) Reflects indirect beneficial ownership of shares owned directly by Red River Concepts, Inc., a company of which Mr. Love serves as an officer and a director.
(4) Reflects indirect beneficial ownership of shares owned directly by Red River Concepts, Inc., a company owned 100% by Shane Investments, L.C. Mr. Love is the manager and 100% owner of Shane Investments, L.C., is an officer and director of Red River Concepts, Inc. and is the adult son of Joe R. Love, a director of the Company.
(5) The shares owned by Red River are subject to a Voting Trust Agreement with Troy H. Lowrie under which Mr. Lowrie has the right to vote such shares on all matters submitted to the shareholders of the Company, but only upon the occurrence of an event of default under the promissory note issued by Red River to Lowrie in the principal amount
         of $800,000, and during the pendency of such default.   Does not
         include an additional 300,000 shares which Red River or its designees will purchase from Mr. Lowrie pursuant to the Second Closing under the Stock Purchase Agreement. See "Lowrie Sale Transaction."
(6) Reflects indirect beneficial ownership of 800,000 shares owned directly by Red River Concepts, Inc., a company owned 100% by Shane Investments, L.C., and 250,500 shares owned directly.
(7) Mr. Lowrie has agreed to divest himself of all beneficial ownership of the Company. See Management - Change in Control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company was founded in 1989, but had no operations until 1993, when the Indy Club opened. The following transactions involved Troy H. Lowrie, the promoter of the Company.

         (i) Troy H. Lowrie purchased an eight percent (8%) limited partnership interest in WCC I, Ltd., for $96,000 and a three percent (3%) limited partnership interest in WCC III, Ltd. for $51,000 in 1993. In September, 1994, the Company made an offer to all limited partners of WCC I, Ltd. and WCC III, Ltd., to purchase limited partners' interests in WCC I, Ltd. for stock or cash at the limited partner's option and all of the assets of WCC III, Ltd. for stock. Effective September 30, 1994, Mr. Lowrie received $57,600 and Mr. Peterson received 3,200 shares, respectively, for their limited partnership interests in WCC I, Ltd. pursuant to such offer. Mr. Peterson received 6,476 shares pursuant to the Company's offer to purchase the assets of WCC III, Ltd. for stock; Mr. Lowrie had sold his limited partnership interest in WCC III, Ltd. and consequently did not receive any shares in the WCC III, Ltd. exchange.

         (ii) The Company, WCC I, Ltd. and WCC III, Ltd. paid IEC $95,362, $86,043 and $41,032 for payroll and support services, including insurance and office expenses, for the years ended December 31, 1994, 1995 and 1996, respectively. Until his resignation as an officer and director of IEC, and the sale of his IEC shares to his sister, all of which occurred in November, 1993, Troy H. Lowrie received a monthly salary from IEC of $5,000 plus monthly dividends of $2,400.

         (iii) Prior to September 30, 1993, the Company borrowed $15,000 from IEC to pay the legal fees and costs associated with the liquor license application for the St. Louis Club. This amount had been repaid as of December 31, 1993.

         (iv) In 1995, the Company borrowed $200,000 from its then president, Troy H. Lowrie, and $100,000 from another company affiliated with Mr. Lowrie, at 12% per annum. Of the $300,000, the $100,000 due the affiliated entity and $100,000 of the $200,000 due Mr. Lowrie has been repaid. The Company also borrowed $493,000 from IEC, of which $100,000 was repaid during 1995, and the remaining $393,000 was repaid during the first six months of 1996. During 1996, the Company borrowed an additional $100,000 from a company affiliated with Troy H. Lowrie, which was repaid during the first six months of 1996.

         On December 16, 1996, the Company acquired Entertainment Wichita, Inc. ("EWI"), a Kansas corporation, for 400,000 shares of the Company's Common Stock and the assumption of $150,000 in debt. EWI is the general partner and 80% owner of InCahoots Limited Partnership, a Kansas limited partnership, which owns and operates InCahoots, a country- western theme nightclub located in Wichita, Kansas. In connection with the transaction, a company owned by James
E. Blacketer, a Director of the Company, received 75,000 shares, Donald W. Grimmett, an

Officer of the Company, received 25,000 shares and two adult sons of Mr. Blacketer received an aggregate of 32,000 shares. Shane Investments, L.C. received 250,500 shares of the Company's Common Stock. Shane Investments, L.C. is also the indirect beneficial owner of 28.9% of the Company's outstanding Common Stock, which shares are owned directly by Red River Concepts, Inc. The sole manager and member of Shane Investments, L.C. is Joe Robert Love, Jr., the adult son of Joe R. Love, a director of the Company. The merger was approved by the Troy H. Lowrie, the only disinterested member of the Board of Directors, with Messrs. Blacketer and Love abstaining from voting. See Security Ownership of Certain Beneficial Owners and Management.

         The Board of Directors of the Company has adopted a resolution that all future transactions between the Company and its officers, directors, or principal shareholders, or any affiliate of any of such person, must be approved or ratified by a majority of the disinterested directors of the Company, and the terms of such transaction must be no less favorable to the Company than could have been realized by the Company in an arms-length transaction with an unaffiliated person.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue up to 25,000,000 shares of Common
Stock, $.01 par value.   There are 3,634,721 shares presently outstanding.  All
shares of Common Stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by shareholders. There are approximately 84 holders of record of the Company's Common Stock. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. On liquidation of the Company, each common shareholder is entitled to receive a pro rata share of the Company's assets available for distribution to common shareholders.

PREFERRED STOCK

         The Company is authorized to issue up to a total of 10,000,000 shares of Preferred Stock, $.10 par value, in one or more series, with such rights, preferences, qualifications, limitations and restrictions as shall be set forth in the Certificate of Designation authorizing the issuance of such stock. The Company's Board of Directors has designated 500,000 shares of Preferred Stock as Series A Preferred Stock. The remaining shares of Preferred Stock may be issued in one or more series from time to time with such designations, rights, preferences and limitations as the Company's board of directors may determine without approval of its shareholders. The rights, preferences and limitations of separate series of serial Preferred Stock may differ with respect to such matters as may be determined by the Company's Board of Directors, including without limitation, the rate of dividends, method or nature or prepayment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions, conversion rights and voting rights. The ability of the Board to issue Preferred Stock could also be used by it as a means for resisting a change of control of the Company and can therefore be considered an "anti-takeover" device. Other than as set forth below, the Company currently has no plans to issue any shares of Preferred Stock.

SERIES A CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

         DIVIDENDS. Holders of Series A Preferred Stock are entitled to receive dividends at a rate of $1.20 per share per year, payable in arrears semi-annually to holders of record on the first banking day of each January and July after issuance. Dividends are payable in cash or in shares of Common Stock (based on the average bid/ask during the ten trading days immediately preceding the record date). Such dividends are cumulative. With respect to the payment of dividends, the Series A Preferred ranks senior to the Common Stock. The Company has an obligation to redeem the Series A Preferred under certain terms and conditions. There are currently no shares of Series A Preferred Stock outstanding.

         LIQUIDATION PREFERENCE.   The Series A Preferred Stock has a
preference upon liquidation equal to $12 per share plus all accrued and unpaid dividends. After payment of the preference amount, the Series A Preferred Stock will participate no further in distribution of proceeds.

         CONVERSION. After _____, 1998, (twelve months from issuance), each share of Series A Preferred Stock may be voluntarily converted by the record holder thereof into ____ shares of Common Stock (no less than 75% of the closing bid price of the Common Stock at the effective date of this offering)(the "Conversion Rate"), subject to adjustment, on the terms described
below.   The Series A Preferred Stock will automatically convert at the
Conversion Rate (i) if the average closing bid/ask price for the Common Stock exceeds $_____ (200% of the closing bid price at the effective date of this Offering) for five consecutive trading days or (ii) upon _________________ (the third anniversary date of issuance). A holder of Series A Preferred Stock may convert his shares to Common Stock by surrendering to American Securities Transfer & Trust, Inc., Denver, Colorado (the "Exchange Agent") each certificate covering shares to be converted together with a statement of the name or names in which the shares of Common Stock shall be registered upon issuance. Such a notice of election to convert shall have the effect of creating a contract between the shareholder and the Company whereby the shareholder shall be deemed to have agreed to surrender the shares of Series A Preferred Stock and to release the Company from all further obligation thereon, and whereby the Company shall be deemed to have agreed to issue the appropriate number of shares of Common Stock upon the surrender of the shares of Preferred Stock. The conversion right will terminate at the close of business of the redemption date as to any shares of Preferred Stock being redeemed on that date.

         The Conversion Rate is subject to adjustment upon the occurrence of the following events: the issuance of shares of Common Stock or other securities of the Company as a dividend or distribution on shares of Common Stock of the Company to the holders of all of its outstanding shares of Common Stock; subdivisions, combinations, or certain reclassifications of shares of Common Stock of the Company; or the distribution to the holders of shares of Common Stock of the Company generally of evidences of indebtedness or assets (excluding cash dividends and distributions made out of current or retained earnings) or rights, options, or warrants to subscribe for securities of the Company other than those mentioned above. No adjustment in the conversion rates will be required to be made with respect to the Series A Preferred Stock until cumulative adjustments amount to one percent or more; however, any such adjustment not required to be made will be carried forward and taken into account in any subsequent adjustment. In lieu of fractional shares of Common Stock, the number of shares to be issued will be rounded up or down to the nearest whole share as the case may be.

         REDEMPTION. At any time after _________, 1998 (twelve months from issuance), the Company may redeem the Series A Preferred Stock at $13.20 plus payment of all accrued and unpaid dividends. To redeem the Series A Preferred Stock, the Company must give record holders notice of at least 30 days and no more than 60 days prior to the redemption date.

         In the event of any consolidation with or merger of the Company into another corporation, or sale of all or substantially all of the properties and assets of the Company to any other corporation, or in case of any reorganization of the Company, each share of Series A Preferred

Stock would thereupon become convertible only into the number of shares of stock of other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company issuable (at the time of such consolidation, merger, sale or reorganization) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale or reorganization.

         VOTING AND PREEMPTIVE RIGHTS. The holders of the Series A Preferred Stock shall have no voting rights except to the extent provided by the Colorado Business Corporation Act, and the Series A Preferred Stock shall not be entitled to preemptive rights. Accordingly, actions may be taken by the shareholders without the consent of the Series A Preferred Stockholders even if those actions will affect the holders of the Series A Preferred Stock.

WARRANTS

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $_______ (115% of the closing bid price of the Company's Common Stock on the effective date of this Registration Statement), subject to adjustment for anit-dilutive events, at any time prior to ______, 2000 (three years from date of issuance) unless earlier redeemed by the Company as described below.

         The Warrants are subject to redemption by the Company at $.125 per Warrant, at any time commencing ______ (12 months from the date of this Prospectus), on 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share of Common Stock has been as least $________(150% of the closing bid price for the Company's Common Stock on the effective date of this Registration Statement) for a period of at least five consecutive trading days ending within 10 days prior to the date upon which the notice of redemption is given. For purposes of determining the daily trading price of the Company's Common Stock, if the Common Stock is listed on a national securities exchange, is admitted to unlisted trading privileges on national securities exchange, or is listed for trading on a trading system of the NASD such as the NASDAQ Small Cap Market or the NASDAQ/NMS, then the last reported sale price of the Common Stock on such exchange or system each day shall be used or if the Common Stock is not so listed on such exchange or system or admitted to unlisted trading privileges then the average of the last reported high bid prices reported by the National Quotation Bureau, Inc. each day shall be used to determine such daily trading price. The Warrants will be exercisable until the close of the business day preceding the date fixed for redemption, if any.

         The Warrants will be issued in registered form pursuant to the terms of a Warrant Agreement dated as of _______, 1997, (the "Warrant Agreement") between the Company and American Securities Transfer & Trust Inc., as Warrant Agent. Reference is made to said Warrant Agreement (which has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions thereof. The description herein is qualified in its entirety by reference to the Warrant Agreement.

         The exercise prices and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the

Company.

         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by cashier's or certified check payable to the Company) to the Warrant Agent for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock.

         At any time when the Warrants are exercisable and as a condition to redemption of the Warrants, the Company is required to have a current registration statement on file with the Securities and Exchange Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of Warrants reside in order to comply with applicable laws in connection with the exercise of the Warrants and the resale of the Common Stock issued upon such exercise. So long as the Warrants are outstanding, the Company will undertake to file all post-effective amendments to the registration statement required to be filed under the Securities Act, and to take appropriate action under federal and state securities laws to permit the issuance and resale of Common Stock issuable upon exercise of the
Warrants.   The Company will use its best efforts to register or qualify the shares issuable upon conversion of the Warrants in all of the jurisdictions in which the securities offered hereby are registered or qualified. However, the Company may determine not to register or qualify the shares underlying the Warrants in certain other jurisdictions where the time and expense involved would not justify such registration and qualification. There can be no assurance that the Company will be in a position to effect such action under the federal and applicable state securities laws, and the failure of the Company to effect such action may cause the exercise of the Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Warrants, but only by extending the termination date or lowering the exercise price. The Company has no present intention of amending such terms.

DIVIDEND POLICY

         Dividends are payable on Common Stock when, as, and if declared by the Board of Directors out of funds legally available to pay dividends, subject to any preferences which may be given to holders of preferred stock. The Company has paid no cash dividends to date and it does not anticipate payment of cash dividends in the foreseeable future.

STOCK TRANSFER AGENT/WARRANT AGENT/EXCHANGE AGENT

         The Company has designated American Securities Transfer & Trust, Inc. as its transfer agent for the Common Stock, its Warrant Agent and its Exchange Agent for the Series A Preferred Stock.

                                  UNDERWRITING

         The Underwriters named below, acting through the Representative, have jointly and severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Company has agreed to sell to the Underwriters, the respective number of shares of Series A Preferred Stock and Warrants set forth opposite their names below at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus:

          UNDERWRITERS                    NUMBER OF SHARES     NUMBER OF WARRANTS
          Argent Securities, Inc.

                                            -----------          -------------
          TOTAL                               400,000               1,000,000


         The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the securities offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to purchase 400,000 shares of Series A Preferred Stock and 1,000,000 Warrants, if any are purchased.

         The Underwriters propose to offer part of the shares of Series A Preferred Stock and Warrants offered hereby directly to the public at the offering price and part of such shares of Series A Preferred Stock and Warrants to certain dealers at a price that represents a concession within the discretion of the Representative. The Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority. The Underwriters may allow, and such dealers may re-allow, a concession within the discretion of the Representative. After the initial offering, the offering price and the selling terms may be changed by the Underwriters.

         The Series A Preferred Stock and Warrants offered by the Underwriters are subject to prior sale. The Underwriters reserve the right to withdraw, cancel or modify such offer (which may be done only by filing an amendment to the Registration Statement) and to reject orders in whole or in part for the purchase of any of the Series A Preferred Stock and Warrants and to cancel any sale even after the purchase price has been paid if such sale, in the opinion of the Underwriters, would violate federal or state securities laws or a rule or policy of the NASD.

         The Company and the Underwriters have agreed to indemnify each other and related persons against certain liabilities, including liabilities under the Securities Act, and, if such indemnifications are unavailable or are insufficient, the Company and the Underwriters have agreed to damage contribution arrangements between them based upon the relative benefits received from the Offering and the relative fault resulting in such damages. Such relative benefits and relative fault would be determined in legal actions among the parties. Under such contribution arrangements, the maximum amount payable by any Underwriter would be the public offering price of the Series A Preferred Stock and Warrants underwritten and distributed by such Underwriter.

         Except for the outstanding securities described herein and except upon the exercise of the options and warrants described herein, the Company has agreed not to sell any additional securities for six months after the date of this Prospectus without the Representative's prior written consent. The officers and directors of the Company, holders of more than 5% of the Company's outstanding Series A Preferred Stock prior to the Offering, and their affiliates have entered into agreements which provide that such persons, who own an aggregate of _________ shares of Common Stock, may not sell any of such shares without the consent of the Representative during a 13 month period commencing on the date of this Prospectus. The agreements also provide that any sales of Common Stock by such persons pursuant to Rule 144 will be executed through the Representative. See Shares Eligible for Future Sale.

         The Company has granted to the Underwriters an option exercisable for 45 days from the date of this Prospectus to purchase up to 60,000 additional shares of Series A Preferred Stock and 150,000 Warrants from the Company at the respective Prices to Public less the Underwriting Discounts solely to cover over-allotments, if any. In addition, the Company has agreed to pay to the Representative at the closing of the Offering, a non-accountable expense allowance of 3% of the aggregate initial public offering price of the Series A Preferred Stock and Warrants to cover expenses incurred by the Representative in connection with the Offering, reduced by $25,000 previously advanced by the Company.

         The Company has agreed to issue for $100, an option to the Representative to purchase 40,000 shares of Series A Preferred Stock and 100,000 Warrants. These warrants are exercisable any time during the five year period after the date of this Prospectus at $14.40 per share (120% of the initial public offering price). The Representative's Purchase Option is not transferable for one year from the date of this Prospectus except (i) to an Underwriter or a partner or officer of an Underwriter or (ii) by will or operation of law. Any profit realized on the sale of the Series A Convertible Preferred, the Warrants or the underlying shares of Common Stock may be deemed additional underwriting compensation. Commencing one year from the date hereof, holders of the Series A Convertible Preferred Stock, the Warrants and the shares underlying the Warrants will have demand and piggyback registration rights for periods of five years and seven years, respectively, with respect to the shares underlying the Warrants. The Series A Convertible Preferred Stock, the Warrants and the shares of Common Stock underlying these warrants have been registered under the Securities Act by means of the Registration Statement of which this Prospectus is a part.

         If any Warrants issued to the Representative are exercised during the first year after the date of this Prospectus, then any Common Stock acquired as a result of any such exercise may not be transferred or assigned until after the expiration of such one year period.

         For a period of two years from the date hereof, the Representative has a preferential right to purchase for its account or to sell for the account of the Company any securities with respect to which the Company may seek to sell publicly for cash.

         The Prices to Public of the Series A Preferred Stock and Warrants have been determined by negotiations between the Company and the Representative, with consideration being given to the current status of the Company's business, its financial condition, its present and prospective operations, the general status of the securities market, and the market conditions for new offerings of securities. The price bears no relationship to the assets, net worth, book value, sales price of securities issued to shareholders of the Company, or any other criteria of value.

         The Company has agreed to increase the number of Directors to five after the Offering, and to give the Representative the right to nominate the additional two members, who will be nominated for election as Directors by the Company for a period of five years following the completion of the Offering, or until exercise of the Warrants and the Representative's warrants. Further, the Company has agreed that if additional increases are made to the Board of Directors, for each additional two Directors, at least one Director will be an outside Director.

         If the Representative, at its election, at any time one year after the date of this Prospectus, solicits the exercise of the Warrants, the Company will be obligated, subject to certain conditions, to pay the Representative a solicitation fee equal to 10% of the aggregate proceeds received by the Company as a result of the solicitation. No warrant solicitation fees will be paid within one year after the date of this Prospectus. The Representative may reallow a portion of the fee to soliciting broker-dealers. Because the Representative is a member of the NASD, any such solicitation by the Representative must comply with the requirements of Section 2710(c)(6)(B)(xi) of the NASD Corporate Financing Rules.

                                 LEGAL MATTERS

         Legal matters in connection with the shares of Series A Preferred Stock and Warrants being offered hereby have been passed on for the Company by the law firm of Brenman Bromberg & Tenenbaum, P.C., Denver, Colorado. The law firm of Johnson & Montgomery, Atlanta, Georgia has acted as legal counsel to the Representative in connection with certain legal matters relating to the Offering.

                                    EXPERTS

         The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for the years then ended included in this Prospectus and Registration Statement have been audited by Causey Demgen & Moore Inc., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of In Cahoots, Limited Partnership as of December 31, 1995 and 1994 and for the years then ended included in this Prospectus and Registration Statement have been audited by Causey Demgen & Moore Inc., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Entertainment Wichita, Inc. as of December 31, 1995 and 1994 and for the years then ended included in this Prospectus and Registration Statement have been audited by Causey Demgen & Moore Inc., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Crystal Chandelier, Inc. as of December 31, 1994 and 1993 and for the years then ended included in this Prospectus and Registration Statement have been audited by Gross, Collins & Cress, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, the Company will have outstanding 3,634,721 shares of Common Stock. The shares of Series A Preferred Stock offered hereby (other than those which may be acquired by affiliates of the Company) will be freely tradeable, without restrictions, under the Securities
Act of 1933, as amended (the "Act").    Holders of ________  shares have
entered into a lock up agreement with the Representative.   See Underwriting.

         In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least two years from the later of the date of payment therefor to the Company or acquisition thereof from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the Company. After three years have elapsed from the later of the issuance of restricted securities by the Company or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under Rule 144.

         Sales of substantial amounts of Common Stock by shareholders of the Company under Rule 144 or otherwise, or even the potential for such sales, are likely to have a depressive effect on the market price of the Common Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

REGISTERED SECURITIES

         The Company has registered under the Registration Statement of which this Prospectus is a part, 350,000 shares of Common Stock. Of the 350,000 shares to be sold, Red River Concepts, Inc. plans to sell 300,000 shares. After the completion of this offering, the Company will amend its Registration Statement and this Prospectus to permit such persons to publicly offer and sell all such shares of Common Stock. After the sale of such shares of Common Stock, none of such persons is expected to own more than 1% of the outstanding Common Stock of the Company.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement under the Securities Act of 1933, as amended with respect to the securities offered hereby with the United States Securities and Exchange Commission ("SEC"), 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein, which may be examined at the SEC's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549 without charge, or copies of which may be obtained from the SEC upon request and payment of the prescribed fee. Statements made in this Prospectus as to the contents of any contract, agreement or document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference. The Company is a reporting company under the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. All of such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at the address set forth above in Washington, D.C. and at regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Company provides its shareholders with annual reports, including audited financial statements, unaudited semi-annual reports and such other reports as the Company may determine. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF WESTERN

Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Consolidated Balance Sheets at December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . . .  F-2
Consolidated Statements of Operations for Each of the Two Years
  in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4
Consolidated Statements of Stockholders' Equity for Each of the
  Two Years in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . .  F-5
Consolidated Statements of Cash Flows for Each of the Two Years
  in the period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7
Notes to the Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9
Unaudited Consolidated Balance Sheets at September 30, 1996  . . . . . . . . . . . . . . . . . . . F-21
Unaudited Consolidated Statement of Operations for the Three
  Months and Nine Months Ended September 30, 1995 and 1996   . . . . . . . . . . . . . . . . . . . F-23
Unaudited Consolidated Statement of Stockholders' Equity
  for the Nine Months Ended September 30, 1996   . . . . . . . . . . . . . . . . . . . . . . . . . F-25
Unaudited Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 1995 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-26
Notes to Unaudited Consolidated Financial Statements
  September 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-27

                  INDEX TO FINANCIAL STATEMENTS OF IN CAHOOTS

Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . . . . F-30
Balance Sheets at December 31, 1994 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . F-31
Statements of Income for Each of the Two Years
  in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-33
Statements of Partners' Capital for Each of the
  Two Years in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . F-34
Statements of Cash Flows for Each of the Two Years
  in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-35
Notes to the Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-36
Unaudited Balance Sheets at September 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . F-41
Unaudited Statement of Income for the Nine Months
  Ended September 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-43
Unaudited Statement of Partners' Capital for the
  Nine Months Ended September 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . F-44
Unaudited Statements of Cash Flows for Nine
  Months Ended September 30, 1995 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-45
Notes to Unaudited Financial Statements
  September 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-46

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                           ENTERTAINMENT WICHITA, INC.

Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . . . . F-51
Balance Sheets at December 31, 1994 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . F-52
Statements of Income for Each of the Two Years
  in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-53
Statements of Stockholders' Equity for Each of the
  Two Years in the Period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . F-54
Statements of Cash Flows for Each of the Two Years
  in the period Ended December 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-55
Notes to the Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-56
Unaudited Balance Sheets at September 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . F-58
Unaudited Statement of Income for the Nine Months
  Ended September 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-59
Unaudited Statement of Stockholders' Equity for the
  Nine Months Ended September 30, 1995 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . F-60
Unaudited Statements of Cash Flows for Nine
  Months Ended September 30, 1995 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-61
Notes to Unaudited Financial Statements
  September 30, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-62

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                             CRYSTAL CHANDELIER, INC.

Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . . . . . . . . F-64
Balance Sheets at December 31, 1993 and 1994
  (audited) and June 28, 1995 (unaudited) .  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-65
Statements of Operations for Each of the Two Years
  in the Period Ended December 31, 1994 (audited) and
  the Six Months Ended June 30, 1994 and June 28, 1995
  (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-66
Statements of Stockholders' Equity for Each of the
  Two Years in the Period Ended December 31, 1994
  (audited) and the Six Months Ended June 28, 1995
  (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-67
Statements of Cash Flows for Each of the Two Years
  in the period Ended December 31, 1994 (audited) and
  the Six Months Ended June 30, 1994 and June 28, 1995
  (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-68
Notes to the Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-69

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Stockholders
Western Country Clubs, Inc.


We have audited the accompanying consolidated balance sheet of Western Country Clubs, Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Country Clubs, Inc. and subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



Denver, Colorado                                      CAUSEY DEMGEN & MOORE INC.
February 26, 1996, except
   for Note 11 as to which
   the date is March 27, 1996

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                                     ASSETS

                                                            1994             1995
                                                         ---------        ----------
Current assets:
   Cash (Note 3)                                        $  520,940        $  223,839
   Accounts receivable                                      47,313            35,533
   Note receivable - Cowboys                                     -           100,000
   Inventories                                              79,581            96,867
   Prepaid expenses                                         63,214            96,741
   Pre-opening expenses                                     57,173            52,272
   Deferred income taxes (Note 6)                          147,000           112,000
   Refundable income taxes                                       -           160,120
                                                        ----------        ----------

       Total current assets                                915,221           877,372

Property and equipment, at cost
   (Note 3):
       Land and improvements                               224,989           224,989
       Building and improvements                           755,900           755,900
       Leasehold improvements                            2,112,380         2,605,056
       Equipment                                           443,884           524,783
       Furniture and fixtures                              387,500           427,009
                                                        ----------        ----------

                                                         3,924,653         4,537,737
   Less accumulated depreciation and
       amortization                                       (327,212)         (722,999)
                                                        ----------        ----------

     Net property and equipment                          3,597,441         3,814,738

Other assets:
   Deferred income taxes (Note 6)                                -            85,000
   Goodwill, net of amortization of
       $48,956 (1994) and $189,215 (1995)
       (Note 2)                                            724,508           584,249
   Covenant not to compete, net of
       amortization $32,044 (1994) and
       $68,768 (1995) (Note 2)                             544,743           508,019
   Deposits and other                                      160,042           139,765
                                                        ----------        ----------

       Total other assets                                1,429,293         1,317,033
                                                        ----------        ----------

                                                        $5,941,955        $6,009,143
                                                        ==========        ==========





                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            1994                  1995
                                                         ---------             ----------
Current Liabilities:
   Accounts payable                                     $   76,337             $  180,355
   Notes payable (Note 3)                                  127,340                283,872
   Notes payable - related parties
       (Note 4)                                                -                  493,000
   Income taxes payable                                    116,471                      -
   Accrued expenses                                        215,182                259,499
   Current portion of long-term debt
       (Note 3)                                             68,765                 79,080
   Current portion of liability under
       non-compete agreement (Note 2)                      227,082                221,781
                                                        ----------             ----------

       Total current liabilities                           831,177              1,517,587

Long-term debt (Note 3)                                    626,658                552,152

Liability under non-compete agreement
   (Note 2)                                                356,550                152,922

Equity interest of other partners in
   consolidated subsidiary (Note 2)                        230,209                217,854

Common stock subject to rescission,
   116,667 shares (Note 5)                                 350,000                      -

Commitments and contingencies (Notes 2,
   9, 10 and 11)

Stockholders' equity (Note 5):
   Preferred stock, $.10 par value;
       10,000,000 shares authorized, none
       issued and outstanding                                    -                      -
   Common stock, $.01 par value; 25,000,000
       shares authorized, 3,477,264 (1994)
       and 2,944,721 (1995) shares issued
       and outstanding                                      34,773                 29,447
   Additional paid-in capital                            3,544,912              3,782,738
   Retained earnings (deficit)                             (32,324)              (243,557)
                                                        ----------             ----------

       Total stockholders' equity                        3,547,361              3,568,628
                                                        ----------             ----------

                                                        $5,941,955             $6,009,143
                                                        ==========             ==========





                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


                                                                  1994                  1995
                                                               ---------             ----------
Revenues:
   Beverage and food sales                                    $4,476,451             $5,878,502
   Admission fees                                              1,416,112              1,986,847
   Other revenues                                                413,372                642,709
                                                              ----------             ----------

       Total revenues                                          6,305,935              8,508,058

Costs and expenses:
   Cost of products and services                               1,924,859              2,349,097
   Depreciation and amortization                                 427,344                642,812
   Interest                                                       97,142                137,059
   General and administrative expense                          3,316,038              4,909,189
   Loss on write-off of improvements (Note 8)                    296,761                      -
   Consulting fees - related parties                               3,200                 11,400
   Merger expenses                                                     -                117,190
                                                              ----------             ----------

       Total costs and expenses                                6,065,344              8,166,747
                                                              ----------             ----------

Income before taxes, minority interest,
   and equity in loss of partnership                             240,591                341,311

Provision (benefit) for income taxes (Note 6):
       Current                                                   193,454                183,660
       Deferred                                                 (114,000)               (50,000)
                                                              ----------             ----------

           Total provision (benefit) for
                 income taxes                                     79,454                133,660
                                                              ----------             ----------

Income before minority interest and
   equity in loss of partnership                                 161,137                207,651

Other partners' and shareholders'
   interests in net income of
   consolidated subsidiaries, net
   of income tax benefit of $124,416
   (1994) and $12,458 (1995) (Note 2)                           (110,564)               (20,587)
Equity in loss of partnership, net
   of income tax benefit of $74,841
   (Note 2)                                                           -                (123,676)
Write off of investment in partnership,
   net of income tax benefit of $166,183
   (Note 11)                                                          -                (274,621)
                                                              ----------             ----------

Net income (loss)                                             $   50,573             $ (211,233)
                                                              ==========             ==========


Net income (loss) per common share                            $      .02             $     (.07)
                                                              ==========             ==========

Weighted average common
   shares outstanding                                          3,182,000              3,161,000
                                                              ==========             ==========





                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995



                                                                 Common stock           Additional             Retained
                                                               -----------------          paid-in              earnings
                                                    Shares               Amount           capital              (deficit)
                                                   --------            ---------        ----------             ---------
Balance, December 31, 1993                        2,650,000              $26,500        $  218,738            $ (82,897)

Common stock issued in conjunction
   with purchase of limited partner-
   ship interest in Western 1, Ltd.
   (Note 2)                                          25,000                  250            74,750                    -

Common stock issued in conjunction
   with public offering (Note 5)                    460,000                4,600         1,925,461                    -

Common stock subject to rescission
   subsequently sold in the public
   offering (Note 5)                                110,000                1,100           108,900                    -

Common stock issued in conjunction
   with acquisition of 31% interest
   in Western 1, Ltd. (Note 2)                       73,600                  736           385,664                    -

Common stock issued in conjunction
   with acquisition of the assets of
   Western III, Ltd. (Note 2)                       158,663                1,587           831,399                    -

Net income for the year ended
   December 31, 1994                                      -                    -                 -               50,573
                                                  ---------              -------        ----------            ---------

Balance, December 31, 1994                        3,477,263               34,773         3,544,912              (32,324)

Expiration of the rescission
   period for common stock sold
   in February 1994 (Note 5)                        116,667                1,167           348,833                    -

Common stock repurchased from the
   Company's president (Note 5)                    (700,000)              (7,000)       (1,918,000)                   -

Deemed contribution of capital by
   the Company's president repre-
   senting the excess of the fair
   market of the stock repurchased
   over the amount actually paid
   ($.40 per share) (Note 5)                              -                    -         1,645,000                    -

Exercise of stock options at
   $2.50 per share (Note 5)                          27,000                  269            67,231                    -

                         (Continued on following page)
                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


                        (Continued from preceding page)


                                                           Common stock                Additional             Retained
                                                   -----------------------------         paid-in              earnings
                                                    Shares               Amount          capital             (deficit)
                                                   --------            ---------        ----------            ---------
Common stock issued in exchange
   for promotional services                          15,000                  150            44,850                    -

Common stock issued in exchange
   for legal services                                 8,791                   88            49,912                    -

Net loss for the year ended
   December 31, 1995                                      -                    -                 -             (211,233)
                                                  ---------              -------        ----------            ---------

Balance, December 31, 1995                        2,944,721              $29,447        $3,782,738            $(243,557)
                                                  =========              =======        ==========            =========





                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


                                                                                1994                1995
                                                                              --------            --------
Cash flows from operating activities:
   Net income (loss)                                                       $    50,573           $(211,233)
   Adjustments to reconcile net income
       (loss) to net cash provided by oper-
       ating activities:
          Depreciation and amortization                                        427,344             654,910
          Minority interest in earnings of
              subsidiaries                                                     234,980              33,045
          Equity in loss of Limited Partnership                                      -             639,322
          Loss in disposal of property and
              equipment                                                              -              10,762
          Common stock issued for services                                           -              95,000
          Deferred tax provision                                              (127,000)            (50,000)
          Change in assets and liabilities:
              Increase (decrease) in accounts
                 receivable                                                    (40,981)             11,780
              Increase in pre-opening expenses                                (128,127)            (69,686)
              Increase in inventories                                          (79,581)            (17,286)
              Increase in prepaid expenses                                     (63,214)            (33,527)
              Increase in refundable income taxes                                    -            (160,120)
              Increase in accounts payable                                      55,952             104,018
              Increase (decrease) in income taxes
                 payable                                                        96,471            (116,471)
              Increase in accrued expenses                                     136,116              44,317
              Other                                                              6,645                   -
                                                                            ----------           ---------

              Total adjustments                                                518,605           1,146,064
                                                                            ----------           ---------

       Net cash provided by operating activities                               569,178             934,831

Cash flows from investing activities:
   Investment and advances to Limited
       Partnership                                                                   -            (639,322)
   Loans to Cowboys                                                                  -            (100,000)
   Acquisition of property and equipment                                    (2,511,241)           (626,399)
   Decrease (increase) in deposits                                             (46,883)             15,277
   Increase in organization costs                                                 (160)                  -
   Increase in liquor license                                                  (25,000)                  -
   Increase in loan fees                                                        (9,762)                  -
   Purchase of minority interest                                              (257,600)                  -
   Purchase of goodwill                                                       (433,016)                  -
                                                                            ----------           ---------

       Net cash used in investing activities                                (3,283,662)         (1,350,444)

                         (Continued on following page)
                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


                        (Continued from preceding page)

                                                                          1994                1995
                                                                        --------            --------
Cash flows from financing activities:
   Repurchase of common stock                                                  -            (280,000)
   Proceeds from sale of common stock                                  1,989,070                   -
   Proceeds from sale of common stock
       subject to rescission                                             350,000                   -
   Proceeds from exercise of stock options                                     -              67,500
   Proceeds from partner contributions                                   441,250                   -
   Partnership distributions to minority
       interests                                                        (317,330)            (45,400)
   Borrowings under notes payable                                      1,240,000             300,070
   Repayments of notes payable                                          (817,000)           (416,658)
   Borrowings under notes payable - related
       parties                                                                 -             793,000
   Repayments of notes payable - related parties                               -            (300,000)
                                                                       ---------            --------

       Net cash provided by financing
          activities                                                   2,885,990             118,512
                                                                       ---------            --------

Increase (decrease) in cash                                              171,506            (297,101)
Cash at beginning of period                                              349,434             520,940
                                                                       ---------            --------

Cash at end of period                                                  $ 520,940            $223,839
                                                                       =========            ========

Supplemental cash flow information:
                                                                          1994                1995
                                                                        --------            --------

   Cash paid for interest                                                $97,142            $123,524
   Cash paid for income taxes                                             24,533              92,120

Supplemental disclosure of non-cash transactions:

   During 1994, the Company purchased a building and the seller carried back a note for $150,000 of the purchase price. In addition, the Company issued common stock valued at $1,294,386 in three separate transactions to acquire minority interests in limited partnerships.

   During 1995, the Company issued 23,791 shares of its common stock in exchange for legal and promotional services amounting to $95,000 in the aggregate.





                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies

     Organization:

     Western Country Clubs, Inc. (the Company) was incorporated in Colorado on December 19, 1989 and commenced operations in 1993. The Company's operations have consisted primarily of owning and operating
     "Country-Western" theme nightclubs in Indianapolis, Indiana; St. Louis, Missouri; Tucson, Arizona; and a 50% Limited Partnership interest in a nightclub in Atlanta, Georgia.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Consolidation:

     The consolidated financial statements include the accounts of the Company, two limited partnerships (Western Country Club III, Ltd. through December 31, 1995 and Western Country Club 1, Ltd. which was liquidated in 1994 - see Note 2) over which the Company has financial control and a wholly owned subsidiary WCWW Acquisition Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and boutique items. Inventories are stated at the lower of cost (first-in, first-out method) or market.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies (continued)

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                                                                 Years
                                                                -------
                Land improvements                                  15
                Building and improvements                        10-30
                Leasehold improvements                            7-15
                Equipment                                          7
                Furniture and fixtures                             7

     Organization costs and liquor license costs are amortized over five years and goodwill is amortized over five to fifteen years, the periods estimated by management to be benefitted.

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     The covenant not to compete is amortized over fifteen years, the period covered by the amended agreement.

     Measurement of goodwill impairment:

     At each balance sheet date, the Company shall review the amount of recorded goodwill, covenant not to compete and related nightclub assets (separately by club) for impairment. Whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable out of undiscounted future operating cash flows and the sum of the expected cash flows from these assets is less than the carrying amount of these assets, the Company will recognize an impairment loss in such period by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies (continued)

     Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

     Net income per common share:

     Net income per common share is computed based on the weighted average number of shares outstanding during the periods. Common stock equivalents included in the computation represent shares issuable upon assumed exercise of stock options which would have a dilutive effect. Shares issuable under stock warrants have been excluded, since they would be antidilutive.

     Concentration of credit risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and temporary cash investments. The Company places its cash investments in highly rated financial institutions. At times, the Company may have bank deposits in excess of FDIC limits.

     Reclassifications:

     Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 financial statement presentation.

2.   Acquisitions

     Western Country Club 1, Ltd.:

     The Company is the General Partner of Western Country Club 1, Ltd. (Western 1, Ltd.), a limited partnership formed on January 19, 1993 for the purpose of owning and operating a "country-western" theme nightclub in Indianapolis, Indiana. The operations of the nightclub began on April 14, 1993. The Company initially had a 30% profit interest in the partnership. Until capital invested was repaid, as defined in the limited partnership agreement, the Company received 16.6% of distributions.

     On February 16, 1994, the Company exercised its option to acquire an additional 19% limited partnership interest in Western 1, Ltd., in exchange for cash of $200,000 and 25,000 shares of the Company's $.01 par value common stock. The shares were valued by the Company at $3.00 per share, resulting in a gross purchase price of $275,000. As a result of the additional interest acquired, the Company gained indirect financial control over Western 1, Ltd. and accounts for the partnership as a consolidated subsidiary subsequent to February 16, 1994.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


2.   Acquisitions (continued)

     On October 7, 1994, the Company closed an exchange offer directed to limited partners of Western 1, Ltd. Pursuant to the offer, the Company acquired an additional 31% interest in Western 1, Ltd. in exchange for 73,600 shares of the Company's common stock and $57,600 in cash. The exchange offer was accounted for as the acquisition of minority interests, and recorded based upon a $5.25 per share fair value for the Company's common stock. The goodwill from the purchase, of $126,249, is amortized over a five year period.

     Western Country Club III, Ltd.:

     In December 1993, the Company initiated the preparation of a private placement memorandum for the sale of a maximum of fifty units of pre-formation limited partnership interests, at $17,000 per unit. The proceeds received in 1993 and 1994 of $850,000, including $17,000 from the Company, were used to fund the renovation and furnishing of the St. Louis Club. The Company was the General Partner of Western Country Club III, Ltd. (Western III, Ltd.) and was responsible for managing the operations of the St. Louis Club. The limited partnership agreement provided that the limited partners and the General Partner would each receive 50% of the profits and losses of the St. Louis Club and would receive 70% and 30%, respectively, of cash distributions from the St. Louis Club until the limited partners had received $850,000 and 50% each, thereafter. The President of the Company had a 3% limited partnership interest. As a result of the ownership, the limited partnership was considered a subsidiary of the Company.

     On October 7, 1994, the Company closed an exchange offer directed to limited partners of Western III, Ltd. Pursuant to the offer, the Company acquired all of the assets of Western III, Ltd. in exchange for 158,664 shares of the Company's common stock. The exchange offer is accounted for as the acquisition of minority interests, and recorded based upon a $5.25 per share fair value for the Company's common stock. The goodwill from the purchase, of approximately $74,199, is amortized over a five year period.

     Tucson Club asset acquisition:

     On November 1, 1994, the Company purchased the assets of a Tucson, Arizona nightclub for a cash payment of $1,000,000 and the agreement to pay a non-compete agreement with a net present value of $576,787. Goodwill recorded in conjunction with the purchase of approximately $433,000, is amortized over a five year period.

     The covenant not to compete is payable $250,000 on November 1, 1995, $250,000 on November 1, 1996 and $200,000 on November 1, 1997. The
     agreement is secured by the liquor license, furniture and fixtures and equipment received in the purchase.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


2.   Acquisitions (continued)


     In January 1995, the Company formed WCWW Acquisition Corporation to hold the interim liquor license for the club.

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions had occurred at the beginning of the period presented and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                                                                        1994
                                                                    ----------
   Net sales                                                        $8,892,276
   Net loss                                                         $ (105,863)

   Net loss per common share                                        $     (.03)

     Atlanta club investment:

     On June 29, 1995, the Company, as the limited partner, contributed $500 to the capital of Cowboys Concert Hall/Atlanta, Ltd. (CCHA, Ltd.) in exchange for a 50% interest in the Partnership. The Company also agreed to loan the Partnership up to $750,000 and has loaned the Partnership $638,822 pursuant to a three year unsecured promissory note, due June 29, 1998 bearing interest at 10% per annum. The Company is accounting for its interest in the Partnership using the equity method (see Note 11).

     On the same date, the Partnership closed on the acquisition of certain assets and liabilities of a country-western nightclub in Atlanta, Georgia. The purchase price was $1,650,000 payable $425,000 at closing plus a $1,225,000 promissory note due December 29, 1999 bearing interest at 8% per annum.

     Condensed financial information of the CCHA, Ltd. as of December 31, 1995 and for the six months ended December 31, 1995 are as follows:

                                                              1995
                                                           ----------
   Current assets                                          $  103,081
   Non-current assets                                       1,785,138
   Current liabilities                                      1,645,431
   Long-term debt                                             638,822
   Partners' equity (deficit)                                (396,034)
   Net loss                                                  (397,034)

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


3. Notes payable

Long-term debt consists of the following at December 31, 1994 and 1995:

                                                               1994               1995
                                                             --------           --------
Note payable - bank, due in monthly
   installments of $8,437, including
   interest at 3% above prime through
   February, 2004, secured by first
   mortgage on real estate                                   $567,640           $529,712

Note payable - seller, due in monthly
   installments of $3,187, including
   interest at 10% through January 1999,
   secured by second mortgage on real
   estate and the personal guarantee of
   the Company's president                                    127,783            101,520
                                                             --------           --------

                                                              695,423            631,232
Less current maturities                                       (68,765)           (79,080)
                                                             --------           --------

Amount due after one year                                    $626,658           $552,152
                                                             ========           ========


Maturities of long-term debt at December 31, 1995 are as follows:

   1996                                     $ 79,080
   1997                                       82,742
   1998                                       90,766
   1999                                       63,017
   2000                                       65,361
   Later years                               250,266
                                            --------
                                            $631,232
                                            ========

Short-term notes payable consists of the following at December 31, 1994 and 1995:

                                                               1994               1995
                                                             --------           --------
Note payable due in monthly installments
   of $16,667 plus interest at 1.5% above
   prime through February 1995, secured
   by personal guarantee of the Company's
   president                                                 $ 34,450                  -

Note payable due in monthly installments
   of $4,000 through January 15, 1995,
   remaining principal due on February 15,
   1995, including interest at 1/2% over
   prime, unsecured                                            46,445                  -

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


3.   Notes payable (continued)

Note payable due in monthly installments
   of $4,000 through January 15, 1995,
   remaining principal due on February 15,
   1995, including interest at 8%,
   unsecured                                                   46,445                  -

Notes payable - bank due in monthly install-
   ments of $26,647 through November 28, 1996
   including interest at 6.36%, collateralized
   by an interest in certain cash accounts of
   the Company and of the Company's president                       -            283,872
                                                             --------           --------
                                                             $127,340           $283,872
                                                             ========           ========

4.   Related party transactions

     During the year ended December 31, 1994, the Company utilized a service organization whose president is a shareholder of the Company. The service organization is responsible for the management of the daily operations of the Company. The total amounts paid to the organization during 1994 and 1995 was $161,885 and $177,647 respectively. Of these amounts, $66,523 and $91,604 represented reimbursement of Company expenses incurred.

     During the year ended December 31, 1994, the Company paid a total of $236,998, to a related company, whose president is on the Board of Directors of the Company. The expenses paid resulted from fees charged for producing live entertainment at the clubs.

     During the year ended December 31, 1994, the Company elected to the Board of Directors an officer of the bank which financed the purchase of a building (see Note 3).

     The Company used the services of waitstaff and cashiers that were employed by an entity partly owned by a relative of the Company's president. The amount billed the Company is the actual payroll cost. The purpose of the agreement is to minimize constraints of rotating staff among related entities. The expense for the year ended December 31, 1994 amounted to $22,935. During 1994, this arrangement was terminated.

     On October 7, 1994, the Company paid $57,600 in cash to the Company's president in exchange for his 8% interest in Western 1, Ltd.

     In August 1995, International Entertainment Consultants, Inc. (IEC) loaned the Company $300,000 at 12% annual interest payable monthly, to complete the renovation of the Tucson club into the "A Little Bit of Texas" format. IEC is owned by a relative of the Company's president. The loan was due December 28, 1995, and was extended until January 28, 1996 after the payment of $100,000 in principal by the Company. During October 1995, the Company borrowed an

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


4.   Related party transactions (continued)

     additional $193,000 from IEC to make the required payment under the covenant not to compete. The note bears interest at 12% annually, was due December 28, 1995, and was extended until January 28, 1996. During January 1996, $262,000 in principal has been repaid and the remaining balance has been extended until April 28, 1996.

     During 1995, the Company's president and a company owned by the Company's president loaned the Company $300,000 of which $200,000 has been repaid. The notes bear interest at 12% annually with the remaining balance due November 30, 1996.

5.   Stockholders' equity

     Stock options:

     On December 16, 1993 the Company granted an option to purchase 250,000 shares of the Company's $.01 par value common stock at $2.50 per share, to an employee of the Company. This option is treated as a compensatory stock option under APB Opinion No. 25, and accordingly, $125,000, the difference between exercise price of the options and the fair value of the stock at date of grant, was reflected as compensation expense for the period ended December 31, 1993. The option expires on December 1, 1998. During 1995, 20,000 options were exercised resulting in proceeds to the Company of $50,000.

     Private placements of common stock:

     In December 1993, the Company consummated the private placement of 110,000 shares of its $.01 par value stock at $1.00 per share for total proceeds of $110,000. The Company believes that the shares were offered at fair market value and since they were not sold to employees, compensation was not recorded in conjunction with the sale of stock.

     On February 7, 1994, the Company commenced the sale of 200,000 shares of its $.01 par value common stock at $3.00 per share pursuant to a private placement memorandum. The sale was on a best efforts basis with no minimum number of shares required to be sold prior to closing of the offering. The offering was amended on February 16, 1994 to allow $250,000 in borrowings from investors at 10% annual interest, payable from proceeds of the proposed public offering, and the sale of 116,667 shares of the Company's common stock at $3.00 per share. On March 1, 1994, the Company completed the offering raising a total of $600,000. In connection with the $250,000 notes payable, the Company granted two five-year options to purchase a total of 17,000 shares of the Company's common stock at $2.50 per share. Upon the closing of the public offering on May 9, 1994, the $250,000 notes payable, including interest of $5,685, were paid from offering proceeds. During 1995, options to purchase 7,000 shares of common stock at $2.50 per share were exercised resulting in net proceeds of $17,500 to the Company.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


5.   Stockholders' equity (continued)


     Common stock subject to rescission:

     The Company offered to the purchasers of common stock in the December 1993 and February 1994 private placements, the opportunity to rescind their investment in the Company, upon the Company's filing of its registration statement with the Securities and Exchange Commission. In the event the December and February private offerings were integrated into the public offering, the sales under the private offerings might be considered violations under Section 5 of the Securities Act of 1933. In connection with the public offering, 110,000 shares sold in December 1993 for $110,000 were subsequently registered and sold in the public offering. Therefore, these 110,000 shares are no longer subject to rescission. As a result, the Company had a potential liability to purchasers of $350,000 (116,667 shares), which liability expired February 28, 1995.

     Public offering of stock:

     On May 9, 1994, the Company completed a public offering of 460,000 shares of its common stock at $5.25 per share, resulting in net proceeds of $1,930,061 after deducting offering expenses of $484,939.

     The underwriter received a discount of 10% and a non-accountable expense allowance of 3% of the gross proceeds of the offering, and warrants to purchase 40,000 shares of common stock. The warrants are exercisable at $6.30 per share commencing April 25, 1995 until April 25, 1999. The Company has granted the holders of the warrants certain customary registration rights. As of December 31, 1995 none of these warrants have been exercised.

     Warrants granted:

     Effective July 1, 1994, the Company granted warrants to purchase 60,000 shares of the Company's common stock exercisable at $6.00 per share until June 30, 1999, in exchange for consulting services to be performed over a one year period. In addition, stock appreciation rights were granted whereby the consultant could purchase shares of common stock for $.01 per share representing the increase in value of the 60,000 shares divided by the then market price of the stock. Compensation will be recorded as the price of the Company's stock exceeds the warrant exercise price.

     Repurchase of common stock:

     In March 1995, the Company repurchased 700,000 shares of its $.01 par value common stock from the Company's president for $280,000 ($.40 per share). At the time of the repurchase, the Company had valued the stock at $2.75 per share. The transaction has been reflected in the statement of stockholders' equity as the repurchase of the shares at $2.75 per share, allocated between

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


5.   Stockholders' equity (continued)

     common stock and additional paid-in capital, and a capital contribution of the difference between the $2.75 per share fair value and the $.40 per share price paid credited to additional paid-in capital. As Colorado law does not provide for treasury stock, the repurchased shares of stock are treated as authorized but unissued shares.

6.   Income taxes

     The difference between the Company's effective income tax rate and the United States statutory rate is reconciled below for the years ended December 31, 1994 and 1995:

                                                   1994       1995
                                                 --------    --------

United States statutory rate                       34.0 %      34.0 %

State income taxes, net of Federal
   income tax benefit                                 3.3         4.8

Change in tax rate used on compensation
   element of stock options                          (4.8)       --

Reduction of valuation allowance                     (6.2)       --

Other                                                 6.7          .4
                                                 --------    --------

                                                     33.0 %      39.2 %
                                                 ========    ========

     At December 31, 1994 and 1995, the Company has deferred tax assets as follows:

                                                                      1994                1995
                                                                    --------            --------
   Compensation element of stock options                            $ 46,625            $  4,700
   Differences due to acquisition of assets                           37,324               9,200
   Differences between book and tax
       depreciation and amortization                                  48,649             147,500
   Leases with scheduled rent increases                               14,402              35,600
                                                                    --------            --------

   Net deferred tax assets                                          $147,000            $197,000
                                                                    ========            ========

7.   Change in accounting estimate

     Effective October 1, 1995, the Company revised its estimate of the useful lives of the leasehold improvements and goodwill relating to the Tucson club from 5 years to 15 years. This date coincided with the completion of the renovation of the club. Effective January 1, 1995, the covenant not to compete agreement was amended to cover a 15 year period, accordingly, the amortization period was extended to 15 years. The effect of the change was to increase net income by $107,000 ($.03 per common share) for the year ended December 31, 1995.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


8.   Seattle club project withdrawal

     During 1994 the Company made the decision to withdraw its campaign to open a club in the Kent, Washington area due to a number of factors. The most significant of these factors was the State of Washington's reversal on tentatively granting the location's liquor license. Expenses of $224,141, relating to improvements made to the property, and $66,500 paid to terminate a lease agreement, have been expensed on the accompanying statement of income. An additional amount of $6,120 has been expensed during the year as a result of expenses incurred in researching a club location in Pittsburgh, Pennsylvania.

9.   Real estate lease commitments

     In August, 1993, the Company entered into a building lease for club operations in St. Louis, Missouri. The lease term is ten years with two five-year renewal options. Minimum rent per month is $22,238 for years one through five and $26,686 per month for years six through ten. The lease requires a $25,000 security deposit, and is guaranteed by an affiliated company.

     On November 1, 1994, the Company assumed a building lease for club operations in Tucson, Arizona. The remaining primary lease term is 6.33 years with two five-year renewal options. Also on November 1, 1994 the Company entered into a property lease for parking around the club in Tucson, Arizona. The lease term is four years with an option to purchase. Minimum rent per month is $2,000 per month for years one and two and escalates to $3,000 per month for remaining term.

     Rent expense for the years ended December 31, 1994 and 1995 amounted to $313,673 and $558,319, respectively.

     The minimum annual commitments under the real estate leases for the years ended December 31 are as follows:

                        1996                             $   550,860
                        1997                                 568,600
                        1998                                 588,363
                        1999                                 602,156
                        2000                                 610,613
                     2001-2003                               853,953
                                                         -----------

                                                         $ 3,774,545
                                                         ===========


10.  Letter of intent with Cowboys Entertainment, Inc.

     In May, 1995, the Company announced it had entered into a letter agreement with Cowboys Entertainment, Inc. pursuant to which the two companies agreed to continue discussions concerning a possible

                 WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1995


10.  Letter of intent with Cowboys Entertainment, Inc. (continued)

     acquisition by the Company of certain businesses and/or assets of Cowboys Entertainment, Inc. In October, 1995, the Company announced that it had entered into an Agreement and Plan of Merger (the "Merger") with Western Newco, Inc. ("Sub"), a wholly owned subsidiary of the Company, and Cowboys Concert Hall - Arlington, Inc. ("Cowboys") pursuant to which Sub would merge with Cowboys, with Cowboys as the surviving entity. Simultaneously, the Company was to also offer to limited partners of Cowboys Concert Hall
     - Arlington, Ltd. ("CCHA, Ltd."), a Texas limited partnership, the opportunity to exchange their limited partnership interests and notes, in the approximate amount of $514,022 for an aggregate of 250,000 shares of the Company's common stock and new notes in the aggregate amount of $840,000. The transaction was subject to the approval of the shareholders of Cowboys and the limited partners of CCHA, Ltd.

     The Company filed a registration statement covering the transactions on November 13, 1995, which included audited financial statements of the Company, but did not include audited financial statements of Cowboys or CCHA, Ltd., as required by applicable Securities and Exchange Commission rules and regulations. Efforts by Cowboys to retrieve or reconstruct the information necessary to perform the required audits proved unsuccessful. As a result, the requirement that the shareholders of Cowboys approve the Agreement and Merger by December 31, 1995 was not fulfilled, and the parties have not agreed to extend the date for performance.

11.  Subsequent event

     The Company is currently negotiating to dispose of its interest in CCHA, Ltd. The Company anticipates that it will be relieved of any further obligations to fund the operations of the Atlanta club, in exchange for its limited partnership interest in CCHA, Ltd. and forgiveness of the loans made to the limited partnership. Therefore as of December 31, 1995, the Company wrote off its remaining investment in CCHA, Ltd. resulting in a loss of $274,621, net of income taxes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES



                      UNAUDITED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996


                                     ASSETS

Current assets:
    Cash                                             $   186,509
    Accounts receivable                                  104,771
    Notes receivable - Cowboys                           100,000
    Inventories                                           84,599
    Prepaid expenses                                      99,777
    Pre-opening expenses                                  13,068
    Deferred income taxes (Note 2)                       154,000
    Refundable income taxes                              109,975
                                                     -----------

        Total current assets                             852,699

Property and equipment, at cost:
    Land and improvements                                224,989
    Building and improvements                            755,900
    Leasehold improvements                             2,605,709
    Equipment                                            546,976
    Furniture and fixtures                               433,657
                                                     -----------

                                                       4,567,231
    Less accumulated depreciation and amortization    (1,037,694)

    Net property and equipment                         3,529,537

Other assets:
    Deferred income taxes (Note 2)                       136,000
    Goodwill, net of amortization                        507,184
    Covenant not to compete, net of amortization         480,476
    Deposits and other                                   123,027
                                                     -----------

        Total other assets                             1,246,687

                                                     $ 5,628,923
                                                     ===========



                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES



                      UNAUDITED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                 $   116,420
    Notes payable                                        300,035
    Income taxes payable                                  94,400
    Accrued expenses                                     353,500
    Current portion of long-term debt                     78,083
                                                     -----------

         Total current liabilities                       942,438

Long-term debt                                           499,492

Equity interest of other partners in
    consolidated subsidiary                              215,320

Contingencies (Note 6)

Stockholders' equity:
    Preferred stock, $.10 par value;
        10,000,000 shares authorized, none
        issued and outstanding                              --
    Common stock, $.01 par value; 25,000,000
        shares authorized, 3,119,921 shares issued
        and outstanding                                   31,199
    Additional paid-in capital                         4,183,986
    Retained earnings (deficit)                         (243,512)
                                                     -----------

        Total stockholders' equity                     3,971,673

                                                     $ 5,628,923
                                                     ===========


                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES



                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                       1996           1995
                                                    -----------    -----------
Revenues:
   Beverage and food sales                          $ 3,544,385    $ 4,426,273
   Admission fees and other revenues                  1,967,085      1,971,865
                                                    -----------    -----------

      Total revenues                                  5,511,470      6,398,138

Costs and expenses:
   Cost of products and services                      1,623,473      1,742,151
   Depreciation and amortization                        465,496        499,454
   Interest                                             109,425         91,411
   General and administrative expenses                3,390,571      3,553,953
   Loss on write-off of improvements                       --           11,930
                                                    -----------    -----------

      Total costs and expenses                        5,588,965      5,898,899
                                                    -----------    -----------

Income (loss) before taxes, minority
   interest, equity in loss of partnership
   and extraordinary item                               (77,495)       499,239

Provision (benefit) for income taxes (Note 2)           (26,481)       186,584
                                                    -----------    -----------

Income (loss) before minority interest, equity
   in loss of partnership and extraordinary item        (51,014)       312,655

Other partners' interests in net income of
   consolidated subsidiary, net of income
   tax provision of $9,338 (1996) and
   $17,295 (1995)                                        16,528         28,980

Equity in loss of partnership, net of income
   tax benefit of $23,289                                  --           39,024
                                                    -----------    -----------

Income (loss) before extraordinary item                 (67,542)       244,651

Extraordinary item:
   Gain on extinguishment of debt, net of income
      tax provision of $37,919 (Note 5)                  67,587           --
                                                    -----------    -----------

      Net income                                    $        45    $   244,651
                                                    ===========    ===========

Income (loss) per share before extraordinary item   $      (.02)   $       .08
Extraordinary gain                                          .02           --
                                                    -----------    -----------

Net income per common share                         $         *    $       .08
                                                    ===========    ===========

Weighted average common shares outstanding            3,136,000      3,184,000
                                                    ===========    ===========


*  Less than $.01 per share

                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES



                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                       1996           1995
                                                    -----------    -----------
Revenues:
   Beverage and food sales                          $   998,600    $ 1,124,682
   Admission fees and other revenues                    616,856        567,935
                                                    -----------    -----------

      Total revenues                                  1,615,456      1,692,617

Costs and expenses:
   Cost of products and services                        448,419        422,705
   Depreciation and amortization                        152,832         94,101
   Interest                                              32,624         31,483
   General and administrative expenses                1,135,878      1,061,116
   Loss on write-off of improvements                       --           11,930
                                                    -----------    -----------

      Total costs and expenses                        1,769,753      1,621,335
                                                    -----------    -----------

Income (loss) before taxes, minority
   interest, equity in loss of partnership
   and extraordinary item                              (154,297)        71,282

Provision (benefit) for income taxes (Note 2)           (56,432)        26,877
                                                    -----------    -----------

Income (loss) before minority interest, equity
   in loss of partnership and extraordinary item        (97,865)        44,405

Other partners' interests in net income of
   consolidated subsidiary, net of income
   tax provision of $3,187 (1996) and
   $2,588 (1995)                                          6,908          3,898

Equity in loss of partnership, net of income
   tax benefit of $23,289                                  --           39,024
                                                    -----------    -----------

Income (loss) before extraordinary item                (104,773)         1,483

Extraordinary item:
   Gain on extinguishment of debt, net of income
      tax provision of $37,919 (Note 5)                  67,587           --
                                                    -----------    -----------

      Net income (loss)                             $   (37,186)   $     1,483
                                                    ===========    ===========

Income (loss) per share before extraordinary item   $      (.03)   $         *

Extraordinary gain                                          .02           --
                                                    -----------    -----------

Net income (loss) per common share                  $      (.01)   $         *
                                                    ===========    ===========

Weighted average common shares outstanding            3,131,000      3,069,000
                                                    ===========    ===========



*  Less than $.01 per share

                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES



            UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                          Additional   Retained
                                                      Common stock         paid-in      earnings
                                                  shares      amount       capital      (deficit)
                                                ----------   ----------   ----------   ----------
Balance, December 31, 1995                       2,944,721   $   29,447   $3,782,738   $ (243,557)

Common stock issued for cash
    in private placement
    (Note 4)                                        95,200          952      237,048         --

Common stock issued pursuant
    to stock compensation plan
    for services rendered
    (Note 4)                                        80,000          800      164,200         --

Net income for the nine
    months ended September 30,1996                    --           --           --             45
                                                ----------   ----------   ----------   ----------

Balance, September 30, 1996                      3,119,921   $   31,199   $4,183,986   $ (243,512)
                                                ==========   ==========   ==========   ==========


                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES



                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                                            1996           1995
                                                         -----------    -----------
Cash flows from operating activities:
   Net income                                            $        45    $   244,651
      Adjustments to reconcile net income to net
         cash provided by operating activities:
            Depreciation and amortization                    465,496        499,454
            Minority interest in earnings of
               subsidiaries                                   25,866         46,275
            Equity in loss of limited partnership               --           62,313
            Gain on extinguishment of debt                  (105,506)          --
            Deferred tax provision                           (93,000)      (106,000)
            Increase in present value of liability
               under non-compete agreement                    30,800         30,804
            Common stock issued for services                 165,000         45,000
            Change in assets and liabilities:
               Increase in accounts receivable               (69,238)      (161,789)
               (Increase) decrease in inventories             12,268        (34,865)
               Increase in prepaid expenses                   (3,036)          --
               Increase in pre-opening expenses                 --          (69,696)
               Decrease in refundable income taxes            50,145           --
               Increase (decrease) in accounts payable       (63,933)       381,465
               Increase in income taxes payable               94,400          8,290
               Increase (decrease) in accrued expenses        94,001        (70,248)
                                                         -----------    -----------

               Total adjustments                             603,263        631,003
                                                         -----------    -----------

            Net cash provided by operating activities        603,308        875,654

Cash flows from investing activities:
   Investment in limited partnership                            --         (639,322)
   Acquisition of property and equipment                     (29,494)      (471,620)
   Decrease in deposits and other assets                       9,750         27,713
                                                         -----------    -----------

            Net cash used in investing activities            (19,744)    (1,083,229)

Cash flows from financing activities:
   Repurchase of common stock                                   --         (280,000)
   Proceeds from sale of common stock                        238,000           --
   Proceeds from exercise of stock options                      --           67,500
   Partnership distributions to minority interest            (28,400)       (43,400)
   Proceeds from notes payable                               169,032        300,000
   Repayments of notes payable                            (1,099,526)      (175,126)
   Borrowings from related parties                           100,000           --
                                                         -----------    -----------

            Net cash used in financing activities           (620,894)      (131,026)
                                                         -----------    -----------

Decrease in cash                                             (37,330)      (338,601)

Cash at beginning of period                                  223,839        520,940
                                                         -----------    -----------

Cash at end of period                                    $   186,509    $   182,339
                                                         ===========    ===========


                            See accompanying notes.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996


1.   Basis of presentation

     The accompanying financial statements have been prepared by the Company, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1996, and the results of operations and cash flows for the three months and nine months ended September 30, 1996 and 1995.

     Certain reclassifications have been made to the September 30, 1995 financial statements to conform to the September 30, 1996 presentation.

2.   Income taxes

     The provision for income taxes for the nine months ended September 30, 1996 and 1995 consists of the following:

                                         1996         1995
                                       ---------    ---------
Current taxes                          $  95,100    $ 252,000
Deferred taxes                           (93,000)    (106,000)
                                       ---------    ---------

                                          (2,100)     146,000
Taxes allocated to other partners'
  interests in net income                  9,338       17,295

Taxes allocated to equity in loss of
  partnership                               --         23,289

Taxes allocated to gain extinguish-
  ment of debt                           (37,919)        --
                                       ---------    ---------

Provision (benefit) for income taxes   $ (26,481)   $ 186,584
                                       =========    =========

     At September 30, 1996, the Company has recorded a deferred income tax asset of $290,000 arising from the compensation element of stock options granted, book depreciation and amortization in excess of tax depreciation and amortization and book/tax basis differences arising from the acquisitions of minority interests of consolidated partnerships.

3.   Related party transactions

     During the nine months ended September 30, 1996, the Company borrowed $100,000 from a company owned by the Company's president, which amount was repaid, together with $100,000 owed to the Company's president, prior to September 30, 1996. The Company repaid $393,000 to International Entertainment Consultants, Inc., a company owned by a relative of the Company's president.

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996


4.   Issuances of common stock

     Private placement:

     The Company is currently offering for sale in a private placement, 400,000 shares of the Company's common stock at $2.50 per share. During the nine months ended September 30, 1996, the Company sold 95,200 shares of common stock resulting in net proceeds of $238,000.

     Stock compensation plan:

     During the quarter ended September 30, 1996, the Company issued (1) 10,000 shares of the Company's common stock to the Company's president for services rendered and recorded compensation of $35,000, (2) 15,000 shares of the Company's common stock to a consultant as a reduction of accounts payable of $52,500, (3) 10,000 shares of the Company's common stock to a consultant for services valued at $35,000 and (4) 45,000 shares of the Company's common stock and 145,000 options to purchase the Company's common stock at $3.50 per share for three years in exchange for the cancellation of 240,000 options to purchase the Company's common stock at $2.50 per share. Each of the above issuances of common stock was valued at $3.50 per share less the previously recorded compensation where warrants were returned.

5.   Gain on extinguishment of debt

     During September 1996, the Company settled its remaining obligations under the liability relating to the Tucson covenant not to compete for $300,000 in cash. The difference between the amount paid and the basis of the obligation on the books has been recorded as an extraordinary gain of $67,587 (net of the related income tax effect of $37,919).

6.   Contingent liabilities

     The Company is currently negotiating to dispose of its interest in Cowboys Concert Hall/Atlanta, Ltd. ("CCHA, Ltd."), the partnership that owns the Atlanta club. The Company anticipates that it will be relieved of any further obligations to fund the operations of the Atlanta club, in exchange for its limited partnership interest in CCHA, Ltd. and forgiveness of the loans made to the limited partnership. The limited partnership interest and loans were written-off by the Company as of December 31, 1995.

     The Company is presently offering to issue 154,000 of its common stock to certain persons in exchange for 77,000 shares of common stock of Cowboys Concert Hall - Arlington, Inc. ("Cowboys") and warrants to purchase an additional 77,000 Cowboys shares as part of

                  WESTERN COUNTRY CLUBS, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996


6.   Contingent liabilities (continued)

     a settlement with Cowboys. As partial consideration for the settlement, Cowboys and Cowboys' president jointly and severally will execute and deliver to the Company a promissory note in the amount of $385,000 bearing interest at 8% per annum, and due in one year. There can be no assurance that the exchange offer or the settlement will occur.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Partners
In Cahoots, Limited Partnership


We have audited the accompanying balance sheet of In Cahoots, Limited Partnership as of December 31, 1994 and 1995, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of In Cahoots, Limited Partnership as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Denver, Colorado                                 CAUSEY DEMGEN & MOORE INC.
October 12, 1996

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                 BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                                     ASSETS

                                                 1994       1995
                                               --------   --------
Current assets:
    Cash                                       $ 42,972   $ 33,717
    Accounts receivable (Note 2):
        Credit cards                                605        609
        Other                                       270      6,514
        Related parties (Note 5)                 39,000     43,803
    Inventories (Note 2)                         38,682     31,587
    Prepaid expenses                             32,788      2,120
    Pre-opening expenses, net of accumulated
        amortization of $159,959 (1994) and
        $174,501 (1995)                          14,542       --
                                               --------   --------

        Total current assets                    168,859    118,350

Property and equipment, at cost (Note 2):
        Leasehold improvements                  168,464    174,939
        Parking lot improvements                 54,579     73,297
        Furniture, fixtures and equipment       260,463    262,963
                                               --------   --------

                                                483,506    511,199

    Less accumulated depreciation
        and amortization                         43,851     94,521
                                               --------   --------

      Net property and equipment                439,655    416,678
                                               --------   --------

                                               $608,514   $535,028
                                               ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                                 BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                       LIABILITIES AND PARTNERS' CAPITAL

                                                 1994       1995
                                               --------   --------
Current Liabilities:
    Accounts payable                           $ 43,468   $ 41,674
    Notes payable - related parties (Note 2)     50,000     50,000
    Current portion of long-term note
        payable (Note 2)                         48,514     75,425
    Note payable - bank (Note 2)                137,758     18,307
    Payroll and payroll taxes payable            19,218     16,548
    Sales and liquor taxes payable               22,837     16,216
    Accrued property taxes payable                7,993     36,471
    Accrued rent - related party (Note 3)         9,905     32,011
    Accrued interest payable                      4,967     12,089
                                               --------   --------

        Total current liabilities               344,660    298,741

Long-term debt (Note 2):
    Notes payable - related parties              10,000     10,000
    Note payable - bank, net of current
        portion                                 149,094     73,501
                                               --------   --------

        Total long-term debt                    159,094     83,501

Commitments (Note 3)

Partners' capital (Note 4):
    General partner                               1,048      1,528
    Limited partners                            103,712    151,258
                                               --------   --------

        Total partners' capital                 104,760    152,786
                                               --------   --------

                                               $608,514   $535,028
                                               ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                INCOME STATEMENT

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                         1994         1995
                                      ----------   ----------
Revenues:
    Beverage and food sales           $2,033,900   $1,616,741
    Admission fees                       718,712      735,881
    Other revenues                        59,164       67,133
                                      ----------   ----------

        Total revenues                 2,811,776    2,419,755

Costs and expenses:
    Cost of products and services        879,494      811,945
    Depreciation and amortization        203,810       65,212
    Interest                              43,460       46,002
    Management fees - related party
        (Note 5)                         152,376      127,005
    Rent - related party (Note 3)        164,052      157,011
    General and administrative
        expenses                       1,144,824    1,104,554
                                      ----------   ----------

        Total costs and expenses       2,588,016    2,311,729
                                      ----------   ----------

Net income                            $  223,760   $  108,026
                                      ==========   ==========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                         STATEMENT OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                 General      Limited
                                 partner      partners       Total
                                ---------    ---------    ---------
Balance at December 31, 1993    $      10    $     990    $   1,000

Net income for the year ended
    December 31, 1994               2,238      221,522      223,760

Distributions to partners
    (Note 4)                       (1,200)    (118,800)    (120,000)
                                ---------    ---------    ---------

Balance at December 31, 1994        1,048      103,712      104,760

Net income for the year
    ended December 31, 1995         1,080      106,946      108,026

Distributions to partners
    (Note 4)                         (600)     (59,400)     (60,000)
                                ---------    ---------    ---------

Balance at December 31, 1995    $   1,528    $ 151,258    $ 152,786
                                =========    =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP


                            STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                      1994         1995
                                                    ---------    ---------
Cash flows from operating activities:
Net income                                          $ 223,760    $ 108,026
    Adjustments to reconcile net income
        to net cash provided by operating
        activities:
            Depreciation and amortization             203,810       65,212
            Change in assets and liabilities:
               Decrease (increase)in accounts
                  receivable                            1,643       (6,248)
               Decrease (increase) in inventories     (38,682)       7,095
               Decrease (increase) in prepaid
                  expenses                            (32,788)      30,668
               Increase (decrease) in accounts
                  payable                              43,468       (1,794)
               Increase in accrued expenses            58,904       48,415
                                                    ---------    ---------

               Total adjustments                      236,355      143,348
                                                    ---------    ---------

        Net cash provided by operating
            activities                                460,115      251,374

Cash flows from investing activities:
    Acquisition of property and equipment            (456,539)     (27,693)
    Increase in pre-opening expenses                  (87,197)        --
    Increase in accounts receivable -
        related party                                 (21,371)      (4,803)
                                                    ---------    ---------

        Net cash used in investing activities        (565,107)     (32,496)

Cash flows from financing activities:
    Borrowings from related parties                   175,000        1,000
    Repayments of borrowings from related
        parties                                      (115,000)      (1,000)
    Borrowings from banks                             359,794         --
    Repayments of borrowings from banks              (191,178)    (168,133)
    Distributions to partners                        (120,000)     (60,000)
                                                    ---------    ---------

        Net cash provided by (used in)
            financing activities                      108,616     (228,133)
                                                    ---------    ---------

Increase (decrease) in cash                             3,624       (9,255)
Cash at beginning of period                            39,348       42,972
                                                    ---------    ---------

Cash at end of period                               $  42,972    $  33,717
                                                    =========    =========

Supplemental cash flow information:

    Cash paid for interest                          $  38,493    $  38,880
                                                    =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies

     Organization:

     The Partnership was organized in Kansas on June 15, 1992. The general partner is Entertainment Wichita, Inc., a Kansas corporation. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and bar supplies. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                                                                    Years
                                                                    -----
     Leasehold improvements                                           10
     Parking lot improvements                                         10
     Furniture, fixtures and equipment                                10

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995



1.   Summary of significant accounting policies (continued)

     depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

     Fair value of financial instruments:

     Cash, accounts receivable, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments. Long-term debt is carried in the financial statements in amounts which approximate fair value because interest rates have not changed significantly after the debt was incurred.

     Advertising costs:

     The Partnership expenses the costs of advertising as incurred.

     During the years ended December 31, 1994 and 1995, the Partnership incurred advertising costs of $112,805 and $85,408, respectively.

     Income taxes:

     No provision for income taxes has been provided for the Partnership since the partners report their distributive share of income or loss in their personal capacity.

     Concentration of credit risk:

     Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and temporary cash investments. The Partnership places its cash investments in highly rated financial institutions.

2.   Notes payable

     Short-term notes payable to bank consisted of the following at December 31, 1994 and 1995:

                                                                                1994       1995
                                                                              --------   --------
Note payable to bank, payable in monthly installments of $13,444, including interest at 1% over the bank's base rate with the final balance due on
  December 8, 1995, unsecured. As of December 31, 1995 this note was in de-
  fault but was paid in full during 1996                                      $137,758   $ 18,307
                                                                              ========   ========

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

2.   Notes Payable (continued)

     Notes payable - related parties consists of the following at December 31, 1994 and 1995:


                                                                                         1994         1995
                                                                                       ---------    ---------
     Notes payable - affiliates of limited partners, payable in monthly installments of $5,000, including interest at 10%, secured by the personal guarantee of the Company's president, these loans
        were in default at December 31, 1995                                           $  50,000    $  50,000
                                                                                       =========    =========

     Notes payable - limited partners, in the original principal amount of $50,000, payable on demand, including interest at 10%, unsecured, due date subsequently
        extended to July 28, 1997                                                      $  10,000    $  10,000
                                                                                       =========    =========

     Long-term note payable - bank consists of the following at December 31, 1994 and 1995:

                                                                                         1994         1995
                                                                                       ---------    ---------
     Note payable - bank, payable at the rate of $8,069 per month including interest at 18%, secured by accounts receivable
        inventory and furniture and equipment                                          $ 197,608    $ 148,926

     Less current maturities                                                             (48,514)     (75,425)
                                                                                       ---------    ---------

     Amount due after one year                                                         $ 149,094    $  73,501
                                                                                       =========    =========

     Maturities of long-term debt at December 31, 1995 are as follows for the years ended December 31:

             1996                                                                                   $  75,425
             1997                                                                                      83,501
                                                                                                    ---------

                                                                                                    $ 158,926
                                                                                                    =========

3.   Real estate leases

     On July 30, 1993, the Partnership entered into a building lease for club operations in Wichita, Kansas with a 20% limited partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments the Partnership is obligated to pay to the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate. For the year ended December 31, 1994 and 1995, the Partnership has incurred additional percentage rent expense of $9,011 and $12,052 respectively.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

3.   Real estate leases (continued)

     Rent expense for the years ended December 31, 1994 and 1995 amounted to $164,052 and $157,011, respectively, including percentage rent.

     The minimum annual commitments under the real estate lease for the years ended December 31, are as follows:

        1996                                                 $  150,000
        1997                                                    150,000
        1998                                                    150,000
        1999                                                    150,000
        2000                                                    150,000
        2001-2003                                               431,250
                                                             ----------
                                                             $1,181,250
                                                             ==========


4.   Capital contributions and distributions of the Partnership

     During 1993, the general partner contributed capital of $10 and the limited partners contributed capital of $990. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner. During the years ended December 31, 1994 and 1995, the Partnership distributed $120,000 and $60,000, respectively, to the partners.

5.   Related party transactions

     For the years ended December 31, 1994 and 1995, the Partnership paid management fees to a company owned by relatives of the president of the general partner amounting to $127,376 and $127,005, respectively, and an additional $25,000 fee during 1994 for assistance in opening the club. At December 31, 1994 and 1995, $24,000 and $28,803, respectively, had been advanced to this related company.

     During the year ended December 31, 1994, the Partnership provided training services valued at $15,000 to the 20% limited partner who leases the club to the Partnership. This amount has been reflected as a receivable at December 31, 1994 and 1995. This amount is expected to be repaid upon the payment by the Partnership of certain notes payable to companies related to the 20% limited partner.

6.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995



6.   Litigation (continued)

     the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                 BALANCE SHEET

                          SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                     ASSETS

                                                1995       1996
                                              --------   --------
Current assets:
    Cash                                      $ 43,305   $ 45,812
    Accounts receivable (Note 2):
        Credit cards                               197        531
        Other                                    1,477      6,297
        Related parties (Note 5)                40,790     39,000
    Inventories (Note 2)                        29,372     29,773
    Prepaid expenses                             4,027      6,633
    Pre-opening expenses, net of
        accumulated amortization of
        $174,501 (1995) and $174,501 (1996)       --         --
                                              --------   --------

        Total current assets                   119,168    128,046

Property and equipment, at cost (Note 2):
        Leasehold improvements                 174,939    176,536
        Parking lot improvements                72,673     73,297
        Furniture, fixtures and equipment      260,463    263,699
                                              --------   --------

                                               508,075    513,532

    Less accumulated depreciation
        and amortization                        81,759    132,884
                                              --------   --------

      Net property and equipment               426,316    380,648
                                              --------   --------

                                              $545,484   $508,694
                                              ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                 BALANCE SHEET

                          SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                       LIABILITIES AND PARTNERS' CAPITAL


                                              1995       1996
                                            --------   --------
Current Liabilities:
    Accounts payable                        $ 43,974   $ 48,629
    Notes payable - related parties
        (Note 2)                              50,000     50,000
    Current portion of long-term debt
        (Note 2)                              60,159     95,292
    Note payable - bank (Note 2)              49,469       --
    Payroll and payroll taxes payable          9,281      6,218
    Sales and liquor taxes payable            15,493     12,732
    Accrued property taxes payable            10,794     29,378
    Accrued rent - related party (Note 3)     32,010     17,000
    Accrued interest payable                  10,309     17,000
                                            --------   --------

        Total current liabilities            281,489    276,249

Long-term debt (Note 2):
    Notes payable - related parties           10,000       --
    Note payable - bank, net of current
        portion                              100,268     14,807
                                            --------   --------

        Total long-term debt                 110,268     14,807

Commitments (Note 3)

Partners' capital (Note 4):
    General partner                            1,538      2,177
    Limited partners                         152,189    215,461
                                            --------   --------

        Total partners' capital              153,727    217,638
                                            --------   --------

                                            $545,484   $508,694
                                            ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                INCOME STATEMENT

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                         1995         1996
                                      ----------   ----------
Revenues:
    Beverage and food sales           $1,276,176   $  957,951
    Admission fees                       578,511      456,636
    Other revenues                        54,590       35,934
                                      ----------   ----------

        Total revenues                 1,909,277    1,450,521

Costs and expenses:
    Cost of products and services        665,719      445,184
    Depreciation and amortization         52,450       38,363
    Interest                              38,653       25,681
    Management fees - related party
        (Note 5)                         101,483       73,685
    Rent - related party (Note 3)        119,511      112,500
    General and administrative
        expenses                         822,494      690,256
                                      ----------   ----------

        Total costs and expenses       1,800,310    1,385,669
                                      ----------   ----------

Net income                            $  108,967   $   64,852
                                      ==========   ==========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                         STATEMENT OF PARTNERS' CAPITAL

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                        General     Limited
                                        partner     partners       Total
                                       ---------    ---------    ---------
Balance at December 31, 1994           $   1,048    $ 103,712    $ 104,760

Net income for the nine months
    ended September 30, 1995               1,090      107,877      108,967

Distributions to partners
    (Note 4)                                (600)     (59,400)     (60,000)
                                       ---------    ---------    ---------

Balance at September 30, 1995              1,538      152,189      153,727

Net loss for the three months ended
    December 31, 1995                        (10)        (931)        (941)
                                       ---------    ---------    ---------

Balance at December 31, 1995               1,528      151,258      152,786

Net income for the nine months ended
    September 30, 1996                       649       64,203       64,852
                                       ---------    ---------    ---------

Balance at September 30, 1996          $   2,177    $ 215,461    $ 217,638
                                       =========    =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                            STATEMENT OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                                  1995         1996
                                                ---------    ---------
Cash flows from operating activities:
Net income                                      $ 108,967    $  64,852
    Adjustments to reconcile net income
        to net cash provided by operating
        activities:
            Depreciation and amortization          52,450       38,363
            Change in assets and liabilities:
               Decrease (increase)in accounts
                  receivable                         (799)         295
               Decrease in inventories              9,310        1,814
               Decrease (increase) in prepaid
                  expenses                         28,761       (4,513)
               Increase in accounts payable           506        6,955
               Increase (decrease) in accrued
                  expenses                         12,967      (31,007)
                                                ---------    ---------

               Total adjustments                  103,195       11,907
                                                ---------    ---------

        Net cash provided by operating
            activities                            212,162       76,759

Cash flows from investing activities:
    Acquisition of property and equipment         (24,569)      (2,333)
    Decrease (increase) in accounts
        receivable - related party                 (1,790)       4,803
                                                ---------    ---------

        Net cash provided by (used in)
            investing activities                  (26,359)       2,470

Cash flows from financing activities:
    Repayments of borrowings from banks          (125,470)     (67,134)
    Distributions to partners                     (60,000)        --
                                                ---------    ---------

        Net cash used in financing activities    (185,470)     (67,134)
                                                ---------    ---------

Increase in cash                                      333       12,095
Cash at beginning of period                        42,972       33,717
                                                ---------    ---------

Cash at end of period                           $  43,305    $  45,812
                                                =========    =========

Supplemental cash flow information:

    Cash paid for interest                      $  33,311    $  20,770
                                                =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


1.   Summary of significant accounting policies

     Organization:

     The Partnership was organized in Kansas on June 15, 1992. The general partner is Entertainment Wichita, Inc., a Kansas corporation. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Basis of presentation:

     The accompanying financial statements have been prepared by the Partnership, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1995 and 1996, and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and bar supplies. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                                                           Years
                                                           -----
                  Leasehold improvements                     10
                  Parking lot improvements                   10
                  Furniture, fixtures and equipment          10

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


1.   Summary of significant accounting policies (continued)

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

     Fair value of financial instruments:

     Cash, accounts receivable, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments. Long-term debt is carried in the financial statements in amounts which approximate fair value because interest rates have not changed significantly after the debt was incurred.

     Advertising costs:

     The Partnership expenses the costs of advertising as incurred.

     During the nine months ended September 30, 1995 and 1996, the Partnership incurred advertising costs of $59,215 and $111,411, respectively.

     Income taxes:

     No provision for income taxes has been provided for the Partnership since the partners report their distributive share of income or loss in their personal capacity.

     Concentration of credit risk:

     Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and temporary cash investments. The Partnership places its cash investments in highly rated financial institutions.

2.   Notes payable

     Short-term notes payable to bank consisted of the following at September 30, 1995 and 1996:

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996

2. Notes payable (continued)

                                                                                        1995         1996
                                                                                     ---------    ---------
   Note payable to bank, payable in monthly installments of $13,444, including interest at 1% over the bank's base rate with the final balance due on
      December 8, 1995, unsecured. As of December 31, 1995 this note was in de-
      fault but was paid in full during 1996                                         $  49,469    $    --
                                                                                     =========    =========

   Notes payable - related parties consists of the following at September 30, 1995 and 1996:

                                                                                        1995         1996
                                                                                     ---------    ---------
   Notes payable - affiliates of limited partners, payable in monthly installments of $5,000, including interest at 10%, secured by the personal guarantee of the Company's president, these loans
      were in default at September 30, 1996                                          $  50,000    $  50,000
                                                                                     =========    =========

   Notes payable - limited partners, in the original principal amount of $50,000, payable on demand, including interest at 10%, unsecured, due date subsequently
      extended to July 28, 1997                                                      $  10,000    $  10,000
                                                                                     =========    =========

   Long-term note payable - bank consists of the following at September 30, 1995 and 1996:

                                                                                       1995         1996
                                                                                     ---------    ---------
   Note payable - bank, payable at the rate of $8,069 per month including interest at 18%, secured by accounts receivable
      inventory and furniture and equipment                                          $ 160,427    $ 100,099

   Less current maturities                                                             (60,159)     (85,292)
                                                                                     ---------    ---------

   Amount due after one year                                                         $ 100,268    $  14,807
                                                                                     =========    =========

   Maturities of long-term debt at September 30, 1996 are as follows for the twelve month periods ended September 30:

           1997                                                                                   $  95,292
           1998                                                                                      14,807
                                                                                                  ---------
                                                                                                  $ 110,099

3.   Real estate leases

     On July 30, 1993, the Partnership entered into a building lease for club operations in Wichita, Kansas with a 20% Limited Partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments the Partnership is obligated to pay to

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996

3.   Real estate leases (continued)

     the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate. For the nine months ended September 30, 1995 and 1996, the Partnership has incurred additional percentage rent expense of $6,711 and $0, respectively.

     Rent expense for the nine months ended September 30, 1995 and 1996 amounted to $119,511 and $112,500, respectively, including percentage rent.

     The minimum annual commitments under the real estate lease for the twelve month periods ended September 30, are as follows:

          1997                                                 $  150,000
          1998                                                    150,000
          1999                                                    150,000
          2000                                                    150,000
          2001                                                    150,000
          2002-2004                                               318,750
                                                               ----------
                                                               $1,068,750

4.   Capital contributions and distributions of the Partnership

     During 1993, the general partner contributed capital of $10 and the limited partners contributed capital of $990. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner. During the nine months ended September 30, 1995 and 1996 the Partnership distributed $60,000 and $0, respectively, to the partners.

5.   Related party transactions

     For the nine months ended September 30, 1995 and 1996, the Partnership paid management fees to a company owned by relatives of the general partner amounting to $101,483 and $73,685, respectively. At September 30, 1995 and 1996, $25,790 and $24,000, respectively, had been advanced to this related company.

     During the year ended December 31, 1994, the Partnership provided training services valued at $15,000 to the 20% limited partner who leases the club to the Partnership. This amount has been reflected as a receivable at September 30, 1995 and 1996. This amount is expected to be repaid upon the payment by the Partnership of certain notes payable to companies related to the 20% limited partner.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


6.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Shareholders
Entertainment Wichita, Inc.


We have audited the accompanying balance sheet of Entertainment Wichita, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entertainment Wichita, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Denver, Colorado                               CAUSEY DEMGEN & MOORE INC.
December 4, 1996

                          ENTERTAINMENT WICHITA, INC.



                                 BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                                     ASSETS

                                                1994        1995
                                              --------    --------
Current asset:
    Cash                                      $     30    $    224

Investment in limited partnership
    (Note 2)                                     1,048       1,528
                                              --------    --------

                                              $  1,078    $  1,752
                                              ========    ========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                          $     10    $     10
    Income taxes payable                           406         142
                                              --------    --------

        Total current liabilities                  416         152

Stockholders' equity (Note 3):
    Common stock, $1 par value;
        50,000 shares authorized,
        3,200 shares issued and
        outstanding                              3,200       3,200
    Additional paid-in capital                   1,800       1,800
    Less notes receivable from stockholders     (4,500)       --
    Retained earnings (deficit)                    162      (3,400)
                                              --------    --------

        Total stockholders' equity                 662       1,600
                                              --------    --------

                                              $  1,078    $  1,752
                                              ========    ========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                            STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                        1994       1995
                                      --------   --------

Equity in earnings of limited
    partnership (Note 2)              $  2,238   $  1,080

General and administrative expenses      1,170      4,500
                                      --------   --------

Income (loss) before income taxes        1,068     (3,420)

Provision for income taxes                 406        142
                                      --------   --------

Net income (loss)                     $    662   $ (3,562)
                                      ========   ========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                       STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                Common Stock         Additional     Notes         Retained
                                           -----------------------     paid-in    receivable      earnings
                                             Shares       Amount       capital    stockholders   (deficit)
                                           ----------   ----------   ----------  ------------    ----------
Balance at December 31, 1994                    3,200   $    3,200   $    1,800   $   (4,500)   $     --

Net income for the year
    ended December 31, 1994                      --           --           --           --             662

Distributions made to
  stockholders                                   --           --           --           --            (500)
                                           ----------   ----------   ----------   ----------    ----------

Balance at December 31, 1994                    3,200        3,200        1,800       (4,500)          162

Cancellation of notes receivable
    for services performed                       --           --           --          4,500          --

Net loss for the year ended
    ended December 31, 1995                      --           --           --           --          (3,562)
                                           ----------   ----------   ----------   ----------    ----------

Balance at December 31, 1995                    3,200   $    3,200   $    1,800   $     --      $   (3,400)
                                           ==========   ==========   ==========   ==========    ==========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.

                            STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                 1994        1995
                                                --------    --------
Cash flows from operating activities:
Net income (loss)                               $    662    $ (3,562)
Adjustments to reconcile net income
        (loss) to net cash used in operating
        activities:
            Cancellation of notes receivable
               for services performed               --         4,500
            Equity in earnings of limited
               partnership                        (2,238)     (1,080)
            Change in assets and liabilities:
               Increase in accounts payable           10        --
               Increase (decrease) in accrued
                  expenses                           406        (264)
                                                --------    --------

               Total adjustments                  (1,822)      3,156
                                                --------    --------

        Net cash used in operating
            activities                            (1,160)       (406)

Cash flows from investing activities:
    Investment in limited partnership                (10)       --
    Distributions received from limited
        partnership                                1,200         600
                                                --------    --------

        Net cash provided by investing
            activities                             1,190         600

Cash flows from financing activities:
    Proceeds from sale of common stock               500        --
    Distributions to stockholders                   (500)       --
                                                --------    --------

        Net cash provided by (used in)
            financing activities                    --          --
                                                --------    --------

Increase in cash                                      30         194
Cash at beginning of period                         --            30
                                                --------    --------

Cash at end of period                           $     30    $    224
                                                ========    ========

Supplemental cash flow information:

    Cash paid for income taxes                  $   --      $    406
                                                ========    ========

                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies

     Organization:

     The Company was incorporated in Kansas on July 27, 1992. The Company is the General Partner of In Cahoots, Limited Partnership. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Fair value of financial instruments:

     Cash, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

2.   Investment of In Cahoots, Limited Partnership

     During 1994, the Company, as general partner, contributed capital of $10 and the limited partners contributed capital of $990 to In Cahoots, Limited Partnership. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner.

                          ENTERTAINMENT WICHITA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

2.   Investment of In Cahoots, Limited Partnership (continued)


     During the years ended December 31, 1994 and 1995, the Partnership distributed $1,200 and $600, respectively, to the general partner.

3.   Subsequent events

     Effective October 1, 1996, the Company's board of directors approved a 16 for 25 reverse stock split. All shares in the accompanying financial statements have been adjusted to reflect the split.

     Effective October 1, 1996, the Company issued 36,800 shares of its common stock and assumed notes payable with an aggregate principal balance owed of $150,000 in exchange for an additional 79% interest in the Partnership. This transaction will be recorded as a reverse acquisition of the Company by the Partnership using purchase accounting and the acquisition of minority interests resulting in goodwill of $62,945 to be recognized.

     On December 16, 1996, 100% of the Company's common stock was acquired in a merger transaction by Western Country Clubs, Inc. (Western) in exchange for 400,000 shares of common stock of Western. This transaction will be accounted for as a transaction between companies under common control and as such all assets and liabilities of the Company will be carried over at historic cost.

4.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

                         ENTERTAINMENT WICHITA, INC.



                                 BALANCE SHEET

                          SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                     ASSETS

                                                           1995       1996
                                                          -------    -------
Current asset:
    Cash                                                  $   224    $   224

Investment in limited partnership                           1,538      2,177
                                                          -------    -------

                                                          $ 1,762    $ 2,401
                                                          =======    =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                      $    10    $    10
    Income taxes payable                                      164        239
                                                          -------    -------

        Total current liabilities                             174        249

Stockholders' equity:
    Common stock, $1 par value;
        50,000 shares authorized,
        3,200 shares issued and
        outstanding                                         3,200      3,200
    Additional paid-in capital                              1,800      1,800
    Less notes receivable from stockholders                (4,500)      --
    Retained earnings (deficit)                             1,088     (2,848)
                                                          -------    -------

        Total stockholders' equity                          1,588      2,152
                                                          -------    -------

                                                          $ 1,762    $ 2,401
                                                          =======    =======


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                                INCOME STATEMENT

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                                  1995       1996
                                                --------   --------

Equity in earnings of limited
    partnership                                 $  1,090   $    649

General and administrative expenses                 --         --
                                                --------   --------

Income before income taxes                         1,090        649

Provision for income taxes                           164         97
                                                --------   --------

Net income                                      $    926   $    552
                                                ========   ========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                       STATEMENT OF STOCKHOLDERS' EQUITY

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                           Common Stock        Additional      Notes        Retained
                                      -----------------------    paid-in     receivable     earnings
                                        Shares       Amount      capital    stockholders    (deficit)
                                      ----------   ----------   ----------  ------------   ----------
Balance at December 31, 1994               3,200   $    3,200   $    1,800   $   (4,500)   $      162

Net income for the nine months
    ended September 30, 1995                --           --           --           --             926
                                      ----------   ----------   ----------   ----------    ----------

Balance at September 30, 1995              3,200        3,200        1,800       (4,500)        1,088

Cancellation of notes receivable
    for services performed                  --           --           --          4,500          --

Net income for the three months
    ended December 31, 1995                 --           --           --           --          (4,488)
                                      ----------   ----------   ----------   ----------    ----------

Balance at December 31, 1995               3,200        3,200        1,800         --          (3,400)

Net income for the nine months
    ended September 30, 1996                --           --           --           --             552
                                      ----------   ----------   ----------   ----------    ----------

Balance at September 30, 1996              3,200   $    3,200   $    1,800   $     --      $   (2,848)
                                      ==========   ==========   ==========   ==========    ==========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                            STATEMENT OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                                  1995         1996
                                                ---------    ---------
Cash flows from operating activities:
Net income                                      $     926    $     552
    Adjustments to reconcile net income
        to net cash used in operating
        activities:
            Equity in earnings of limited
               partnership                         (1,090)        (649)
            Change in assets and liabilities:
               Increase (decrease) in accrued
                  expenses                           (242)          97
                                                ---------    ---------

               Total adjustments                   (1,332)        (552)
                                                ---------    ---------

        Net cash used in operating
            activities                               (406)        --

Cash flows from investing activities:
    Distributions received from limited
        partnership                                   600         --
                                                ---------    ---------

        Net cash provided by investing
            activities                                600         --
                                                ---------    ---------

Increase in cash                                      194         --
Cash at beginning of period                            30          224
                                                ---------    ---------

Cash at end of period                           $     224    $     224
                                                =========    =========

Supplemental cash flow information:

    Cash paid for income taxes                  $     406    $    --
                                                =========    =========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


1.   Summary of significant accounting policies

     Organization:

     The Company was incorporated in Kansas on July 27, 1992. The Company is the General Partner of In Cahoots, Limited Partnership. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Basis of presentation:

     The accompanying financial statements have been prepared by the Company, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1995 and 1996, and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Fair value of financial instruments:

     Cash, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial

                          ENTERTAINMENT WICHITA, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996




1.   Summary of significant accounting policies (continued)

     Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

2.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

[GROSS COLLINS CRESS, P.C. LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT


To Western Country Clubs, Inc.


     We have audited the accompanying balance sheets of

                            CRYSTAL CHANDELIER, INC.

as of December 31, 1993 and 1994, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crystal Chandelier, Inc. as of December 31, 1993 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced a significant operating loss for the past fiscal year. As described in Note (8), this condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




               /s/ GROSS, COLLINS, & CRESS, P.C.


November 20, 1996

                            CRYSTAL CHANDELIER, INC.

                                BALANCE  SHEETS

       DECEMBER 31, 1993 AND 1994 (AUDITED) AND JUNE 28, 1995 (UNAUDITED)



                                                                                        December 31,  December 31,   June 28,
                                                                                           1993          1994          1995
                                                                                        -----------   -----------   -----------
                                                                                                                    (Unaudited)
                                                             ASSETS
CURRENT ASSETS
 Cash                                                                                   $      --     $        85   $     1,879
 Accounts receivable
   Credit cards                                                                              19,454         8,639          --
   Employees                                                                                   --           2,227          --
 Inventories                                                                                 58,224        19,558        21,391
                                                                                        -----------   -----------   -----------
     TOTAL CURRENT ASSETS                                                                    77,678        30,509        23,270

PROPERTY AND EQUIPMENT, at cost,
 less accumulated depreciation (Note 2)                                                   1,266,805     1,105,065     1,000,167

OTHER ASSETS                                                                                 19,425         1,859         4,184
                                                                                        -----------   -----------   -----------

     TOTAL ASSETS                                                                       $ 1,363,908   $ 1,137,433   $ 1,027,621
                                                                                        ===========   ===========   ===========


                                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Bank overdraft                                                                         $    16,259   $      --     $      --
 Accounts payable                                                                           233,661       457,077       497,862
 Notes and loan payable, related parties (Note 3)                                            84,795       193,421       437,688
 Current portion of notes payable (Note 4)                                                  115,609       171,638       141,915
 Payroll and payroll taxes payable                                                           57,767        71,849        39,828
 Excise and sales tax payable                                                                22,768        20,824         7,637
 Other accrued expenses                                                                      25,388        50,082        21,839
                                                                                        -----------   -----------   -----------
     TOTAL CURRENT LIABILITIES                                                              556,247       964,891     1,146,769


NOTES PAYABLE, less current portion (Note 4)                                                 88,923          --            --
                                                                                        -----------   -----------   -----------

     TOTAL LIABILITIES                                                                      645,170       964,891     1,146,769

COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)

STOCKHOLDERS' EQUITY (DEFICIT)                                                              718,738       172,542      (119,148)
                                                                                        -----------   -----------   -----------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                                                             $ 1,363,908   $ 1,137,433   $ 1,027,621
                                                                                        ===========   ===========   ===========




  THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                               THESE STATEMENTS.

                            CRYSTAL CHANDELIER, INC.

                            STATEMENTS OF OPERATIONS

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
        AND SIX MONTHS ENDED JUNE 30, 1994 AND JUNE 28, 1995 (UNAUDITED)



                                                             Years Ended                Six Months Ended
                                                     ---------------------------   --------------------------
                                                     December 31,   December 31,    June 30,       June 28,
                                                        1993           1994           1994           1995
                                                     -----------    -----------    -----------    -----------
                                                                                   (Unaudited)     (Unaudited)
REVENUES
 Beverage and food sales                             $ 2,389,055    $ 2,237,341    $ 1,178,052    $   779,863
 Admission fees                                        1,142,350      1,298,590        623,684        453,212
 Other revenue                                            24,920         60,834         27,671         48,319
                                                     -----------    -----------    -----------    -----------

   TOTAL REVENUES                                      3,556,325      3,596,765      1,829,407      1,281,394
                                                     -----------    -----------    -----------    -----------


COSTS AND EXPENSES
 Cost of products and services                         1,532,237      1,491,621        744,081        446,591
 Depreciation                                            163,237        240,001        119,038        105,792
 Amortization of property and organizational costs        65,618         17,566         17,390            189
 Interest                                                 20,273         30,618         11,069         12,539
 General and administrative expenses                   1,827,722      2,271,644      1,122,762      1,007,973
 Theft loss                                                 --           91,511         91,511           --
                                                     -----------    -----------    -----------    -----------
   TOTAL COSTS AND EXPENSES                            3,609,087      4,142,961      2,105,851      1,573,084
                                                     -----------    -----------    -----------    -----------

   NET LOSS                                          $   (52,762)   $  (546,196)   $  (276,444)   $  (291,690)
                                                     ===========    ===========    ===========    ===========


Loss per share                                       $    (65.95)   $   (682.75)   $   (345.56)   $   (364.61)
                                                     ===========    ===========    ===========    ===========





  THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                               THESE STATEMENTS.

                            CRYSTAL CHANDELIER, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
                 AND SIX MONTHS ENDED JUNE 28, 1995 (UNAUDITED)


                                         Common Stock(1)     Additional  Retained       Total
                                        ------------------    Paid-In    Earnings   Stockholders'
                                        Shares     Amount     Capital    (Deficit)     Equity
                                       -------   ---------   ---------   ---------    ---------
Issuance of stock, net of
  syndication costs                        800   $       8   $ 771,492   $ 771,500    $    --

Net loss                                  --          --          --       (52,762)     (52,762)
                                       -------   ---------   ---------   ---------    ---------


Balance, December 31, 1993                 800           8     771,492     (52,762)     718,738

Net loss                                  --          --          --      (546,196)    (546,196)
                                       -------   ---------   ---------   ---------    ---------


Balance, December 31, 1994                 800           8     771,492    (598,958)     172,542

Net loss (unaudited)                      --          --          --      (291,690)    (291,690)
                                       -------   ---------   ---------   ---------    ---------


Balance, June 28, 1995 (unaudited)         800   $       8   $ 771,492   $(890,648)   $(119,148)
                                       =======   =========   =========   =========    =========






(1) $.01 par value, 1,000 shares authorized, 800 shares issued and outstanding.





  THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                               THESE STATEMENTS.

                            CRYSTAL CHANDELIER, INC.

                            STATEMENTS OF CASH FLOWS

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
        AND SIX MONTHS ENDED JUNE 30, 1994 AND JUNE 28, 1995 (UNAUDITED)



                                                                     Years Ended               Six Months Ended
                                                             ---------------------------   --------------------------
                                                             December 31,   December 31,    June 30,       June 28,
                                                                 1993          1994           1994           1995
                                                             -----------    -----------    -----------    -----------
                                                                                           (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                 $   (52,762)   $  (546,196)   $  (276,444)   $  (291,690)
    Adjustments to reconcile net loss to net cash
      provided (used) by operating activities
        Depreciation and amortization                            228,855        257,567        136,428        105,981
        Changes in assets and liabilities
          Decrease (increase) in accounts receivable             (19,454)         8,588          9,081         10,866
          Decrease (increase) in inventories                     (58,224)        38,666         26,950         (1,833)
          Increase (decrease) in bank overdraft                   16,259        (16,259)       (16,259)          --
          Increase in accounts payable                           233,661        223,416         84,547         40,785
          Increase (decrease) in accrued expenses                105,923         36,832        110,517        (73,450)
                                                             -----------    -----------    -----------    -----------

            NET CASH PROVIDED (USED) BY
               OPERATING ACTIVITIES                              454,258          2,614         74,820       (209,341)
                                                             -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property and equipment                     (1,430,042)       (78,261)       (42,417)          (893)
    Increase in preopening cost and organizational expense       (85,043)          --             --             --
    Other assets                                                    --             --             --           (2,516)
                                                             -----------    -----------    -----------    -----------
            NET CASH USED BY
               INVESTING ACTIVITIES                           (1,515,085)       (78,261)       (42,417)        (3,409)
                                                             -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings from related parties                               91,362        134,956           --          254,267
    Repayments of borrowings from related parties                 (6,567)       (26,330)       (26,330)       (10,000)
    Borrowings from notes payable                                250,100         25,457         53,950           --
    Repayments of notes payable                                  (45,568)       (58,351)       (33,484)       (29,723)
    Proceeds from sale of common stock                           800,000           --             --             --
    Syndication costs                                            (28,500)          --             --             --
                                                             -----------    -----------    -----------    -----------

            NET CASH PROVIDED (USED) BY
               FINANCING ACTIVITIES                            1,060,827         75,732         (5,864)       214,544
                                                             -----------    -----------    -----------    -----------

NET INCREASE IN CASH                                                --               85         26,539          1,794

CASH AT BEGINNING OF PERIOD                                         --             --             --               85
                                                             -----------    -----------    -----------    -----------

CASH AT END OF PERIOD                                        $      --      $        85    $    26,539    $     1,879
                                                             ===========    ===========    ===========    ===========


SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest                                     $    17,036    $    23,197    $     7,671    $    18,001
                                                             ===========    ===========    ===========    ===========






  THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF
                               THESE STATEMENTS.

                            CRYSTAL CHANDELIER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
        AND SIX MONTHS ENDED JUNE 30, 1994 AND JUNE 28, 1995 (UNAUDITED)



(1)    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                     Crystal Chandelier, Inc. (the "Company"), was organized in the State of Georgia on September 22, 1992. The Company's operations have consisted primarily of owning and operating a country-western theme nightclub in the area of Atlanta, Georgia.

                     Cash and cash equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three (3) months or less to be cash equivalents.

                     Depreciation and amortization - Property and equipment are stated at cost. Depreciation is provided using the double-declining and straight-line methods over the assets' estimated useful lives as follows: leasehold improvements, 10 years; furniture and fixtures, 7 years; and equipment, 5-7 years.

                     Interim financial statements - The balance sheet as of June 28, 1995, and the related statements of operations, stockholders' equity and cash flows for the six-month periods ended June 30, 1994 and June 28, 1995 are unaudited. However, in the opinion of management, these interim financial statements include all adjustments (consisting of only normal recurring adjustments) which are necessary for the fair presentation of the results for the interim periods presented. The results of operations for the unaudited six-month period ended June 28, 1995, are not necessarily indicative of the results which may be expected for the entire 1995 fiscal year.

                     Income taxes - No provision for income taxes has been provided since the Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income.

                     Inventories - Inventories consist of liquor, wine, and beer. Inventories are stated at the lower of cost (first-in, first-out method) or market.

                     Preopening costs - Start up costs are capitalized and amortized over a twelve-month period beginning when the Club opened.

                     Repairs and maintenance - Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

                     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate outcomes could differ from those estimates.

                            CRYSTAL CHANDELIER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
        AND SIX MONTHS ENDED JUNE 30, 1994 AND JUNE 28, 1995 (UNAUDITED)



(2)    PROPERTY AND EQUIPMENT

                             December 31,   December 31,     June 28,
                                1993           1994           1995
                             -----------    -----------    -----------
                                                           (Unaudited)
Cost
   Machinery and equipment   $   375,828    $   422,598    $   423,491
   Furniture                      40,903         41,273         41,273
   Signs                           6,584          7,716          7,716
   Leasehold improvements      1,006,727      1,036,716      1,036,716
                             -----------    -----------    -----------

                               1,430,042      1,508,303      1,509,196
Accumulated depreciation        (163,237)      (403,238)      (509,029)
                             -----------    -----------    -----------

     Total                   $ 1,266,805    $ 1,105,065    $ 1,000,167
                             ===========    ===========    ===========


                     The depreciation policies followed by the Company are described in Note (1). The aggregate depreciation charged to operations is $163,237 in 1993 and $240,001 in 1994. The property and equipment secure a note payable (Note 4). The leasehold improvements are also subject to a claim for lien.

(3)    NOTES AND LOAN PAYABLE, RELATED PARTIES

                     Notes and loan payable, related parties consist of the following at December 31, 1993 and 1994, and June 28, 1995:

                                                 December 31, December 31, June 28,
                                                    1993         1994       1995
                                                  --------     --------   --------
                                                                        (Unaudited)
   Note payable, club manager, due on October
11, 1995, including interest at 6% per annum,
convertible into common stock at the rate of
one share for each $1,000 of principal            $ 26,330     $114,956     $165,170

   Notes payable, stockholder/director, payable
on demand with interest at prime plus .5%           58,465       58,465       58,465

   Loan payable, stockholder/director, payable
on demand with interest at 8.75% per annum            --         20,000       20,000

   Note payable, stockholder/director, payable
on demand with interest at 9% per annum
Unsecured                                             --           --         90,000

   Notes payable, stockholders, payable during
July 1996, including interest at 9% per annum         --           --        104,053
                                                  --------     --------     --------


     Total notes payable, related parties         $ 84,795     $193,421     $437,688
                                                  ========     ========     ========


                            CRYSTAL CHANDELIER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
        AND SIX MONTHS ENDED JUNE 30, 1994 AND JUNE 28, 1995 (UNAUDITED)



(4)    NOTES PAYABLE

       Notes payable consist of the following at December 31, 1993 and 1994, and June 28, 1995:

                                                     December 31, December 31,  June 28,
                                                       1993          1994         1995
                                                      ---------    ---------    ---------
                                                                                (Unaudited)
   Note payable, Cousins Property, payable in
monthly installments of $4,000, including principal
and interest at 10.25% per annum with final payment
due December 1, 1995                                  $    --      $  25,457    $  25,457

   Note payable, bank, payable in monthly
installments of $9,266, including principal plus
interest at 8% per annum with the final payment due
October 25, 1995.  Secured by substantially all
assets of the Company and guaranteed by a
stockholder                                             204,532      146,181      116,458
                                                      ---------    ---------    ---------

     Total notes payable                                204,532      171,638      141,915
   Less current maturities                             (115,609)    (171,638)    (141,915)
                                                      ---------    ---------    ---------

     Noncurrent portion                               $  88,923    $    --      $    --
                                                      =========    =========    =========


                     The Company failed to make all principal payments when due and therefore the notes were in default at December 31, 1994, and June 28, 1995.

(5)    RELATED PARTY TRANSACTIONS

                     The Company retains the services of a law firm in which a principal is a stockholder in the Company. Amounts paid for legal fees for the years ended December 31, 1993 and 1994, were $26,916 and $112,824, respectively. The Company has borrowed funds from various stockholders (Note 3). In addition, a major stockholder has personally guaranteed the note payable, bank (Note 4).

(6)    OPERATING LEASE

                     On November 1, 1992, the Company entered into a ten-year building lease for club operations, which was amended on June 23, 1994. The lease provides for additional rent when gross sales of the Company exceed a specified level and contains two five-year renewal options. Rent expense was $128,289 and $131,044 for the years ended December 31, 1993 and 1994, respectively.

      The minimum annual commitments under the real estate lease are as follows:

Year ending December 31,        Amount
------------------------      ----------
      1995                    $  127,522
      1996                       141,634
      1997                       141,634
      1998                       141,634
      1999                       142,917
Thereafter                       471,087
                              ----------

   Total                      $1,166,428
                              ==========

                            CRYSTAL CHANDELIER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1993 AND 1994 (AUDITED)
        AND SIX MONTHS ENDED JUNE 30, 1994 AND JUNE 28, 1995 (UNAUDITED)



(7)    LITIGATION

                     The Company is involved in various claims, disputes with third parties, and pending actions involving personal injuries.

                     Two suits have been brought for alleged personal injuries sustained during altercations at the club. Initially, both claims were covered under the Company's insurance policy, however, the insurer has withdrawn coverage extension on one claim due to an exclusion in the policy. The Company has contested this decision and currently, a coverage decision is under review. The plaintiffs in the two cases have claimed damages of $3,000,000 and $10,000,000, respectively. It is the opinion of management that the outcomes will favor the Company, however, potential claims could total within the range of $20,000 to $100,000 even if the insurance company extends coverage.

(8)    GOING CONCERN

                     As presented in the accompanying financial statements, the Company incurred losses of $546,196 and $291,690 for the year ended December 31, 1994 and the six months ended June 28, 1995, respectively. The Company had negative working capital of $934,382 and $1,123,499 at December 31, 1994 and June 28, 1995, respectively. The Company also experienced difficulty obtaining sufficient credit from its bank and its suppliers during these periods. It was in default of two notes payable on December 31, 1994 and June 28, 1995.

                     The ability of the Company to continue as a going concern is dependent on the continuation of financing and the ability of management to return the Company's operations to profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                     As discussed in Note (9), the Company sold substantially all its assets on June 29, 1995.

(9)    SUBSEQUENT EVENTS

                     On June 29, 1995, the Company sold substantially all of its assets to Cowboys Concert Hall/Atlanta, Ltd. The total purchase price for the assets of the company was $1,650,000 payable $425,000 at closing plus a promissory note in the principal amount of $1,225,000, bearing interest at 8% per annum, due December 29, 1999. Payments of principal plus accrued interest are to commence on the earlier of January 1, 1996, or the attainment of specified levels of revenues and net income.

                     On September 16, 1996, Cowboys Concert Hall/Atlanta, Ltd. filed a petition for relief under Chapter 11 of the Federal Bankruptcy laws in the United States Bankruptcy Court for the Northern District of Georgia.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A. The Colorado Business Corporation Act (the "Act") allows indemnification of directors, officers, employees and agents of the Company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the Company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the Board of Directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses. In addition, the Company's By-Laws provide that the Company shall have the power to indemnify its officers, directors, employees and agents to the extent permitted by the Act.

       Specifically, the Act provides as follows:

       "7-109-102.  AUTHORITY TO INDEMNIFY DIRECTORS

              (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                     (a) The person conducted himself or herself in good faith; and

                     (b)    The person reasonably believed:

                            (I)    In the case of conduct in an official
       capacity with the corporation, that his or her conduct was in the corporation's best interests; and

                            (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

                     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

              (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph
       (II) of paragraph (b) of subsection (1) of this section.   A director's
       conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

              (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

              (4) A corporation may not indemnify a director under this section:

                     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                     (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

              (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

       7-109-103.  MANDATORY INDEMNIFICATION OF DIRECTORS

              Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

       7-109-105  COURT-ORDERED INDEMNIFICATION OF DIRECTORS

              (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                     (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                     (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

       7-109-106.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF
                   DIRECTORS

              (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

              (2) The determinations required by subsection (1) of this section shall be made:

                     (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                     (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

              (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1)of this section shall be made:

                     (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                     (b)    By the shareholders.

              (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

       7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
                   AGENTS

              (1) Unless otherwise provided in the articles of incorporation:

                     (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                     (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

                     (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

       7-109-109.  LIMITATION OF INDEMNIFICATION OF DIRECTORS

              (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

              (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

       7-109-108.  INSURANCE

              A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

       7-109-110.  NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR

              If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action."

B. Article VI of the Registrant's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of distributions to shareholders to the extent that any such actions are illegal under the Act; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the Act.

C. The Underwriting Agreement between the Registrant and the Underwriters provides that the Underwriters will indemnify and hold harmless the Registrant, the directors of the Registrant, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) to which it may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Registrant by the Underwriters or any participating dealer for use in the preparation of the Registration Statement or in any Blue Sky Application.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

Registration and filing fee ................................   $  4,237
NASD filing fee ............................................      1,071
Printing ...................................................     40,000*
Accounting fees and expenses ...............................     65,000*
Legal fees and expenses ....................................     75,000*
Blue Sky fees and filing fees ..............................     15,000*
Transfer and Warrant Agent fees ............................      5,000*
Miscellaneous ..............................................     24,692*
                                                               --------
Total ......................................................   $230,000
                                                               ========

--------
*    Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

       During the past three years, the Registrant has issued its securities to the following persons for the cash or other consideration indicated in transactions that were not registered under the 1933 Act.

A. In February, 1994, the Company sold 116,666 shares of its Common Stock to the following persons for the consideration indicated:

 Name                                             No. of Shares    Consideration
 ----                                             -------------    -------------
 Van Baal Investment                                        5,000   $     15,000
 John Titello                                               4,333   $     13,000
 Merrill Roberts                                            3,000   $      9,000
 Kim E. Hensley                                            20,000   $     60,000
 Jerome Wilensky                                            5,000   $     15,000
 Ronn Reidel                                                3,000   $      9,000
 Roxie G. Malara                                            1,667   $      5,000
 Richard B. Cutforth                                       15,000   $     45,000
 Col. Henry Graham                                          7,500   $     22,500
 Ray Orman                                                 16,666   $     50,000
 Dennis W. Hartley, IRA                                    10,000   $     30,000
 Joel Fennern                                               3,000   $      9,000
 Sylvia S. Hensley                                          3,000   $      9,000
 Shelia E. Crawford                                         3,500   $     10,500
 Charles R. Harrison                                        6,000   $     18,000
 T-Group, Inc.                                             10,000   $     30,000
                                                     ------------   ------------
                                                          116,666   $    350,000
                                                     ============   ============

       The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. No brokers or dealers received compensation in connection with the sale of these shares.

B. In February, 1994, the Company issued promissory notes in the aggregate amount of $250,000 to two persons. The notes bear interest at the rate of 10% per annum and are demand notes. As further consideration for making the loans, the Company granted options to purchase an aggregate of 17,000 shares to the lenders, exercisable over a five year period, at $2.50 per share. The following sets forth the name and amount loaned by each lender:

       Name                        Amount of Loan
       ----                        --------------
       Michael J. Skurich          $100,000
       Michele Freedman            $150,000

       The Company claims the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

C. In February, 1994, the Company issued 25,000 shares to Merrill E. Roberts as partial consideration for the exercise of an option to purchase 19% of his limited partnership interest in WCC I, Ltd. The Company claims the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

D. In October, 1994, effective September 30, 1994, the Company issued 232,264 shares to limited partners of Western Country Club I, Ltd. ("WCC I, Ltd.") and Western Country Club III, Ltd. ("WCC III, Ltd.") pursuant to an offer to limited partners to exchange interests in WCC I, Ltd. for stock or cash and to purchase all of the assets of WCC III, Ltd., as follows:


                                   Shares received             Shares received
                                for Limited Partnership    for Limited Partnership
                                    Interests in                Interests In
Name                                 WCC I, Ltd.                WCC III, Ltd.
----                                 -----------                -------------
Van Baal Investments, Ltd                                            19,429
Heimy, Ltd                                                            6,476
Robert Spencer                                                        9,714
Margaret Spencer                                                      9,714
Ray Orman                               25,600                       19,429
John Titello                            16,000                       16,190
Looking Ahead, Inc.                                                  16,190
James Woods                              3,200                        6,476
Merrill Roberts                                                       9,714
Eric Peterson                            3,200                        6,476

Michael Ocello                                               1,619
Kevin Titello                              6,400             1,619
Melvin Jennings                                              3,238
Vali Lowrie                               16,000            12,952
ABDT Joint Venture                                           9,714
Harold Gorden                              3,200             6,476
Syliva Hensley                                               3,238
                                         -------           -------
                    Totals                73,600           158,664
                                         =======           =======

The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. No brokers or dealers received compensation in connection with the sale of these shares.

E. On March 15, 1995, the Company authorized the issuance of 15,000 shares to Michelle James for public relations services rendered. The Company claims the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

F. In June, 1996, the Company conducted a private placement of Common Stock at a price of $2.50 per share as follows:

Name                                              No. of Shares  Consideration
----                                              -------------  -------------
Richard B. Cutforth                                    8,200        $20,500
John M. Black                                         10,000         25,000
Joel O. Palmer                                        10,000         25,000
Sedco, Inc.                                           10,000         25,000
Stephen Douglas Sato                                   8,000         20,000
Howard J. Manetti                                     20,000         50,000
Joel Fennern                                           7,000         17,500
Kim E. Hensley                                        14,000         35,000
William Pallack                                        8,000         20,000
                                                      ------       --------
                                                      95,200       $238,000
                                                      ======       ========

The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. No broker/dealers were involved in the sale and no commissions were paid. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. "Stop transfer" instructions were placed against the transfer of these certificates by the Company's transfer agent.

G. In July 1996, the Company granted options to acquire 145,000 shares to a consultant to the Company. The options are exercisable at $3.50 per share for three years. The Company also granted the consultant 45,000 shares of Common Stock in exchange for the return to the Company of options to purchase 240,000 shares at $2.50 per share. The Company claims the exemption provided by
Section 4(2) of the 1944 Act for these transactions as the recipient has been a consultant to the Company since 1993, and therefore has access to the type of information a registration would provide and the ability to evalutate such information. No broker/dealers were involved in the sale and no commissions were paid.

H. In September, 1996, the Company offered certain holders of Cowboys Concert Hall Arlington, Inc. ("Cowboys") common stock the opportunity to exchange their shares of Cowboys common stock for shares of the Company on the basis of one share of the Company's Common Stock for each Cowboy's share held and one share of the Company's Common Stock for each Cowboy's warrant held. These individuals had participated in a private placement conducted by Cowboys in Fall, 1995 to raise funds for Cowboys to pay its expenses in connection with a proposed merger between Cowboys and the Company which did not occur. These shares were issued in February, 1997.


Name                                    Number of shares       Number of Cowboys       Number of Shares
----                                    ----------------       -----------------       ----------------
                                           of Cowboys               Warrants              of Western
                                           ----------               --------              ----------
Van Baal Investments                          10,000                 10,000                 20,000

John T. Titello                               10,000                 10,000                 20,000

Henry R. Graham                                4,000                  4,000                  8,000

H. N. C. Associates                            2,000                  2,000                  4,000

H. Samuel Greenwalt ITR                        5,000                  5,000                 10,000
Bear Stearns Sec Corp. Cust

Acrodyme Profit Sharing Trust                  5,000                  5,000                 10,000

Robert J. Richmeier, Jr                        2,000                  2,000                  4,000

Lorence M. Colbert                             2,000                  2,000                  4,000

Shelley B. Don                                 4,400                  4,400                  8,800

Richard A. Baker                               2,000                  2,000                  4,000

Gregory A. Walda                               5,000                  5,000                 10,000

Steven Feldman                                 2,000                  2,000                  4,000

Lear 171 Inc.                                  4,000                  4,000                  8,000
                                          ----------             ----------             ----------
TOTAL                                         57,400                 57,400                114,800
                                          ==========             ==========             ==========


I. In December, 1996, the Company acquired an 80% interest in InCahoots Limited Partnership for 400,000 shares of Common Stock through a merger transaction with Entertainment Wichita, Inc. ("EWI"), a Kansas corporation. As a result, EWI is now a Kansas corporation, and is 80% owned by the Company.
EWI is the general partner and an 80% owner of InCahoots, a country-western theme nightclub located in Wichita, Kansas. EWI is owned 62.625% by Shane Investments, L.C., a corporation which is solely owned and controlled by Joe Robert Love, Jr., the adult son of Joe R. Love, a Director of the Company. The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the 400,000 shares. No broker/dealers were involved in the sale and no commissions were paid. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. "Stop transfer" instructions were placed against the transfer of these certificates by the Company's transfer agent.

ITEM 27.  EXHIBITS AND FINANCIAL SCHEDULES

          The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

 Exhibit
 Number                           Description
-------                           -----------
1.1  Form of Underwriting Agreement

3.1  Articles of Incorporation, dated December 20, 1989.(1)

3.2  Amendment to Articles of Incorporation, dated November 30, 1993(1)

3.3  Bylaws of Western Country Clubs, Inc.(1)

3.4  Amendment to Articles of Incorporation, dated February  , 1996 -- (9)

4.1  Form of Representative's Purchase Option

4.2  Form of Series A Common Stock Purchase Warrant Certificate

4.3  Form of Representative's Warrants to Purchase Common Stock

5.0  Opinion of Brenman Bromberg & Tenenbaum, P.C.(9)

9.0 Voting Trust Agreement, dated as of September 20, 1996, between Red River Concepts, Inc. and Troy H. Lowrie(7)

10.1 Lease Agreement, dated August 26, 1993, between Wal-Mart Stores, Inc. and Western Country Clubs, Inc.(1)

10.2 License Agreement, dated January 20, 1993, between Western Country Clubs, Inc. and Western Country Club I, Ltd.(1)

10.3 Option for Limited Partnership Interest, dated September 23, 1993, between Western Country Clubs, Inc. and Merrill E. Roberts.(1)

10.4  Stock Option Agreement, dated December 16, 1993.(1)

10.5 Lease with Option to Purchase, dated December 26, 1993, between and among Edward L. and Barbara L. Benshoof and Western Country Clubs, Inc.(1)

10.6 Agreement to Purchase and Sale of Business and Assets, with exhibits, dated November 1, 1994(2)

10.7 Bill of Sale, dated November 1, 1994, transferring Arizona Bar Liquor License No. 06100208 to Western(2)

10.8 Amendment to Covenant Not to Compete, undated, between Western and Clarence O. Bond, Jack E. McMurrough and Ada L. Bond

10.9 Agreement and Plan of Merger, dated October 10, 1995, between Western Country Clubs, Inc., Western Newco, Inc. and Cowboys Concert Hall - Arlington, Inc. (6)

10.10 Lease with Option to Purchase, dated October 14, 1992, between Expo Bowl, Inc. and Texas of Indy, Inc.(1)

10.11 Guaranty of Lease with Option to Purchase, dated October 14, 1992, by Troy H. Lowrie.(1)

10.12 First Amendment to Lease with Option to Purchase dated January 20, 1993, between Expo Bowl, Inc. and Texas of Indy, Inc.(1)

10.13 Warranty Deed, dated February 28, 1993, in the name of Western Country Club I, Ltd.(1)

10.14 State of Indiana, Certificate of Trade Mark Registration, dated August 18, 1993, in the name of Texas of Indy, Inc. for "A Little Bit of Texas" and Design.(1)

10.15 Lease, dated April 2, 1993, between Texas of Indy, Inc. and Great Western Boot Company.(1)

10.16 Operating Agreement, dated March 17, 1993, between Texas of Indy, Inc. and Taco Bell Corp.(1)

10.17 Option Agreement, dated January 20, 1993, between and among Western Country Club I, Ltd., Troy H. Lowrie and Merrill Roberts.(1)

10.18 Amended Limited Partnership Agreement of Western Country Club I, Ltd.(1)

10.19 Consulting Agreement, dated January 20, 1993, between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.20 Security Agreement, dated March 18, 1993 between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.21 Option to Purchase Assets, dated January 20, 1993, between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.22 Promissory Note, dated January 31, 1994, from Western Country Club I, Ltd. to Expo Bowl, Inc. in the amount of $150,000.(1)

10.23 Guaranty, dated January 31, 1994, of Promissory Note to Expo Bowl, Inc. by Troy H. Lowrie.(1)

10.24 Promissory Note, dated January 31,1994, from Western Country Club I, Ltd. to Dulaney National Bank.(1)

10.25 Articles of Incorporation, WCWW Acquisition Corporation, dated January 20, 1995.(4)

10.26 Interim Permit, dated February 9, 1995, from the Arizona Department of Liquor Licenses and Control for the Wild Wild West nightclub.(5)

10.27 Stock Purchase Agreement, dated September 21, 1996, between and among Troy H. Lowrie, Western Country Clubs, Inc. and Red River Concepts, Inc.(7)

10.28 Lease Agreement, dated July 30, 1993, by and between Boots, Inc. and In Cahoots Limited Partnership.

10.29 Agreement and Plan of Merger, dated December 16, 1996, by and between Western Country Clubs, Inc., Entertainment Wichita, Inc. and WCCI Acquisition Corp.(8)

10.30 Warrant Agreement, dated __________, 1997, between Western Country Clubs, Inc. and American Securities Transfer & Trust, Inc.

11    Statement re: computation of per share earnings

21   Subsidiaries of the Registrant

23.1 Consent of Causey Demgen & Moore, Inc.

23.2 Consent of Brenman Key & Bromberg, P.C. (included in Exhibit 5.0)

23.3 Consent of Gross, Collins & Cress, P.C.

27.1 Financial Data Schedule

----------------

(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form SB-2, No. 33-72942.

(2) Incorporated by reference from Western's Current Report on Form 8-K, dated November 1, 1994, attached as Exhibits 10.1 and 10.2 thereto.

(3) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 21 thereto.

(4) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 28.16 thereto.

(5) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 28.17 thereto.

(6) Incorporated by reference from Western's Current Report on Form 8-K, dated October 19, 1995, attached as Exhibit 10.1.

(7) Incorporated by reference from Western's Current Report on Form 8-K, dated October 10, 1996, attached as Exhibit 9.

(8) Incorporated by reference from Western's Current Report on Form 8-K, dated December 16, 1996, attached as Exhibit 2.

(9)    To be filed by Amendment.


(b) Financial statement schedules have been omitted because they are not required or the information is included in the financial statements and notes thereto.

Item 28.  Undertakings

The undersigned Registrant will:

       (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       The undersigned Registrant will provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on February 10, 1997.


                                         WESTERN COUNTRY CLUBS, INC.



                                         By: /s/ James E. Blacketer
                                             ---------------------------------
                                                 James E. Blacketer, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


Signatures                                 Title                   Date
----------                                 -----                   ----

/s/ James E. Blacketer          President, Principal         February 10, 1997
------------------------------  Executive Officer and
James E. Blacketer              Director


/s/ Ted W. Strickland           Principal Financial          February 10, 1997
------------------------------  Officer, Treasurer and
Ted W. Strickland               Director


/s/ Joe R. Love                 Director                     February 10, 1997
------------------------------
Joe R. Love

                                EXHIBIT INDEX

 Exhibit
 Number                           Description
-------                           -----------
1.1  Form of Underwriting Agreement

3.1  Articles of Incorporation, dated December 20, 1989.(1)

3.2  Amendment to Articles of Incorporation, dated November 30, 1993(1)

3.3  Bylaws of Western Country Clubs, Inc.(1)

3.4  Amendment to Articles of Incorporation, dated February  , 1996 -- (9)

4.1  Form of Representative's Purchase Option

4.2  Form of Series A Common Stock Purchase Warrant Certificate

4.3  Form of Representative's Warrants to Purchase Common Stock

5.0  Opinion of Brenman Bromberg & Tenenbaum, P.C.(9)

9.0 Voting Trust Agreement, dated as of September 20, 1996, between Red River Concepts, Inc. and Troy H. Lowrie(7)

10.1 Lease Agreement, dated August 26, 1993, between Wal-Mart Stores, Inc. and Western Country Clubs, Inc.(1)

10.2 License Agreement, dated January 20, 1993, between Western Country Clubs, Inc. and Western Country Club I, Ltd.(1)

10.3 Option for Limited Partnership Interest, dated September 23, 1993, between Western Country Clubs, Inc. and Merrill E. Roberts.(1)

10.4  Stock Option Agreement, dated December 16, 1993.(1)

10.5 Lease with Option to Purchase, dated December 26, 1993, between and among Edward L. and Barbara L. Benshoof and Western Country Clubs, Inc.(1)

10.6 Agreement to Purchase and Sale of Business and Assets, with exhibits, dated November 1, 1994(2)

10.7 Bill of Sale, dated November 1, 1994, transferring Arizona Bar Liquor License No. 06100208 to Western(2)

10.8 Amendment to Covenant Not to Compete, undated, between Western and Clarence O. Bond, Jack E. McMurrough and Ada L. Bond

10.9 Agreement and Plan of Merger, dated October 10, 1995, between Western Country Clubs, Inc., Western Newco, Inc. and Cowboys Concert Hall - Arlington, Inc. (6)

10.10 Lease with Option to Purchase, dated October 14, 1992, between Expo Bowl, Inc. and Texas of Indy, Inc.(1)

10.11 Guaranty of Lease with Option to Purchase, dated October 14, 1992, by Troy H. Lowrie.(1)

10.12 First Amendment to Lease with Option to Purchase dated January 20, 1993, between Expo Bowl, Inc. and Texas of Indy, Inc.(1)

10.13 Warranty Deed, dated February 28, 1993, in the name of Western Country Club I, Ltd.(1)

10.14 State of Indiana, Certificate of Trade Mark Registration, dated August 18, 1993, in the name of Texas of Indy, Inc. for "A Little Bit of Texas" and Design.(1)

10.15 Lease, dated April 2, 1993, between Texas of Indy, Inc. and Great Western Boot Company.(1)

10.16 Operating Agreement, dated March 17, 1993, between Texas of Indy, Inc. and Taco Bell Corp.(1)

10.17 Option Agreement, dated January 20, 1993, between and among Western Country Club I, Ltd., Troy H. Lowrie and Merrill Roberts.(1)

10.18 Amended Limited Partnership Agreement of Western Country Club I, Ltd.(1)

10.19 Consulting Agreement, dated January 20, 1993, between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.20 Security Agreement, dated March 18, 1993 between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.21 Option to Purchase Assets, dated January 20, 1993, between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.22 Promissory Note, dated January 31, 1994, from Western Country Club I, Ltd. to Expo Bowl, Inc. in the amount of $150,000.(1)

10.23 Guaranty, dated January 31, 1994, of Promissory Note to Expo Bowl, Inc. by Troy H. Lowrie.(1)

10.24 Promissory Note, dated January 31,1994, from Western Country Club I, Ltd. to Dulaney National Bank.(1)

10.25 Articles of Incorporation, WCWW Acquisition Corporation, dated January 20, 1995.(4)

10.26 Interim Permit, dated February 9, 1995, from the Arizona Department of Liquor Licenses and Control for the Wild Wild West nightclub.(5)

10.27 Stock Purchase Agreement, dated September 21, 1996, between and among Troy H. Lowrie, Western Country Clubs, Inc. and Red River Concepts, Inc.(7)

10.28 Lease Agreement, dated July 30, 1993, by and between Boots, Inc. and In Cahoots Limited Partnership.

10.29 Agreement and Plan of Merger, dated December 16, 1996, by and between Western Country Clubs, Inc., Entertainment Wichita, Inc. and WCCI Acquisition Corp.(8)

10.30 Warrant Agreement, dated __________, 1997, between Western Country Clubs, Inc. and American Securities Transfer & Trust, Inc.

11    Statement re: computation of per share earnings

21   Subsidiaries of the Registrant

23.1 Consent of Causey Demgen & Moore, Inc.

23.2 Consent of Brenman Key & Bromberg, P.C. (included in Exhibit 5.0)

23.3 Consent of Gross, Collins & Cress, P.C.

27.1 Financial Data Schedule

----------------

(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form SB-2, No. 33-72942.

(2) Incorporated by reference from Western's Current Report on Form 8-K, dated November 1, 1994, attached as Exhibits 10.1 and 10.2 thereto.

(3) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 21 thereto.

(4) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 28.16 thereto.

(5) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 28.17 thereto.

(6) Incorporated by reference from Western's Current Report on Form 8-K, dated October 19, 1995, attached as Exhibit 10.1.

(7) Incorporated by reference from Western's Current Report on Form 8-K, dated October 10, 1996, attached as Exhibit 9.

(8) Incorporated by reference from Western's Current Report on Form 8-K, dated December 16, 1996, attached as Exhibit 2.

(9)    To be filed by Amendment.